UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Nielsen Holdings plc

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NIELSEN HOLDINGS PLC

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

May 25, 2021 | 9:00 a.m. EST

Copyright © 2021 The Nielsen Company (US), LLC

(incorporated and registered in England and Wales with registered no. 09422989)

Registered Office:

Nielsen House

John Smith Drive

Oxford

Oxfordshire

OX4 2WB

United Kingdom

April 12, 2021

Dear Shareholders,

On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the Annual General Meeting of Shareholders of Nielsen Holdings plc (the “Company” or “Nielsen”) to be held at 9:00 a.m. (Eastern Time) on Tuesday, May 25, 2021 (the “Annual Meeting”). You may attend online at www.virtualshareholdermeeting.com/NLSN2021AM or, to attend in person, please come to 75 Second Avenue, #330 Needham, MA 02494.

2020 was a year marked by unprecedented challenge – for Nielsen, our employees, our clients and virtually every market we serve due to the global COVID-19 pandemic. However, it was also a year marked by tremendous progress, strong execution and resilience, demonstrated by Nielsen employees and our business model. We entered 2021 with strong momentum and I am extremely proud of all that we accomplished in 2020.

As the COVID-19 virus spread globally in March 2020, our top priority was the safety and wellness of our global workforce, their families and our clients. We acted quickly to reinvent the important work we do in our field organization and our call centers while also ensuring continuity of critical business processes. This enabled us to provide our clients with the essential data and analytics they needed during a time of unprecedented disruption.

We swiftly took temporary cost actions to mitigate the impact of COVID-related revenue pressures, and we drove permanent structural efficiencies through our optimization plan announced in July 2020. This included rationalizing the product portfolio with a focus on essential, higher-margin, syndicated businesses. In parallel, we simplified the underlying technology and data science around two unique global platforms, one for audience and one for content, which will drive faster and bolder innovation and allow us to better take advantage of the rapid media ecosystem evolution that has only accelerated over the past year.

Throughout 2020, we strengthened our leadership team, bringing on new world-class talent across finance, human resources, strategy, marketing, product and Diversity, Equity & Inclusion, building on the valuable expertise of our Nielsen veterans. Importantly, we diversified our executive committee, which is now 50% female, and three out of nine leaders are ethnically diverse. The gender and ethnic diversity of the leadership team helps us make better decisions and it sets the stage for more equity and inclusion at every level of Nielsen.

In November 2020, we announced the sale of our Global Connect business to affiliates of Advent International for approximately $2.7 billion, and we closed on this transaction on March 5th, 2021. This was a transformative transaction, enabling a singular focus for Nielsen as the must-have data and analytics provider for the entire media ecosystem. We have aligned our business around three essential solutions: Audience Measurement, Audience Outcomes and Gracenote Content Services, and we are innovating to drive new growth globally from new solutions across all of our end markets. At the same time, we are undergoing a cultural transformation, shifting to a growth-driven mindset.

2021 PROXY STATEMENT LTR1

Today, we are truly a New Nielsen. We have a compelling financial model and we are well-positioned to deliver enhanced value for our clients and for our shareholders. At our December 2020 Investor Day, we laid out our medium term targets through 2023, which include accelerating organic revenue growth to mid-single-digits, margin expansion of 150 basis points and free cash flow of above $800 million. The strong foundation that we built in 2019 and 2020 gives us confidence in our growth plan and in our ability to execute.

In accordance with the UK Companies Act 2006, the formal notice of the Annual Meeting is set out on the pages following the “Summary of Proxy Statement Information” and, for the purposes of the UK Companies Act 2006, the full text of each of the resolutions to be proposed at the Annual Meeting is set out in Annex G of this proxy statement. Our proxy materials are first being distributed or made available to shareholders on or about April 12, 2021.

It is a privilege to be leading Nielsen as we enter this exciting next chapter and I thank you for your continued support.

Sincerely,

David Kenny

Chief Executive Officer

2021 PROXY STATEMENT LTR2

LETTER FROM OUR CHAIRPERSON TO OUR SHAREHOLDERS

Dear Shareholders,

On behalf of the Board, I am pleased to invite you to our Company’s 2021 Annual Meeting. We are grateful for your continued confidence in Nielsen; it is our privilege to serve and represent your interests on the Board.

2020 was a pivotal year for Nielsen’s continued transformation, and despite the unprecedented challenges the Company faced due to the COVID-19 pandemic, our management team and Nielsen associates performed at a high level. It’s my pleasure to summarize highlights from the Board’s activities over the last year.

Oversight of Responses to the COVID-19 Pandemic

Over the last year, the Board oversaw management’s COVID-19 response strategy, which focused on actions to prioritize the health and well-being of our colleagues and the communities in which we operate. Although the vast majority of our office-based employees have been working remotely since March 2020, our employee engagement is high, due to a number of initiatives management put in place to keep our employees connected and motivated. The Board is proud of Nielsen’s employees and how they have responded to the pandemic. At the same time, the Board worked with management to ensure the stability of Nielsen’s operations and financial position. We worked to innovate and maintain the integrity of our data by using new remote and digital methods for data collection while field work was closed, and took swift action on costs.

Oversight of Strategy and Sale of Global Connect Business

Since the Board’s determination to move forward with the separation of the Global Connect business, we have focused intently on ensuring that the separation resulted in maximum value for shareholders. In November 2020, the Board concluded that the sale of Connect to affiliates of Advent International would deliver substantial value sooner than anticipated with the planned spin-off and create certainty for all stakeholders. We closed on this transaction in March 2021. Additionally, the proceeds from the sale allowed Nielsen to significantly reduce debt, which provides greater financial flexibility to execute the Company’s growth strategy and expand its role in the global media marketplace.

Board Refreshment and Board Committee Structure

Amid the sale of Connect, the Board has been focused on ensuring our composition and structure continues to reflect our evolving business and strategy. We were pleased to welcome three new directors to the Board in 2020 and one new director in 2019. They contribute significant experience and expertise in the media industry, which aligns with our go-forward structure. We also have one new director nominee who we believe adds financial and global expertise to the Board as well as diversity of opinions. Three of our current directors will not stand for re-election this year. On behalf of the Company, we extend our thanks for their service and stewardship.

In recognition of the growing importance of broad human capital management topics and the Board’s role in overseeing these related initiatives, we recently modified the Compensation Committee charter to formalize the Committee’s expanded mandate to oversee initiatives related to diversity, equity and inclusion and human capital management, which we recognize are critical to our future success. The Committee has been renamed the Compensation and Talent Committee.

In May 2020 the Board established a new Board Committee – the Finance Committee, to formalize oversight for Nielsen’s strategic and operational plans and for Nielsen’s capital allocation strategy. The Finance Committee also played a key role in oversight of the sale of our Connect business.

Shareholder Engagement

On behalf of the full Board, I want to thank you, our shareholders, for speaking with us over the last year to share your thoughts on what Nielsen is doing well and where we can continue to improve. We remain committed to this transparency and to demonstrating our accountability. In early 2021, I was pleased to speak directly with investors representing approximately 30% of our shares outstanding at the time of our conversations.

2021 PROXY STATEMENT LTR3

In particular, I appreciated hearing your perspectives on executive compensation and your thoughts on appropriately compensating executives in a challenging year. The Board and Compensation and Talent Committee thoughtfully deliberated on this topic when evaluating our executives’ performance for 2020. They ultimately determined that, despite challenging macro conditions and the complexity of our specific operating environment given the planned separation and then sale of Global Connect, Nielsen’s leadership team led very strong performance across the company. The Compensation Discussion & Analysis section of this proxy statement contains the details of our executive compensation decisions, which we believe reflect the Board’s continued commitment to pay-for-performance and aligning executives’ incentives with actions that will create value for shareholders.

I look forward to continuing this dialogue with you going forward.

On behalf of the Board of Directors, thank you for your continued support of Nielsen.

James A. Attwood, Jr.

Chairperson, Board of Directors

2021 PROXY STATEMENT LTR4

This summary highlights certain information contained elsewhere in this proxy statement. You should read the complete proxy statement and annexes before voting.

2020 PERFORMANCE HIGHLIGHTS

We are dedicated to driving shareholder value by posting solid operating performance. The Company’s long-term business performance and progress against strategic initiatives form the context in which pay decisions are made. In 2020, we delivered solid results, which reflect strong execution and the resilience of Nielsen’s business model during the global COVID-19 pandemic.

During 2020:

•	We acted swiftly to keep our global workforce safe and healthy, ensure continuity of critical business processes and mitigate the impact of the COVID-19 pandemic.

•

We announced the sale of our Global Connect business to affiliates of Advent International Corporation for $2.7 billion in cash, subject to adjustments based on closing levels of cash, indebtedness, debt-like items and working capital, and a warrant to purchase equity interests in the new company owning Global Connect.

•	We aligned our product roadmap around two unique platforms for audience and for content.

•	We redesigned our products, our business platform, and our operating model, positioning Nielsen to better deliver the solutions our clients need in the rapidly changing global media ecosystem.

•	We aligned around three essential solutions that are designed to drive growth by leveraging a single media platform across a global digital-first footprint.

•	We announced the planned launch of Nielsen ONE, our cross-media solution, which is a major milestone for Nielsen and the media industry.

•	We strengthened our leadership team, bringing on new talent across finance, human resources, strategy, marketing, product and Diversity, Equity & Inclusion.

Further information about our 2020 performance can be found on pages 32-33.

COMPENSATION HIGHLIGHTS

•	Our executive compensation program is designed to incentivize and reward our leadership team for delivering sustained financial performance and long-term shareholder value.

•

A significant portion of named executive officer (“NEO”) compensation is at risk, dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price.

•	Nielsen’s executive compensation philosophy includes a stated emphasis on variable, at-risk compensation. Nielsen’s performance in 2020 was reflected in the following pay outcomes:

➤

The Compensation and Talent Committee used quantitative and qualitative assessment to determine that the Company had strong overall performance despite the broad challenges Nielsen faced in 2020, and accordingly the Committee approved funding for the Annual Incentive Plan (“AIP”) at 93% of target funding. This Committee used its discretionary authority provided under the plan to arrive at this funding. Further information on how AIP payouts were determined can be found on pages 38-42.

2021 PROXY STATEMENT SUMM1

SUMMARY OF PROXY STATEMENT INFORMATION

➤	The performance for 2018 Long Term Performance Plan (“LTPP”) which matured on December 31, 2020 was evaluated at 0%.

➤

The Compensation and Talent Committee approved ending performance for the 2019-2021 LTPP cycle at the end of 2020 due to the sale of the Global Connect business. Performance for this plan was evaluated at 37.5%. The PRSUs will vest at the end of 2021 as per the original vesting schedule.

➤

The 2020 – 2022 LTPP plan was set with one-year performance targets. Performance for this plan was evaluated at 25%. The PRSUs will vest at the end of 2022 for the 2020 plan as per the original three year vesting schedule.

➤

In March 2021, the Compensation and Talent Committee approved a special cash award equivalent to 0.5X the AIP target for three NEOs (Ms. Zukauckas, Mr. Callard and Ms. Lovett) in recognition of their contributions to the successful sale of Nielsen’s Global Connect business, leading the business through the impact of the COVID-19 pandemic and the global restructuring of both the Media and Connect businesses.

•	Looking to 2021:

➤	We replaced total revenue metrics in both our annual incentive and long-term incentive plans with organic revenue.

➤	We increased the weighting of the free cash flow metric in our annual incentive plan from 30% to 35%.

➤

We replaced the adjusted earnings per share metric in the long term incentive plan with free cash flow /EBITDA conversion. We believe this updated metric better aligns with shareholder views that free cash flow is a key metric.

Further information about our compensation can be found on pages 31-71.

SAY ON PAY, SHAREHOLDER ENGAGEMENT AND FEEDBACK

We actively seek feedback from our shareholders and other stakeholders throughout the year. In 2020 and 2021, we met with shareholders representing approximately 50% of our outstanding shares to discuss executive compensation, corporate governance and related matters. In order to establish a direct line of communication between shareholders and our Board, our Chairperson, Mr. James Attwood, actively participated in certain of these meetings with shareholders representing approximately 30% of our outstanding shares. The Compensation and Talent Committee considered shareholder input on free cash flow and the use of discretion to determine annual incentive payout in its compensation decisions and the Nomination and Corporate Governance Committee considered shareholder input in its nomination decisions.

2021 PROXY STATEMENT SUMM2

SUMMARY OF PROXY STATEMENT INFORMATION

BOARD HIGHLIGHTS

Following the election and re-election of the Board nominees at our Annual Meeting, the Board will have the following characteristics:

BOARD EXPERTISE AND SKILLS

Our directors are keenly focused on building a board that supports Nielsen’s strategic goals and evolving business priorities. In that regard, in addition to the areas of experience set forth below, the qualities that are of paramount importance for our director nominees include: a proven record of success and business judgment, innovative and strategic thinking, a commitment to corporate responsibility, appreciation of multiple cultures and perspectives, and adequate time to devote to their responsibilities. Since 2019, we have added four new directors with significant media expertise.

CEO Experience (Active or Retired)	Outside Public Company Board Experience	Financial Leadership	Governance	Marketing

Media	Consumer Insights	Technology & Digital	Global and Emerging Markets Experience	Technology and Digital Experience

2021 PROXY STATEMENT SUMM3

SUMMARY OF PROXY STATEMENT INFORMATION

GOVERNANCE HIGHLIGHTS

Director Independence • 9 out of 10 of our director nominees are independent • All Board committees are fully independent

Board Accountability

•   All directors are elected annually

•   Annual board and committee self-assessments (conducted by an outside, independent advisor in 2019 and internally in 2020)

•   Shareholders representing at least 5% of our share capital have the right to require the directors to call a special meeting at which the shareholders may propose to vote on the removal and/or appointment of directors

•   Simple majority vote standard for uncontested director elections

Board Leadership • Independent Chairperson • Lead Independent Director to be elected if Chairperson is also the CEO or is a director who does not otherwise qualify as “independent”

Board Refreshment

•   Ongoing Board succession planning

•   Average tenure of director nominees is 4 years

•   3 new independent directors elected since 2019

•   2 new independent directors nominated for election

Board Oversight

•   Ongoing focus on strategic matters, including through standalone strategy sessions

•   Active leadership of the Company’s separation of Global Media and Global Connect, including the spin-off and sale process

•   Robust oversight of risk management

•   Active engagement in human capital management and CEO succession planning

•   Regular executive sessions without management present

Director Engagement

•   Board held 10 meetings in 2020 with all directors attending at least 90% of Board meetings

•   Committees held 34 meetings in 2020 with all directors attending at least 90% of applicable meetings

•   Governance guidelines restrict the number of other board memberships

•   In connection with the nomination process, directors’ other responsibilities/obligations are considered

Director Share Ownership

•   Five times their annual cash fees (with a transition period for new directors)

•   Directors may not hedge or pledge their common stock

•   All equity currently granted as director compensation must be held for the director’s entire tenure on the Board

Director Access

•  Board Chairperson actively engages with shareholders and solicits different shareholder viewpoints

•  Directors may contact any employee directly and receive access to any aspect of the business or activities undertaken or proposed by management

•  Board and its committees may engage independent advisors in their sole discretion

•  Shareholders may contact any of the committee chairpersons and the independent directors as a group

2021 PROXY STATEMENT SUMM4

SUMMARY OF PROXY STATEMENT INFORMATION

NOMINEES FOR BOARD OF DIRECTORS

James A. Attwood, Jr.	Thomas H. Castro	Guerrino De Luca	Karen M. Hoguet
Age: 62 Director since: 2006	Age: 66 Director since: 2020	Age: 68 Director since: 2017	Age: 64 Director since: 2010
Managing Director, The Carlyle Group Independent Board Chairperson Committees: Finance (Chairperson) Nomination and Corporate Governance	President and Chief Executive Officer of El Dorado Capital Committees: Audit Nomination and Corporate Governance	Former Chairman of the Board and Chief Executive Officer of Logitech International S.A. Committees: Audit Compensation and Talent	Former Chief Financial Officer of Macy’s, Inc. Committees: Audit (Chairperson) Finance
David Kenny	Janice Marinelli Mazza	Jonathan F. Miller	Stephanie Plaines
Age: 59 Director since: 2018	Age: 63 Director since: 2020	Age: 64 Director since: 2020	Age: 54 Director since: N/A
Chief Executive Officer, Nielsen Holdings plc Committees: None	Former President Global Content Sales and Distribution, Direct-to-Consumer and International of The Walt Disney Company Committees: Compensation and Talent Nomination and Corporate Governance	Chief Executive Officer, Integrated Media Co. Committees: Finance	Former Chief Financial Officer of Jones Lange LaSalle Incorporated (“JLL”)
Nancy Tellem	Lauren Zalaznick
Age: 68 Director since: 2019	Age: 58 Director since: 2016
Executive Chairman and Chief Media Officer of JBF Interlude 2009 Ltd. (“Eko”) Committees: Compensation and Talent Finance	Former Executive Vice President of NBCUniversal Media, LLC Committees: Nomination and Corporate Governance (Chairperson) Compensation and Talent

2021 PROXY STATEMENT SUMM5

NIELSEN HOLDINGS PLC

NOTICE OF THE 2021 ANNUAL MEETING

WHEN: May 25, 2021 at 9:00 a.m. (Eastern Time)

WHERE: Online via live webcast at www.virtualshareholdermeeting.com/NLSN2021AM or in person at 75 Second Avenue, #330, Needham, MA 02494.

Check-in in person will begin at 8:30 a.m. (Eastern Time) and check-in online will begin at 8:45 a.m. (Eastern Time), and you should allow ample time for check-in procedures. Whether you attend the meeting online or in person, you will be able to ask questions and vote during the meeting.

RECORD DATE: March 29, 2021

ITEMS OF BUSINESS:

At the Annual Meeting, you will be asked to consider and vote on the resolutions set forth under Proposals 1 to 11 in the “Proposals to be Voted Upon” section below as well as such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Explanations of the proposed resolutions together with the relevant information for each resolution are given on pages 1 to 79 and Annexes A, B, C, D, E and F of this proxy statement. For the purposes of English law, the full text of each resolution is set out in Annex G to this proxy statement.

The Company’s UK annual reports and accounts for the year ended December 31, 2020, which consist of the UK statutory accounts, the UK statutory directors’ report, the UK statutory directors’ compensation report, the UK statutory strategic report and the UK statutory auditor’s report (the “UK Annual Report and Accounts”), has been made available to shareholders. There will be an opportunity at the Annual Meeting for shareholders to ask questions or make comments on the UK Annual Report and Accounts and the other proxy materials.

For additional information about our Annual Meeting, shareholders’ rights, proxy voting and access to proxy materials, see the “General Information and Frequently Asked Questions About the Annual Meeting” section on pages 90 to 95 of this proxy statement.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning the proxy card (if you received one) prior to the meeting or by attending the Annual Meeting and voting online or in person.

COVID-19 Pandemic:

The Annual Meeting is an important event in the Company’s corporate calendar and provides an opportunity to engage with shareholders and for shareholders to pass the necessary resolutions for the conduct of the business and affairs of the Company. In light of the COVID-19 pandemic and public health concerns, the Board is closely monitoring developments and if it becomes necessary or appropriate to make changes to the proposed format of the Annual Meeting, we will inform shareholders as soon as we can. You are encouraged to monitor the Company’s website for further information. Although we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state and local governments may impose, we are not permitted to hold a virtual-only annual meeting of shareholders under current UK law.

2021 PROXY STATEMENT NOT1

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

The health and well being of our colleagues, shareholders and the communities in which we operate is a priority for us. However, we are also committed to ensuring that shareholders can exercise their right to vote and ask questions at the upcoming Annual Meeting. In particular, your attention is drawn to the proxy voting methods set out on page NOT3-NOT4 and the ability to vote by internet, telephone or mail and to ask questions online during the Annual Meeting, which ensure that shareholders can participate in the Annual Meeting remotely instead of attending in person.

Due to the potential risks of aiding the spread of COVID-19 by gathering at the Annual Meeting, we believe that the safest way to ensure all shareholders can exercise their rights at the Annual Meeting is by participating online rather than in person and by voting your shares in advance by returning the proxy card (if you received one) prior to the meeting. You are encouraged to return your proxy card as early as possible.

PROPOSALS TO BE VOTED UPON1

The Board considers that all the proposals to be put to the Annual Meeting are in the best interest of the Company and its shareholders as a whole.

Proposal		Board Recommendation

Proposal No. 1	Election of Directors[2]	for each nominee

Proposal No. 2	Ratification of Independent Registered Public Accounting Firm

Proposal No. 3	Reappointment of UK Statutory Auditor

Proposal No. 4	Authorization of the Audit Committee to Determine UK Statutory Auditor Compensation

Proposal No. 5	Non-Binding, Advisory Vote on Executive Compensation

Proposal No. 6	Non-Binding, Advisory Vote on Directors’ Compensation Report

Proposal No. 7	Approval of Directors’ Compensation Policy

Proposal No. 8	Authorization of the Board of Directors to Allot Equity Securities

Proposal No. 9	Authorization of the Board of Directors to Allot Equity Securities without Rights of Pre-emption

Proposal No. 10	Authorization of the Board Directors to Allot Equity Securities without Rights of Pre-emption in connection with an acquisition or specified capital investment

Proposal No. 11	Approval of Forms of Share Repurchase Contracts and Share Repurchase Counterparties

[1]	Resolutions Nos. 1 to 8 will be proposed as ordinary resolutions and resolutions Nos. 9 to 11 will be proposed as special resolutions.

[2]	A separate resolution will be proposed for each director.

Notes:

1.

In accordance with the Company’s articles of association, all resolutions will be taken on a poll. Voting on a poll means that each share represented in person or by proxy will be counted in the vote. Resolutions Nos. 1 to 8 will be proposed as ordinary resolutions, which under applicable law means that each resolution must be passed by a simple majority of the total voting rights of shareholders who vote on such resolution, whether in person or by proxy. Resolutions Nos. 9, 10 and 11 will be proposed as special resolutions, which under applicable law means that the affirmative vote of at least 75 percent of the votes cast at the Annual Meeting is required to approve each proposal. Explanatory notes regarding each of the proposals (and related resolutions) are set out in the relevant sections of the accompanying proxy materials relating to such proposals.

2.

The results of the polls taken on the resolutions at the Annual Meeting and any other information required by the UK Companies Act 2006 will be made available on the Company’s website as soon as reasonably practicable following the Annual Meeting and for a period of two years thereafter.

3.

To be entitled to attend and vote at the Annual Meeting and any adjournment or postponement thereof, shareholders must be registered in the Register of Members of the Company at the close of business in New York on March 29, 2021 (the “Record Date”). Changes to the Register of Members after the relevant

2021 PROXY STATEMENT NOT2

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

deadline shall be disregarded in determining the rights of any person to attend and vote at the meeting. If you hold shares through a broker, bank or other nominee, you can attend the Annual Meeting and vote by following the instructions you receive from your bank, broker or other nominee.

4.

Shareholders are entitled to appoint a proxy to exercise all or any of their rights to attend and to speak and vote on their behalf at the Annual Meeting. A shareholder may appoint more than one proxy in relation to the Annual Meeting provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder. A corporate shareholder may appoint one or more corporate representatives to attend and to speak and vote on its behalf at the Annual Meeting. A proxy need not be a shareholder of the Company.

5.

If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by proxy through the Internet or by telephone, your vote must be received by 11:59 p.m. (Eastern Time) on May 24, 2021 to be counted. If you are a shareholder of record or hold shares through a broker, bank or other nominee and are voting by mail, your vote must be received by 9:00 a.m. (Eastern Time) on May 21, 2021 to be counted. A shareholder who has returned a proxy instruction is not prevented from attending the Annual Meeting either online or in person and voting if he/she wishes to do so, but please note that only your vote last cast will count. If you hold shares through Nielsen’s 401(k) plan, the plan trustee, Fidelity Management Trust Company, will vote according to the instructions received from you provided that your instructions are received by 11:59 p.m. (Eastern Time) on May 20, 2021. Your instructions cannot be changed or revoked after that time, and the shares you hold through the 401(k) plan cannot be voted online at the Annual Meeting.

6.

Unless you hold shares through Nielsen’s 401(k) plan, you may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may vote online if you attend the Annual Meeting online, or in person if you attend the physical meeting, thereby cancelling any previous proxy.

7.

Shareholders meeting the threshold requirements set out in the UK Companies Act 2006 have the right to require the Company to publish on the Company’s website a statement setting out any matter relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be presented before the Annual Meeting; or (ii) any circumstance connected with the auditor of the Company ceasing to hold office since the previous annual general meeting at which annual accounts and reports were presented in accordance with the UK Companies Act 2006. The Company may not require the shareholders requesting any such website publication to pay its expenses in complying with the UK Companies Act 2006. When the Company is required to place a statement on a website under the UK Companies Act 2006, it must forward the statement to the Company’s auditor not later than the time when it makes the statement available on its website. The business which may be dealt with at the Annual Meeting includes any statement that the Company has been required under the UK Companies Act 2006 to publish on a website.

8.

Pursuant to the Securities and Exchange Commission (“SEC”) rules, the Company’s proxy statement (including this Notice of Annual General Meeting of Shareholders), the Company’s US annual report for the year ended December 31, 2020 (including the Annual Report on Form 10-K for the year ended December 31, 2020), the Company’s UK Annual Report and Accounts and related information prepared in connection with the Annual Meeting are, or will be, available at: www.proxyvote.com and www.nielsen.com/investors. You will need the 16-digit control number included on your Notice or proxy card in order to access the proxy materials on www.proxyvote.com. These proxy materials will be available free of charge.

9.

You may not use any electronic address provided in this Notice of Annual General Meeting of Shareholders or any related documentation to communicate with the Company for any purposes other than as expressly stated.

PROXY VOTING METHODS

Shareholders holding shares of Nielsen on the Record Date may vote their shares by proxy through the Internet, by telephone or by mail or by attending the Annual Meeting online or in person and voting during the meeting. For shares held through a bank, broker or other nominee, shareholders may vote by submitting voting instructions to the bank, broker or other nominee. To reduce our administrative and postage costs, we ask that shareholders vote through the Internet or by telephone, both of which are available 24 hours a day, seven days a week. Shareholders may revoke their proxies at the times and in the manners described in the “Notes” section of this Notice of Annual General Meeting of Shareholders and the “General Information and Frequently Asked Questions About the Annual Meeting” section on pages 90-95 of this proxy statement.

2021 PROXY STATEMENT NOT3

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

If you are voting by proxy through the Internet or by telephone, your vote must be received by 11:59 p.m. (Eastern Time) on May 24, 2021 to be counted. If you are voting by mail, your vote must be received by 9:00 a.m. (Eastern Time) on May 21, 2021 to be counted.

If you hold shares through Nielsen’s plan, the plan trustee, Fidelity Management Trust Company, will vote according to the instructions received from you provided that your instructions are received by 11:59 p.m. (Eastern Time) on May 20, 2021. Your instructions cannot be changed or revoked after that time, and the shares you hold through the 401(k) plan cannot be voted at the Annual Meeting.

TO VOTE BY PROXY:

BY INTERNET	BY TELEPHONE	BY MAIL

•  Go to the website www.proxyvote.com 24 hours a day, seven days a week (before the meeting) or www.virtualshareholdermeeting
.com/ NLSN2021AM (during the meeting) and follow the instructions.

•  You will need the 16-digit control number included on your Notice or proxy card in order to vote online.

•  From a touch-tone phone, dial
1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

•  You will need the 16-digit control number included on your Notice or proxy card in order to vote by telephone.

•  Mark your selections on your proxy card (if you received one).

•  Date and sign your name exactly as it appears on your proxy card.

•  Mail the proxy card in the postage-paid envelope that is provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING

This proxy statement, our annual report on Form 10-K for the year ended December 31, 2020, our UK Annual Report and Accounts for the year ended December 31, 2020, which consists of the UK statutory accounts, the UK statutory directors’ report, the UK statutory directors’ compensation report, the UK statutory strategic report and the UK statutory auditor’s report and related information prepared in connection with the Annual Meeting are or will be available at www.proxyvote.com and www.nielsen.com/investors. You will need the 16-digit control number included on your Notice or proxy card in order to access the proxy materials on www.proxyvote.com. In addition, if you have not received a copy of our proxy materials and would like one, you may download an electronic copy of our proxy materials or request a paper copy at www.proxyvote.com, or by telephone at 1-800-579-1639 or by email to sendmaterial@proxyvote.com. If requesting materials by email, please send a blank email with the 16-digit control number included on your Notice. You will also have the opportunity to request paper or email copies of our proxy materials for all future shareholder meetings.

April 12, 2021

By Order of the Board of Directors,

Jennifer Meschewski

Company Secretary

Registered Office: Nielsen House, John Smith Drive, Oxford, OX4 2WB, United Kingdom

Registered in England and Wales No. 09422989

2021 PROXY STATEMENT NOT4

1	Proposal No. 1 Election of Directors

1	Ongoing Board Succession Planning

2	Director Nomination Process

4	Nominees for Election to the Board of Directors

9	The Board of Directors and Certain Governance Matters

9	Director Independence and Independence Determinations

10	Leadership Structure

10	Board Committees and Meetings

11	Committee Membership and Responsibilities

14	Board and Committee Evaluations

15	Our Board’s Commitment to Shareholder Engagement

17	Communications with Directors

17	Nielsen’s Environmental, Social & Governance Approach

19	Director Education

20	Risk Oversight

21	Executive Succession Planning

21	Executive Sessions

22	Committee Charters and Corporate Governance Guidelines

22	Code of Conduct and Procedures for Reporting Concerns about Misconduct

23	Executive Officers of the Company

25	Proposal No. 2 Ratification of Independent Registered Public Accounting Firm

25	Audit and Non-Audit Fees

26	Audit Committee Pre-Approval Policies and Procedures

26	Audit Committee Report

28	Proposal No. 3 Reappointment of UK Statutory Auditor

29	Proposal No. 4 Authorization of the Audit Committee to Determine UK Statutory Auditor Compensation

30	Proposal No. 5 Non-Binding, Advisory Vote on Executive Compensation

31	Executive Compensation

32	Compensation Discussion and Analysis

58	Compensation Committee Report

59	Tables and Narrative Disclosure

71	Proposal No. 6 Non-Binding, Advisory Vote on Directors’ Compensation Report

72	Proposal No. 7 Approval of Directors Compensation Policy

73	Proposal No. 8 Authorization of the Board of Directors to Allot Equity Securities

75	Proposals No. 9 and 10 Authorization of the Board of Directors to Allot Equity Securities Without Rights of Pre-Emption

77	Proposal No. 11 Approval of Forms of Share Repurchase Contracts and Repurchase Counterparties

79	Equity Compensation Plan Information

80	Director Compensation

80	Director Compensation for the 2018 Fiscal Year

83	Ownership of Securities

83	Directors and Executive Officers

84	Stock Ownership of Certain Beneficial Owners

86	Section 16(a) Beneficial Ownership Reporting Compliance

87	Certain Relationships and Related Party Transactions

87	Shareholder Proposals for the 2021 Annual General Meeting of Shareholders

88	Householding of Proxy Materials

88	Annual Reports and Proxy Materials

88	Form 10-K

88	Other Business

89	General Information and Frequently Asked Questions About the Annual Meeting

94	Company Information and Mailing Address

A-1	Annex A – Directors’ Compensation Report

B-1	Annex B – Directors’ Compensation Policy

C-1	Annex C – Information Regarding Non-GAAP Financial Measures

D-1	Annex D – Rule IOB-18 Repurchase Contract

E-1	Annex E – Rule IOB5-1 Repurchase Plan

F-1	Annex F – Approved Counterparties

G-1	Annex G – Resolutions to be Proposed at the 2021 Annual Meeting

This proxy statement of Nielsen Holdings plc includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the failure of our new business strategy in accomplishing our objectives, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

2021 PROXY STATEMENT TOC

Acting upon the recommendation of its Nomination and Corporate Governance Committee, our Board has nominated the persons identified herein for election or re-election as directors. Directors will hold office until the end of the next annual general meeting of shareholders and the election and qualification of their successors or until their earlier resignation, removal, disqualification or death.

It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election or re-election of these nominees, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election or re-election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

ONGOING BOARD SUCCESSION PLANNING

Our Nomination and Corporate Governance Committee seeks to ensure that our Board as a whole possesses the objectivity and the mix of skills and experience to provide effective oversight and guidance to management to execute on the Company’s long-term strategy. The Nomination and Corporate Governance Committee assesses potential candidates based on their history of achievement, the breadth of their experiences, whether they bring specific skills or expertise in areas that the Nomination and Corporate Governance Committee has identified, and whether they possess personal attributes that will contribute to the effective functioning of the Board.

Ongoing Board refreshment provides fresh perspectives while leveraging the institutional knowledge and historical perspective of our longer-tenured directors. The Nomination and Corporate Governance Committee also considers succession planning for roles such as Board and committee chairpersons for purposes of continuity and to maintain relevant expertise and depth of experience.

2021 PROXY STATEMENT 1

ELECTION OF DIRECTORS

DIRECTOR NOMINATION PROCESS

Our Nomination and Corporate Governance Committee uses the following process to identify and add new directors to the Board:

Mr. Jonathan Miller was initially appointed to our Board in July 2020 pursuant to a cooperation agreement entered into in April 2020 between the Company and Elliott Management Corporation and certain of its affiliated funds, which agreement has terminated. Our Nomination and Corporate Governance Committee recommended and Board approved the nomination of Mr. Miller for election to our Board as a result of his deep media expertise.

Our Nomination and Corporate Governance Committee engaged a third-party independent search firm in December 2020 to help identify, evaluate and conduct due diligence on potential director candidates. Using an independent search firm helps the Nomination and Corporate Governance Committee ensure that it is conducting a broad search and helps it to consider a diverse slate of candidates with the qualifications and expertise that are needed to provide effective oversight of management and assist in long-term value creation. The firm identifies candidates who meet the criteria of our search, provides requested background and other relevant information regarding candidates, and coordinates arrangements for interviews as necessary. Ms. Plaines was identified by the third-party independent search firm engaged by the Nomination and Corporate Governance Committee.

After considering the many skills and attributes Ms. Plaines would bring to the Board, including her professional background, extensive finance experience, CFO experience, international expertise and her diverse perspective, our

2021 PROXY STATEMENT 2

ELECTION OF DIRECTORS

Nomination and Corporate Governance Committee recommended and the Board approved the nomination of Ms. Plaines for election to our Board.

Diversity Policy

The charter of our Nomination and Corporate Governance Committee requires the Nomination and Corporate Governance Committee to consider all factors it deems appropriate, which may include age, gender, nationality and ethnic and racial background, in nominating directors and to review and make recommendations, as the Nomination and Corporate Governance Committee deems appropriate, regarding the composition and size of the Board to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. Over time, the Nomination and Corporate Governance Committee and the Board as a whole will assess the effectiveness of this policy and determine, how, if at all, our implementation of the policy, or the policy itself, should be changed.

Nomination Process

In considering whether to recommend nomination or re-nomination of each of our directors for election at the Annual Meeting, our Nomination and Corporate Governance Committee reviews the experience, qualifications, attributes and skills of our current directors to determine the extent to which those qualities continue to enable our Board to satisfy its oversight responsibilities effectively in light of our evolving business. In determining to nominate or re-nominate the directors named herein for election at the Annual Meeting, the Nomination and Corporate Governance Committee has focused on our current directors’ valuable contributions in recent years, the criteria set forth in “Board Expertise and Skills” in the “Summary of Proxy Statement Information” and the information discussed in the biographies set forth below under “Nominees for Election to the Board of Directors.” In addition, the Nomination and Corporate Governance Committee considered each director’s additional responsibilities and affiliations and the extent to which they could continue to contribute to the success of our Board.

In accordance with our articles of association, shareholders may request that director nominees submitted by such shareholders be included in the agenda of our Annual Meeting through the process described under “Shareholder Proposals for the 2022 Annual General Meeting of Shareholders.” The Nomination and Corporate Governance Committee considers shareholder recommendations for director candidates and evaluates such candidates with the same standards as it does for other Board candidates. The Nomination and Corporate Governance Committee will advise the Board whether to recommend shareholders to vote for or against such shareholder nominated candidates.

Pursuant to the UK Companies Act 2006, shareholders representing at least 5% of our issued share capital have the right to require the Company to convene a special meeting and give notice to all shareholders of a resolution(s) to be voted on at such special meeting. Shareholders who meet the 5% threshold are not also subject to requirements as to ownership duration. Resolutions proposed by shareholders meeting the 5% threshold and which relate to the appointment of directors are not subject to a cap on the number of directors that can be proposed.

As Nielsen is a public limited company incorporated under the UK Companies Act 2006, its shareholders are not able to act by written consent and any resolutions proposed by shareholders must be voted on at a general meeting.

2021 PROXY STATEMENT 3

ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following information describes the names, ages as of March 31, 2021, and biographical information of each nominee. Beneficial ownership of equity securities of the nominees is shown under “Ownership of Securities.”

James A. Attwood, Jr.		Director since 2006	Age 62

Board Chairperson Nielsen Committees: Finance (Chairperson); Nomination and Corporate Governance	Other public company directorships:
	• Current: CoreSite Realty Corporation	• Past 5 years: Getty Images, Inc.

Key Experience and Qualifications

•  Financial expertise (mathematics and statistics)

•  Media/telecommunications/technology expertise and deep management experience at The Carlyle Group

•  Public company board experience

•  Private equity investment expertise in the media industry

Mr. Attwood has served on Nielsen’s Board since 2006 and has served as Chairperson of the Board since November 2019. From July 2018 to November 2019, Mr. Attwood assumed the title of Executive Chairman of the Board on an interim basis to lead the Board’s search process to identify a new Chief Executive Officer as well as to oversee the Board’s strategic review. As Executive Chairman, Mr. Attwood remained an independent member of Nielsen’s Board. From January 2016 to July 2018, Mr. Attwood also served as the Board’s Chairperson. He was Lead Independent Director of the Board from January 2015 to December 2015. Mr. Attwood is a Managing Director of The Carlyle Group and the former Head of the Global Telecommunications, Media, and Technology Group. Prior to joining The Carlyle Group in 2000, Mr. Attwood was with Verizon Communications, Inc. and GTE Corporation. Prior to GTE Corporation, he was with Goldman, Sachs & Co. He is on the Board of Trustees of The WNET Group and on the Board of Directors of Syniverse Holdings, Inc.

Thomas H. Castro		Director since 2020	Age 66

Nielsen Committees: Audit; Nomination and Corporate Governance	Other public company directorships:
	• Current: Cumulus Media Inc.	• Past 5 years: Time Warner Cable Inc.

Key Experience and Qualifications

•  Public company board experience

•  Media expertise in radio broadcasting

•  Commercial leadership and strategy expertise

Mr. Castro has served as President and Chief Executive Officer of El Dorado Capital, a private equity investment firm, since December 2008. Previously, he was the co-founder and Chief Executive Officer of Border Media Partners, LLC, a radio broadcasting company that primarily targeted Hispanic listeners in Texas, from 2002 to 2007 and its Vice Chairman through 2008. Prior to that, Mr. Castro owned and operated other radio stations and founded a company that exported oil field equipment to Mexico.

2021 PROXY STATEMENT 4

ELECTION OF DIRECTORS

Guerrino De Luca		Director since 2017	Age 68

Nielsen Committees: Audit; Compensation and Talent	Other public company directorships:
	• Current: None	• Past 5 years: Logitech International S.A

Key Experience and Qualifications

•  Chief Executive Officer experience and public company board experience at Logitech International S.A.

•  Consumer insights, technology, innovation, strategy and marketing experience

•  Global markets and general management experience

Mr. De Luca has served as the Chairman of the Board of Logitech International S.A. since January 2008 and retired from the Board in September 2020. Mr. De Luca joined Logitech in 1998 and served as its President and Chief Executive Officer from February 1998 to December 2007 and as acting President and Chief Executive Officer from July 2011 to December 2012. Prior to joining Logitech International S.A., Mr. De Luca served as Executive Vice President of Worldwide Marketing for Apple Computer, Inc.

Karen M. Hoguet		Director since 2010	Age 64

Nielsen Committees: Audit (Chairperson); Finance	Other public company directorships:
	• Current: The Kroger Co.	• Past 5 years: The Chubb Corporation

Key Experience and Qualifications

•  Finance, audit and risk oversight experience

•  Senior management and public company experience at Macy’s, Inc.

•  Retail and strategic experience

Ms. Hoguet served as the Chief Financial Officer of Macy’s, Inc. from October 1997 until July 2018 when she became a strategic advisor to the Chief Executive Officer until her retirement on February 1, 2019. Ms. Hoguet serves on the Board of Governors of Hebrew Union College – Jewish Institute of Religion and the Board of Directors of UCHealth.

2021 PROXY STATEMENT 5

ELECTION OF DIRECTORS

David Kenny		Director since 2018	Age 59

Nielsen Committees: None	Other public company directorships:
	• Current: Best Buy Co., Inc.	• Past 5 years: None

Key Experience and Qualifications

•  Data science and Artificial Intelligence

•  Retail, marketing and media expertise

•  Innovation, technology and digital experience

•  Chief Executive Officer and public company board experience

Mr. Kenny has been the Chief Executive Officer of Nielsen since December 2018. Prior to that time, Mr. Kenny served as Senior Vice President of Cognitive Solutions at IBM, joining IBM in January 2016, after its acquisition of The Weather Company’s Product and Technology Business. Previously, from January 2012 until 2016, Mr. Kenny served as Chairman and Chief Executive Officer of The Weather Company. Prior to The Weather Company, Mr. Kenny was President of Akamai, the cloud service provider, and the co-founder, Chairman and Chief Executive Officer of the digital marketing agency Digitas, which was a Nasdaq listed company before its sale to Publicis Groupe in 2007. Mr. Kenny began his career as a consultant at Bain & Company, where he rose to the Partner level. Mr. Kenny serves on the Board of Directors of Teach for America.

Janice Marinelli Mazza		Director since 2020	Age 63

Nielsen Committees: Compensation and Talent; Nomination and Corporate Governance	Other public company directorships:
	• Current: None	• Past 5 years: None

Key Experience and Qualifications

•  Media expertise

•  Current consumer knowledge

•  Operating expertise

Ms. Marinelli Mazza served as President of Global Content Sales and Distribution, Direct-to-Consumer and International of The Walt Disney Company from March 2018 to July 2019. From February 2013 to March 2018 she served as President, Disney/ABC Home Entertainment and Television Distribution. Ms. Marinelli Mazza joined The Walt Disney Company’s Buena Vista Television in 1985. Through her career, she held positions of increasing responsibility at The Walt Disney Company.

2021 PROXY STATEMENT 6

ELECTION OF DIRECTORS

Jonathan F. Miller		Director since 2020	Age 64

Nielsen Committees: Finance	Other public company directorships:
	• Current: Akamai Technologies, Inc. j2 Global, Inc. Interpublic Group of Companies, Inc.	• Past 5 years: Tripadvisor, Inc.

Key Experience and Qualifications

•  Chief Executive Officer and public company board experience

•  Digital media expertise

•  Media expertise

Mr. Miller has served as Chief Executive Officer of Integrated Media Company, a special purpose digital media investment company since February 2018. Until January 2018, Mr. Miller was a partner at Advancit Capital, where he continues to serve as an advisor and member of the Investment Committee. He previously has served as Chairman and Chief Executive Officer of the Digital Media Group at News Corp., and was its Chief Digital Officer from April 2009 to September 2012. Mr. Miller was a founding partner of Velocity Interactive Group, an investment firm focusing on internet and digital media, from its inception in 2007 to 2009. Prior to founding Velocity, Mr. Miller served as the Chief Executive Officer of AOL LLC (“AOL”) from 2002 to 2006. Prior to joining AOL, Mr. Miller served as Chief Executive Officer and President of USA Information and Services, of USA Interactive, a predecessor to IAC/InterActiveCorp. He is Chairman of the Board of Advancit Acquisition Corp. 1.

Stephanie Plaines		Director since N/A	Age 54

Nielsen Committees: N/A	Other public company directorships:
	• Current: None	• Past 5 years: None

Key Experience and Qualifications

•  Chief Financial Officer experience

•  Global experience

•  Retail and consumer goods experience

•  Digital experience

Ms. Plaines served as the Chief Financial Officer of Jones Lange LaSalle Incorporated (“JLL”) from March 2019 to November 2020. Prior to joining JLL, Ms. Plaines was the US Retail CFO at Starbucks Corporation from April 2017 to December 2018, CFO SamsClub.com at Walmart Global eCommerce from March 2016 to March 2017, and CFO Stop & Shop division at Ahold Delhaize from January 2011 to February 2016. Prior to joining Ahold Delhaize in 2004, Ms. Plaines held positions of increasing responsibility at Catalina Marketing Corporation, PepsiCo, Inc. and UBS Corporation.

2021 PROXY STATEMENT 7

ELECTION OF DIRECTORS

Nancy Tellem		Director since 2019	Age 68

Nielsen Committees: Compensation and Talent; Finance	Other public company directorships:
	• Current: Rocket Companies, Inc.	• Past 5 years: None

Key Experience and Qualifications

•  Media expertise, including at CBS Corporation

•  Technology expertise, including at Microsoft Corporation

Ms. Tellem has served as the Executive Chairman and Chief Media Officer of JBF Interlude 2009 Ltd. (“Eko”) since April 2015. Ms. Tellem served as Microsoft Corporation’s President, Xbox and Digital Media Solutions Chief Executive Officer from September 2012 to October 2014. Prior to joining Microsoft, Ms. Tellem held positions of increasing responsibility at CBS Corporation (now ViacomCBS Inc.). Ms. Tellem holds board and advisory positions at Metro Goldwyn Mayer, Kode Labs, and Bubble as well as several non profits including Cranbrook Art Academy and Museum, Detroit Riverfront Conservatory and Seeds of Peace.

Lauren Zalaznick		Director since 2016	Age 58

Nielsen Committees: Nomination and Corporate Governance (Chairperson); Compensation and Talent	Other public company directorships:
	• Current: GoPro, Inc. RTL Group	• Past 5 years: None

Key Experience and Qualifications

•  Media expertise, including at NBCUniversal Media, LLC

•  Digital, innovation and technology experience

•  Commercial, management and marketing expertise

•  Deep consumer insights expertise

Ms. Zalaznick is currently a senior strategic advisor to leading media and digital companies. She has devoted her entire professional career to leading growth initiatives at the intersection of content, marketing, and digital channels. From 2004 through December 2013, Ms. Zalaznick held various roles of increasing responsibility within NBCUniversal Media, LLC. In 2010 she became Chair, Entertainment & Digital Networks and Integrated Media. In that capacity she had responsibility for the cable entertainment networks Bravo Media, Oxygen Media, and The Style Network; the Telemundo Spanish language broadcast network; and she ran the company’s digital portfolio. She was promoted to Executive Vice President at Comcast NBCUniversal until departing the company at the end of 2013. Ms. Zalaznick is a former member of the Board of Directors of Shazam (acquired by Apple); Refinery29 (acquired by Vice Media); Gimlet (acquired by Spotify) and Fatherly (acquired by Some Spider Studios). She is a former Advisor to Serial Productions (acquired by The New York Times). Currently, she is senior advisor to The Boston Consulting Group, TMT practice; and to leading content and tech start-ups, including Atlas Obscura, Critical Content, Serial Box, The Meteor, and This American Life.

The nominees for election to the Board of Directors named above are hereby proposed for election and re-election by the shareholders.

The Board of Directors recommends that shareholders vote “FOR” the election or re-election of each of the nominees named above.

2021 PROXY STATEMENT 8

Pursuant to our articles of association and in accordance with the UK Companies Act 2006, our directors are responsible for the management of the Company’s business, for which purpose they may exercise all the powers of the Company.

Our Board conducts its business through meetings of the Board and four standing committees: Audit, Compensation and Talent, Nomination and Corporate Governance and Finance. In accordance with the New York Stock Exchange (“NYSE”) rules and the rules promulgated under each of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a majority of our Board consists of independent directors, and our Audit, Compensation and Talent and Nomination and Corporate Governance Committees are fully independent.

Each director owes a duty to the Company to properly perform the duties assigned to him or her and to act in the best interest of the Company. Under English law, this requires each director to act in a way he or she considers, in good faith, would be most likely to promote the success of the Company for the benefit of its shareholders as a whole, and in doing so have regard (among other matters) for the likely consequences of any decision in the long-term, the interests of the Company’s employees, the Company’s business relationships with suppliers, customers and others, the impact of the Company’s operations on the community and the environment and the need to act fairly amongst shareholders. The Company’s directors are expected to be appointed for one year and may be re-elected at the next Annual Meeting.

DIRECTOR INDEPENDENCE AND INDEPENDENCE DETERMINATIONS

Under the NYSE rules and our Corporate Governance Guidelines, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Heightened independence standards apply to members of the Audit and Compensation Committees.

The NYSE independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. The Board is also responsible for determining affirmatively, as to each independent director, that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board will broadly consider all relevant facts and circumstances, including information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management. As the concern is independence from management and pursuant to the view articulated by the NYSE, ownership of a significant amount of stock, by itself, is not a bar to an independence finding.

The Board undertook its annual review of director independence and affirmatively determined that, except for Mr. Kenny, each of Mses. Hoguet, Marinelli Mazza, Plaines, Tellem, Zalaznick, and Messrs. Attwood, De Luca, Castro, Manwani, Miller, Pozen and Teruel is independent under Section 303A.02 of the NYSE listing rules and under our Corporate Governance Guidelines for purposes of board service. In addition, the Board affirmatively determined that the Audit Committee, the Compensation and Talent Committee, and the Nomination and Corporate Governance Committee members are fully independent under the SEC and NYSE independence standards specifically applicable to such committees.

2021 PROXY STATEMENT 9

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

LEADERSHIP STRUCTURE

Under our Corporate Governance Guidelines, the Board must select its Chairperson from its members in any way it considers in the best interest of the Company. Whenever the Chairperson is also the Chief Executive Officer or is a director who does not otherwise qualify as “independent,” the independent directors are expected to elect from among themselves a Lead Independent Director of the Board.

Since November 2019, Mr. Attwood has served as the Board’s non-executive, independent Chairperson. From July 2018 to November 2019, Mr. Attwood assumed the title of Executive Chairman on an interim basis to lead the Board’s search process to identify a new Chief Executive Officer as well as to oversee the Board’s strategic review. As Executive Chairman, Mr. Attwood remained an independent member of Nielsen’s Board. He was not a Nielsen employee and had no day-to-day responsibilities for the Company’s business. From January 2016 to July 2018, Mr. Attwood also served as the Board’s non-executive, independent Chairperson. In light of Mr. Attwood’s independence from the Company, the Company does not currently have a Lead Independent Director.

As noted further below, each Board committee also has a non-executive, independent chairperson. Our Board believes our leadership structure best encourages the free and open dialogue of competing views and provides for strong checks and balances.

BOARD COMMITTEES AND MEETINGS

Our Board has established the following committees: an Audit Committee, Compensation and Talent Committee, Nomination and Corporate Governance Committee and Finance Committee. The current composition and responsibilities of each committee are described below. Members serve on these committees until they no longer serve on the Board or until otherwise determined by our Board.

Name of Independent Director	Audit Committee	Compensation and Talent Committee	Nomination and Corporate Governance Committee	Finance Committee

James A. Attwood, Jr.			•	Chairperson

Thomas H. Castro	•		•

Guerrino De Luca	•	•

Karen M. Hoguet	Chairperson			•

Harish Manwani		Chairperson

Janice Marinelli Mazza		•	•

Jonathan F. Miller				•

Robert C. Pozen	•

Nancy Tellem		•		•

Javier G. Teruel				•

Lauren Zalaznick		•	Chairperson

Pursuant to our Corporate Governance Guidelines, all directors are expected to make every effort to attend all meetings of the Board and meetings of the committees of which they are members. All directors are also welcome to attend meetings and review materials of those committees of which they are not members. During 2020, the Board held 10 meetings and 34 committee meetings. Each incumbent director attended 90% or more in the aggregate of 2020 Board meetings and 90% or more of the total number of 2020 meetings of those committees on which each such director served and that were held during the period that such director served. All non-executive directors are encouraged (but not required) to attend the Annual Meeting and each extraordinary general meeting of shareholders. All of our incumbent directors who served at the time of our 2020 Annual Meeting, attended that meeting.

2021 PROXY STATEMENT 10

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

COMMITTEE MEMBERSHIP AND RESPONSIBILITIES

Current Members:

•  Karen M. Hoguet (Chairperson)

•  Thomas H. Castro

•  Guerrino De Luca

•  Robert C. Pozen

Independence:

All members are independent.

Audit Committee Financial Expert:

All members qualify as “audit

committee financial experts”

and meet NYSE financial

literacy and expertise

requirements.

Meetings in Fiscal Year 2020:

11

Audit Committee

Key Responsibilities:

•  External auditor. Appointing our external auditors, subject to shareholder vote as may be required under English law, overseeing the external auditors’ qualifications, independence and performance, discussing relevant matters with the external auditors and providing preapproval of audit and permitted non-audit services to be provided by the external auditors and related fees;

•  Financial reporting. Supervising and monitoring our financial reporting and reviewing with management and the external auditor Nielsen’s annual and quarterly financial statements;

•  Internal audit function. Overseeing our internal audit process and our internal audit function;

•  Internal controls, risk management and legal compliance programs. Overseeing our system of internal controls, our enterprise risk management program (including compliance and integrity, cyber security and privacy) and our compliance with relevant legislation and regulations; and

•  Information security, technology and privacy & data protection. Regularly evaluating updates received from the Company’s Chief Privacy Officer and Chief Information and Security Officer regarding the Company’s information, technology and data protection security systems, its preparedness in preventing, detecting and responding to breaches, and any incidents and related response efforts, and compliance with applicable privacy laws and regulations, and to then report to the Board.

2021 PROXY STATEMENT 11

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Current Members: • Harish Manwani (Chairperson) • Guerrino De Luca • Janice Marinelli Mazza • Nancy Tellem • Lauren Zalaznick Independence: All members are independent. Meetings in Fiscal Year 2020: 7

Compensation and Talent Committee

Key Responsibilities:

•  Executive compensation. Setting, reviewing and evaluating compensation, and related performance and objectives, of our senior management team;

•  Incentive and equity-based compensation plans. Reviewing and approving, or making recommendations to our Board with respect to, our incentive and equity-based compensation plans and equity-based awards;

•  Compensation-related disclosure. Overseeing compliance with our compensation-related disclosure obligations under applicable laws;

•  Director compensation. Assisting our Board in determining the individual compensation for our directors within the framework permitted by the general compensation policy approved by our shareholders (the “Directors’ Compensation Policy”); and

•  Talent development/culture/ employee experience. Review, assess and make recommendations to the Board and management regarding Company’s key human capital management strategies and programs, including talent development and employee experience, diversity, equity and inclusion and employee wellness and engagement.

Compensation and Talent Committee Interlocks and Insider Participation: None of the current members of the Compensation and Talent Committee is a former or current officer or employee of the Company or any of its subsidiaries. No Compensation and Talent Committee member has any relationship required to be disclosed under this caption under the rules of the SEC.

2021 PROXY STATEMENT 12

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Current Members • Lauren Zalaznick (Chairperson) • James A. Attwood, Jr. • Thomas H. Castro • Janice Marinelli Mazza Independence: All members are independent. Meetings in Fiscal Year 2020: 7

Nomination and Corporate Governance Committee

Key Responsibilities:

•  Director nomination. Determining selection criteria and appointment procedures for our Board and committee members and making recommendations regarding nominations and committee appointments to the full Board;

•  Board and committee composition. Periodically assessing the scope and composition of our Board and its committees;

•  Succession planning. Developing and overseeing succession planning and talent management for CEO, other senior leadership positions and directors;

•  Corporate governance. Advising the Board on corporate governance matters and overseeing the Company’s corporate citizenship and sustainability strategy (including, but not limited to, corporate social responsibility, environmental quality and diversity and inclusion); and

•  Board and Committee evaluations. Developing and overseeing the evaluation process for our Board and its committees.

Current Members: • James A. Attwood, Jr. (Chairperson) • Karen Hoguet • Jon Miller • Nancy Tellem • Javier G. Teruel Independence: All members are independent Meetings in Fiscal Year 2020: 9

Finance Committee

Key Responsibilities:

•  Strategic and operational plans. Advise the Board on major transactions, the Company’s annual and long-term financial plans and the Company’s capital spending plans.

•  Capital structure. Advise the Board on the Company’s capital structure, including potential issuances of debt and equity securities, credit agreements, and other financing transactions.

•  Dividend policy and share repurchases. Advise the Board on the Company’s dividend policy and share repurchases.

•  Separation of Global Connect. Advise the Board with respect to the separation of Global Connect.

•  Investor Relations. Advise the Board on investor relations related matters.

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BOARD AND COMMITTEE EVALUATIONS

Our Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Accordingly, our Nomination and Corporate Governance Committee develops and oversees the evaluation process to ensure that the full Board and each committee conducts an evaluation of its performance and functioning and solicits feedback for enhancement and improvement. The Nomination and Corporate Governance Committee periodically reviews the format of the evaluation process, including whether to utilize a third-party facilitator, to ensure that actionable feedback is solicited on the operation and effectiveness of the Board, Board committees and director performance.

5

Actions

As an outcome of these discussions, the Board Chairperson and each Committee Chairperson suggest changes for areas of improvement. For example, over the last few years, enhancements have been made regarding meeting materials, additional opportunities for review of key enterprise risks by the full Board and additional operational reviews with business leaders.

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OUR BOARD’S COMMITMENT TO SHAREHOLDER ENGAGEMENT

Why We Engage

Our Board and management team recognize the benefits of regular engagement with our shareholders in order to remain attuned to their different perspectives on the matters affecting Nielsen.

Robust dialogue and engagement efforts allow our Board and management the opportunity to:

•	consider the viewpoints of our shareholders and the issues that are important to them in connection with their oversight of management and the Company;

•	discuss developments in our business and provide transparency and insight about our strategy and performance; and

•	assess issues, existing or emerging, that may affect our business, corporate responsibility and governance practices.

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How We Engage

Outcomes from Investor Feedback

Some tangible examples of the results of our shareholder outreach activities include:

•  We continue to focus on increasing our transparency and improving our communications with investors. We performed extensive benchmarking across data and analytics peers, along with a range of other industries, at the onset of the global COVID-19 pandemic. While many companies opted to withdraw guidance due to the uncertainty related to COVID-19, Nielsen provided revised 2020 guidance in April 2020. This was partly enabled by our strong business model which includes a high degree of contracted revenue at the start of each year.

•  We provide regular feedback to the Board and senior leadership on various topics. This includes the sale of Global Connect, which closed in March 2021, and capital allocation.

•  We regularly monitor and benchmark against performance of data and analytics peers to better understand our trading multiples and opportunities versus peers.

•  In the second half of 2020, we gathered feedback from shareholders and sell-analysts in advance of our December 2020 Investor Day. At the Investor Day, we showcased the depth of our broader leadership team and presented the New Nielsen (post-Connect sale). This included providing preliminary outlook for 2021, key growth drivers for our three essential solutions and our medium term targets for organic revenue growth, adjusted EBITDA margins, free cash flow and free cash flow conversion. We also shared our plans for capital allocation, including net debt leverage targets. Overall, we received positive feedback from the investment community about our Investor Day.

•  Our Compensation and Talent Committee considered and ultimately approved the following changes to our compensation program in light of specific feedback we heard from investors:

•  We replaced total revenue metrics in both our annual and long-term incentive plans with organic revenue.

•  We increased the weighting of the free cash flow metric in our annual incentive plan.

•  We replaced the adjusted earnings per share metric in the long term incentive plan with free cash flow /EBITDA conversion. We believe this updated metric better aligns with shareholder views that free cash flow is a key metric.

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COMMUNICATIONS WITH DIRECTORS

Any interested party who would like to communicate with, or otherwise make his or her concerns known directly to, the Chairperson of the Board or the Chairperson of any of the Audit Committee, Nomination and Corporate Governance Committee, Compensation and Talent Committee, Finance Committee or to other directors, including the non-management or independent directors, individually or as a group, may do so by addressing such communications or concerns to the Company Secretary at companysecretary@nielsen.com or 85 Broad Street, New York, NY 10004. Such communications may be done confidentially or anonymously. The Company Secretary will forward communications received to the appropriate party as necessary and appropriate. Additional contact information is available on our website, www.nielsen.com/investors, under Contact Us.

NIELSEN’S ENVIRONMENTAL, SOCIAL & GOVERNANCE APPROACH

Our Commitment

Nielsen is committed to strengthening the communities and markets in which we live and operate our business, recognizing how important this is to an equitable and sustainable future. This commitment is supported and expressed at all levels of our organization.

Our Environmental, Social & Governance (ESG) strategy at Nielsen includes all ESG issues that affect our business, operations, and all internal and external stakeholders. The Nomination and Corporate Governance Committee oversees the Company’s strategy and initiatives to evaluate and measure our performance with respect to the advancement of ESG issues. Our Compensation and Talent Committee oversees human capital management strategies and programs, including strategies in support of diversity, equity and inclusion.

Diversity, Equity & Inclusion

Diversity, equity and inclusion are essential to everything we do. We are committed to reflecting the diversity of the clients, communities and markets that we measure, inside our own workforce. When we have a diverse and inclusive culture, we continue to be viewed as allies by our communities, an employer of choice by our associates and a trusted and valued partner by our clients. We challenge ourselves to seek diversity any way we can, and we hold each other accountable. As part of their performance review, employees must state the actions they have taken to foster a more inclusive culture. All managers are encouraged to participate in a business resource group and take our Breaking Bias training. Our CEO has also signed the LEAD (Leading Executives Advancing Diversity) Network pledge to increase the number of women in leadership, and the Hispanic Promise – a pledge to hire and retain more Hispanic employees.

We have focused on our people through driving impact by increasing diverse representation among associates, enacting diverse slates, hiring from diverse talent pools and expanding our inclusive hiring practices, and empowering associates to be allies and participate in dialogue about issues that are important to drive diversity, equity, and inclusion, including through the following initiatives:

•

In 2020, we transformed our Employee Resource Groups into Business Resource Groups (BRGs), in an effort to better drive business growth and innovation through DE&I and hold all managers accountable for participating in our BRGs.

•	We continue to grow our in-house diverse talent through global mentoring initiatives, and leadership development programs such as the Diverse Leadership Network.

•

Through the Next Level Suppliers program, we matched seven diverse businesses with teams of Nielsen associates who provided pro bono business consulting; Nielsen also launched a Small Business Support content hub to help Black-owned small business owners find opportunity, support and community.

•	In 2021 alone, Nielsen has received the following awards:

•	8th consecutive perfect score on the Human Rights Campaign Foundation’s 2021 Corporate Equality Index (CEI) and was also named one of the Best Places to Work for LGBTQ Equality

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•	3rd consecutive year on the Bloomberg Gender Equality Index

•	Moved from #100 to #7 on the Equileap Global Report for Gender Equity

ESG Reporting

We remain focused on connecting our business with relevant ESG issues through responsible policies and practices, evaluating and measuring performance on these issues, and external reporting and transparency. Regularly reporting our progress to stakeholders supports proactive and useful engagement opportunities to drive continuous improvement and positive change for our company, our people and our world.

•

We published our third Nielsen Global Responsibility Report in May 2020, aligned with the Sustainability Standards Accounting Board (SASB), the Task Force on Climate-related Financial Disclosures (TCFD) and Global Reporting Initiative (GRI) Standards, as well as relevant indicators across other ESG rating and reporting organizations. As part of our commitment to meaningful continuous improvement across our business, we also published our third non-financial materiality assessment in 2019.

•

Nielsen was included in both the FTSE4Good index and the Dow Jones Sustainability North America index for the fourth time in 2020. Nielsen maintained its MSCI rating at an “A” level in the 2020 review cycle.

•

In 2020, Nielsen was included on Corporate Responsibility Magazine’s list of the “100 Best Corporate Citizens” for the second time. We were also recognized as the industry leader for media companies on JUST Capital’s “JUST 100” for the fourth year. Finally, in 2020, Bloomberg included Nielsen on its Gender Equality Index (GEI), recognizing companies committed to advancing women in the workplace globally.

•

We maintain a global commitment to respect human rights across our value chain, and we updated our public Global Commitment to Human Rights in February 2021 to share how we put this commitment into practice

Environment

We remain committed to our climate change mitigation efforts by leveraging operational efficiencies across our value chain, focusing on creating more environmentally sustainable outcomes for our business, stakeholders and communities. By harnessing the power of our employees’ contributions, we also continue to actively manage our local citizenship efforts in part through Nielsen Green, our employee engagement program for environmentally responsible action.

•

Nielsen met our 2020 goal to ensure 100% of our global information technology waste is diverted from landfills, and is instead recycled, refurbished or reused. Nielsen’s vision for the future continues to be zero tolerance for adding waste to landfill, which drives our global e-waste management policy.

•

Nielsen has published a statement outlining our commitment to address climate change impacts. In Nielsen’s 10-K, we continue to incorporate these impacts into our view of the overall risk factors for our business, specifically focusing on weather-related events that could disrupt our business and impact employee health and safety.

For more on Nielsen’s environmental strategy, please visit our Global Environmental Policy and Guidelines Across Functions and our Global Responsibility Report.

Business Diversity and Supply Chain ESG

We recognize that our institutional spend with suppliers around the world comes with risks and impacts that are of concern to our company and our stakeholders – risks relating to climate change, energy use, human rights, conflict minerals and data privacy and security, among others. Like the immense purchasing power of individual consumers, as a global company, our institutional spend of over $2 billion can be a demand signal in the marketplace. With these responsibilities and opportunities in mind, Nielsen’s Supply Chain ESG program achieved the following in 2020:

•

At the end of 2020, Nielsen had 449 impact sourcing jobs – jobs which bring workers above the global poverty line – in our supply chain, a 31% increase over our 2017 baseline. For our work in this area, Nielsen was named to the Impact Sourcing Champions’ Index in 2020.

•

Meaningful supplier engagement is the primary means by which we collaborate with suppliers to meet our program’s ESG goals. We do this through measurement and disclosure, engagement, continuous improvement and capacity building with over 100 of our largest strategic suppliers. Now in its fifth year, this program covered 90% of our spend under management.

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•

In 2020, we exceeded our supplier diversity goal of $110 million and spent $118 million with diverse-owned businesses in our Tier 1 and Tier 2 programs, representing 10% of our US spend. In response to the pandemic, Nielsen volunteer teams provided pro bono marketing, sales and strategy consulting to seven diverse firms.

Community Engagement

Nielsen Cares, our employee volunteer program, mobilizes our data, expertise, and associates to positively impact the communities in which we live and work around the world. Since 2010, Nielsen Cares programs have aimed to commit Nielsen resources and time to social causes where we can make a difference. Our employees share skills, time, data, and insights through our volunteering and our in-kind giving programs. Each year, Nielsen associates can dedicate up to 24 hours to volunteering. In response to COVID-19, Nielsen launched a virtual volunteering campaign in 2020 called “In It Together” to encourage our employees to volunteer safely and virtually in three ways: helping our neighbors, fighting hunger, and using our skills and expertise.

Data for Good

Data is the foundation of our work, and we believe it can be leveraged to advance social and environmental good. Nielsen continues to dedicate $10 million in-kind of pro bono work and skills-based volunteering and in-kind giving of our data and services each year. In 2020, we continued to seek out and scale relationships with nonprofit organizations and collaborators where we could help address shared global challenges in unique ways by using our data and capabilities. For example, using our data, we worked with several governments to understand how COVID-19 food shortages have affected different geographies and supply chains.

Nielsen Foundation

The Nielsen Foundation (nielsen-foundation.org), a private foundation funded by Nielsen, began grantmaking to nonprofit organizations in 2016. The Nielsen Foundation seeks to bridge divides and enhance the use of data by the social sector to reduce discrimination, ease global hunger, promote effective education, and build strong leadership.

•	In 2020, the Nielsen Foundation distributed $2.1 million across 64 organizations, including over $1 million in grants connected to COVID-19 relief.

•

In 2020, $350,000 in Data for Good grants were distributed to six organizations. Data for Good grants support nonprofit projects that use data in innovative ways and help bridge divides to catalyze long-term change.

•

The Nielsen Foundation dedicated $1 million over the next three years to support U.S. Black-owned small businesses impacted by COVID-19 shutdowns and recent social unrest. Through the Local Initiatives Support Corporation, grant funds are directed to support small businesses that have limited access to traditional business financing in historically disinvested neighborhoods in New York City, Chicago, Los Angeles, and Minneapolis-St. Paul.

•

The Nielsen Foundation continued two signature programs in 2020: the TechDiversity Accelerator, which fosters the growth of diverse startups, and Discover Data, which introduces students across the country to relatable, real-world applications of data.

DIRECTOR EDUCATION

Educating our directors about Nielsen and our industry is an ongoing process that begins when a director joins our Board. All new directors take part in a comprehensive orientation about Nielsen which includes meetings with senior leaders to discuss our businesses and strategy as well as our control functions, including finance, operations and legal. We also conduct in-depth training sessions on the work of our committees for both new directors and those directors who are newly appointed to a committee. For a new member of the audit committee, this may include training with our independent registered public accounting firm.

We encourage our directors to participate in external continuing director education programs and provide reimbursement for expenses associated with this participation. Continuing director education is also provided during Board meetings and other Board discussions as part of the formal meetings and as stand-alone information sessions outside of meetings. Among other topics, during 2020, the Board participated in deep dives on data

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science and panel operations, Connect and Media businesses, business continuity during the Covid-19 pandemic and diversity, equity and inclusion.

RISK OVERSIGHT

The Board is responsible for overseeing Nielsen’s risk and enterprise risk management practices and seeks to foster a risk-aware culture while encouraging appropriate and balanced risk-taking in pursuit of Company objectives. The Board exercises its oversight both directly and through its four committees, each of which has been delegated oversight responsibilities for specific risks. Each committee keeps the Board informed of its oversight efforts through regular reporting to the full Board by the committee chairpersons.

Management is accountable for day-to-day risk management efforts. The Board and committees’ risk oversight and management’s ownership of risk are foundational components of our Enterprise Risk Management program. This program is designed to provide comprehensive, integrated oversight and management of risk and to facilitate transparent identification and reporting of key business issues to senior management and the Board and its committees. The following are the key risk oversight and management responsibilities of our Board, committees and management:

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Oversight of COVID-19 Pandemic

The Board and its committees have been actively overseeing the Company’s response to and risk management of the ongoing COVID-19 pandemic, including regular updates from and discussions with Company management. Topics around this ongoing crisis span a broad range of matters, including: protecting the health and safety of our employees; minimizing adverse financial impact on affected employees; evaluating the impact of the pandemic on strategy, operations, liquidity and financial matters; assessing the Company’s compensation programs; minimizing chain disruption; monitoring continued compliance with applicable laws; and supporting the communities in which we operate.

Oversight of Connect and Media Separation

The Board and Finance committee, with the assistance of our advisors and management team, were deeply involved in our plan to separate the Global Connect business from the Global Media business. In November 2020, the Board concluded that the sale of Global Connect to affiliates of Advent International would deliver substantial value sooner than anticipated with the planned spin-off. We closed this transaction in March 2021.

EXECUTIVE SUCCESSION PLANNING

One of the Board’s primary responsibilities is to ensure that Nielsen has the appropriate talent to accomplish our business strategies today and in the future. The Board plans for CEO succession by establishing selection criteria and identifying and evaluating potential internal candidates.

EXECUTIVE SESSIONS

Pursuant to our Corporate Governance Guidelines, to ensure free and open discussion and communication, our independent directors meet in executive session, with no members of management present, at every regularly scheduled Board meeting. Our Board Chairperson leads these meetings which enable our independent directors to discuss matters such as strategy, CEO and senior management performance and compensation, succession planning and board composition and effectiveness. During 2020, our independent directors met ten times in executive session.

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COMMITTEE CHARTERS AND CORPORATE GOVERNANCE GUIDELINES

Our commitment to corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board’s views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Board and Nomination and Corporate Governance Committee to ensure that they effectively comply with all applicable laws, regulations and stock exchange requirements, in addition to our articles of association. Additionally, the Board has adopted a written charter for each of the Audit Committee, the Compensation and Talent Committee, the Nomination and Corporate Governance Committee and Finance Committee. Our Corporate Governance Guidelines, our committee charters and other corporate governance information are available on our website at www.nielsen.com/investors under Governance Documents.

CODE OF CONDUCT AND PROCEDURES FOR REPORTING CONCERNS ABOUT MISCONDUCT

We maintain a Code of Conduct, which is applicable to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct, which was updated in 2018, sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable laws or stock exchange requirements, any amendments to or waivers from the Code of Conduct applicable to our directors or officers by posting such information on our website at www.nielsen.com/investors rather than by filing a Current Report on Form 8-K.

The Code of Conduct may be found on our website at www.nielsen.com/investors under Corporate Governance – Governance Documents.

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EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is the name, age as of March 31, 2021 and biographical information of each of our current executive officers, other than Mr. Kenny, whose information is presented under “Proposal No. 1 – Election of Directors – Nominees for Election to the Board of Directors.”

George D. Callard	Age 57

Chief Legal and Corporate Affairs Officer (since January 2019)

Previous Business Experience:

Prior to joining Nielsen, Mr. Callard served as President of Weather Group, LLC from July 2018 to January 2019. From 2016 to 2018, Mr. Callard served as Chief Administrative Officer & General Counsel at Weather Group, LLC. From 2013 to 2015, he served as EVP, General Counsel & Head of Government Affairs for The Weather Company, parent company of The Weather Channel. Previously, Mr. Callard served as vice president of legal and business affairs at NBCU and had two tenures with AT&T (SBC & Ameritech). Earlier in his career, he served as counsel and assistant secretary and as senior counsel at the law firm Cinnamon Mueller and associate counsel for Multimedia Cablevision.

Laurie Lovett	Age 53

Chief Human Resources Officer (since January 2020)

Previous Business Experience:

Prior to joining Nielsen, Ms. Lovett was the Global Chief Human Resources Officer at Verisk Analytics from April 2016 through October 2019. Prior to joining Verisk Analytics, from January 1996 to March 2016, Ms. Lovett spent over 20 years with Accenture, holding various leadership roles.

Karthik Rao	Age 47

Chief Operating Officer (since March 2021)

Previous Business Experience:

Mr. Rao has served at the Company for over twenty years in a variety of leadership roles spanning the U.S., Middle East and Asia. Mr. Rao was the Chief Operating Officer of Global Media from February 2020 to March 2021, and, prior to that, he served as Chief Product & Technology Officer of Global Media where he led the International Media product and technology teams. Previously Mr. Rao was the President of Nielsen Portfolio, where he led the Nielsen Entertainment, Nielsen Gracenote, Nielsen Brandbank and Nielsen Telecom businesses across all global markets. He led Gracenote during its acquisition and integration by Nielsen. Prior to Gracenote, he served as President, Expanded Verticals, and led the teams serving the Company’s advertiser and agency clients. Earlier in his career, Mr. Rao was Executive Vice President of Digital Enablement, where he oversaw a global transformation program. He also led Nielsen’s Media Analytics business and was head of Nielsen China. Mr. Rao began his career as an account executive at Ogilvy & Mather in India.

Public Company Directorship:

Mr. Rao serves on the board of directors of Blucora, Inc.

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Christopher Taft	Age 41

Senior Vice President and Corporate Controller (since December 2019)

Previous Business Experience:

Previously, Mr. Taft had served as Nielsen’s Vice President, Interim Corporate Controller, Vice President, Assistant Global Controller, and Vice President, Finance since joining the Company in July 2016. Prior to joining Nielsen, he spent nine years with the General Electric Company in various finance roles. Prior to that, he worked in the assurance and advisory services group at PricewaterhouseCoopers LLP.

Linda Zukauckas	Age 59

Chief Financial Officer (since February 2020)

Previous Business Experience:

Prior to joining Nielsen, Ms. Zukauckas was the Executive Vice President and Deputy Chief Financial Officer for American Express from February 2018 to January 2020. She had previously served as EVP/Controller and Chief Accounting Officer of American Express since November 2011. From 2000 to 2011, Ms. Zukauckas held various senior finance roles at Ally Financial, including strategy/M&A, divisional CFO, head of corporate planning, global controller/Chief Accounting Officer and global head of internal audit. From 1997 to 2000, Ms. Zukauckas held various positions at Deutsche Bank, where she rose to the position of chief auditor for the Global Investment Bank. She began her career with PricewaterhouseCoopers LLP in 1984 and held progressive leadership roles there.

Public Company Directorship:

Ms. Zukauckas serves on the board of directors of MTS Systems Corporation.

2021 PROXY STATEMENT 24

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2021.

Although ratification of the selection of Ernst & Young LLP is not required by U.S. federal laws, the Board is submitting the selection of Ernst & Young LLP to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and our shareholders.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to answer appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

AUDIT AND NON-AUDIT FEES

In connection with the audit of the Company’s annual financial statements for the year ended December 31, 2020, we entered into an agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP performed audit services for the Company.

The following table presents fees for professional services rendered by Ernst & Young LLP and its affiliates for the audit of our financial statements for the years ended December 31, 2020 and 2019 and for other services rendered by them in those years:

	Year Ended December 31,

	2020	2019

Audit fees[1]	$9,379,200	$8,253,600

Audit-related fees[2]	1,828,600	1,225,000

Tax fees[3]	293,300	305,600

All other fees[4]	11,575	9,000

Total	$11,512,675	$9,793,200

1	Fees for audit services billed or expected to be billed in relation to the years ended December 31, 2020 and 2019 consisted of the following: audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements, and statutory and regulatory audits, and SEC filings.

2	Fees for audit-related services in the years ended December 31, 2020 and 2019 included fees related to carve-out audits related to the Company’s strategic review, the proposed spin-off of the Company’s Global Connect business, the audits of employee benefit plans, accounting consultations and other attest services.

3	Fees for tax services billed in the years ended December 31, 2020 and 2019 consisted of tax compliance and tax planning and advice.

4	All other fees in the years ended December 31, 2020 and 2019 included certain other fees.

The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Ernst & Young LLP’s independence and concluded that it was compatible.

2021 PROXY STATEMENT 25

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

Subject to shareholder approval as may be required under the laws of England and Wales, the Audit Committee is directly responsible for the appointment and termination of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each year the Audit Committee reviews the qualifications, performance and independence of our independent registered public accounting firm in accordance with regulatory requirements and guidelines.

In addition, and also subject to shareholder approval as may be required under the laws of England and Wales, the Audit Committee is responsible for the compensation, retention and oversight of its independent registered public accounting firm, including the resolution of disagreements between management and such firm regarding financial reporting. In exercising this responsibility, the Audit Committee pre-approves all audit and permitted non-audit services provided by such firm. The Audit Committee has delegated to its Chairperson the authority to review and pre-approve any such engagement or relationship, which may be proposed in between its regular meetings. Any such pre-approval is subsequently considered and ratified by the Audit Committee at the next regularly scheduled meeting. All of the services covered under “– Audit and Non-Audit Fees” were pre-approved by the Audit Committee.

The Audit Committee may form and delegate to subcommittees consisting of one or more of its members, when appropriate, the authority to pre-approve services to be provided by the independent registered public accounting firm so long as the pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Board of Directors recommends that shareholders vote “FOR” the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a charter adopted by the Board of Directors. The Audit Committee reviews and assesses the adequacy of this charter annually and it was last amended in February 2021. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this proxy statement under “The Board of Directors and Certain Governance Matters – Committee Membership and Responsibilities – Audit Committee.”

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. Discussions included, among other things:

•	the acceptability and quality of the accounting principles;

•	the reasonableness of significant accounting judgments and critical accounting policies and estimates;

•	the clarity of disclosures in the financial statements; and

•

the adequacy and effectiveness of Nielsen’s financial reporting procedures, disclosure controls and procedures and internal control over financial reporting, including management’s assessment and report on internal control over financial reporting.

Management represented to the Audit Committee that the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2020 were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with management and Ernst & Young LLP the process used to support certifications by the Company’s CEO and CFO that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the SEC and the process used to support management’s annual report on the Company’s internal controls over financial reporting.

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RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by applicable Public Company Accounting Oversight Board (“PCAOB”) standards (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Karen M. Hoguet (Chairperson)

Thomas H. Castro

Guerrino De Luca

Robert C. Pozen

2021 PROXY STATEMENT 27

The Audit Committee has selected Ernst & Young LLP to serve as the Company’s UK statutory auditor who will audit the Company’s UK Annual Report and Accounts to be prepared in accordance with the International Financial Reporting Standards, as adopted by the European Union (“IFRS”), for the year ending December 31, 2021. As required by the law of England and Wales, shareholder approval must be obtained for the selection of Ernst & Young LLP to serve as the Company’s UK statutory auditor and to hold office from the completion of the Annual Meeting until the end of the next annual general meeting of shareholders at which the Company’s UK statutory accounts will be presented.

Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions for the year ended December 31, 2020. They will also have the opportunity to address the Annual Meeting if they desire to do so.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to pass this resolution to reappoint Ernst & Young LLP as the Company’s UK statutory auditor until the end of the next annual general meeting of shareholders.

The Board of Directors recommends that the shareholders vote “FOR” the reappointment of Ernst & Young LLP as the Company’s UK statutory auditor who will audit the Company’s UK Annual Report and Accounts for the year ending December 31, 2021.

2021 PROXY STATEMENT 28

As required under the laws of England and Wales, the compensation of Ernst & Young LLP as the Company’s UK statutory auditor must be fixed by the shareholders or in such manner as the shareholders may determine. Subject to Ernst & Young LLP being reappointed as the Company’s UK statutory auditor pursuant to Proposal No. 3, it is therefore proposed that the Audit Committee be authorized to determine their compensation. Pursuant to Nielsen’s Audit Committee Charter, the Board has delegated this authority to the Audit Committee.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.

The Board of Directors recommends that the shareholders vote “FOR” the authorization of the Audit Committee to determine the compensation of Ernst & Young LLP in its capacity as the Company’s UK statutory auditor.

2021 PROXY STATEMENT 29

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in the proxy materials a separate advisory resolution regarding the compensation of our named executive officers as disclosed pursuant to the SEC rules. While the results of this vote are non-binding and advisory in nature, the Board intends to carefully consider them when considering our executive compensation program. The Board has adopted a policy of providing annual advisory approvals of the compensation of our named executive officers. The next advisory approval of executive compensation will occur at the 2022 Annual General Meeting of Shareholders.

The language of the resolution is as follows:

“RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE PROXY STATEMENT PURSUANT TO THE SEC RULES, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND ANY RELATED NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in “Executive Compensation – Compensation Discussion and Analysis.”

In particular, as discussed in “Executive Compensation – Compensation Discussion and Analysis,” shareholders should note the following:

•	Our executive compensation program is designed to incent and reward our leadership team for delivering sustained financial performance and long-term shareholder value.

•

A significant portion of each named executive officer’s compensation is at risk, dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price.

•	Our variable performance-based compensation plans continued to operate as intended.

•	Our broad outreach to shareholders on topics, including executive compensation.

•

Payouts to NEOs under Nielsen’s Annual Incentive Plan for 2020 were made using discretion based on management’s responses to the COVID-19 pandemic, business separation execution and business transformation.

•	Payouts to NEOs and other participants in Nielsen’s PRSU award program for the 2018 – 2020 cycle that matured on December 31, 2020 were zero.

For further information, see “Executive Compensation – Compensation Discussion and Analysis – Program Changes and Determinations for 2021”.

The Board of Directors recommends that shareholders vote “FOR” approval of the compensation of the Company’s named executive officers.

2021 PROXY STATEMENT 30

EXECUTIVE COMPENSATION

The following discusses the compensation for our Named Executive Officers ("NEOs") for 2020: our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executives.

David Kenny
Chief Executive Officer and Chief Diversity Officer

Linda Zukauckas
Chief Financial Officer

David Rawlinson
Chief Executive Officer, Global Connect
(Who departed the Company on March 5, 2021)

George Callard
Chief Legal and Corporate Affairs Officer

Laurie Lovett
Chief People Officer

2021 PROXY STATEMENT 31

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Business Overview

On October 31, 2020, we entered into an agreement to sell our Global Connect business to affiliates of Advent International Corporation, for $2.7 billion in cash, subject to adjustments based on closing levels of cash, indebtedness, debt-like items and working capital, and a warrant to purchase equity interests in the company that will own the Global Connect business. The transaction was completed on March 5, 2021 and was part of a broader strategic review that began in July 2018.

For the year ended December 31, 2020, Nielsen Holdings plc was a global measurement and data analytics company with operations in nearly 90 countries, covering more than 80% of the world’s population. We provided clients with a comprehensive understanding of consumers’ media consumption and buying behavior and how those choices intersect. We delivered critical media and marketing information and analytics. We also provided manufacturer and retailer data and analytics about what and where consumers purchase. Our measurement and analytical services helped our clients maintain and strengthen their market positions and identified opportunities for profitable growth. For the year ended December 31, 2020, Nielsen was divided into two business units: Nielsen Global Media and Nielsen Global Connect.

Nielsen Global Media provides viewership and listening data and analytics primarily to media publishers and marketers and their advertising agencies for television, radio and digital viewing and listening platforms.

Our Media segment consists of two major product categories: Audience Measurement and Plan / Optimize. Within those major product offerings, we have aligned our offerings around three essential solutions: Audience Measurement, Audience Outcomes and Gracenote Content Services. Audience Outcomes and Gracenote Content Services are within Plan / Optimize. Beginning in 2021, we will refer to Plan / Optimize as Outcomes & Content.

Nielsen Global Connect provides retail transactional measurement data, consumer behavior information and analytics primarily to consumer packaged goods manufacturers and retailers with accurate, actionable information and a complete picture of the complex and changing marketplace that brands need to innovate and grow their businesses. It also provides data and builds tools that use predictive models to turn observations in the marketplace into business decisions and winning solutions.

Business Performance

2020 was a year of significant progress at Nielsen as we continued our transformation. Despite the challenging business environment that resulted from the COVID-19 pandemic, we delivered solid results by responding quickly to changing circumstances and focusing on what we could control.

Some of our major achievements throughout the year include:

•

Effected a successful separation of Nielsen Global Connect and Nielsen Global Media with a compelling growth strategy for both companies and announced the sale of Nielsen Global Connect to affiliates of Advent International Corporation, a highly regarded private equity investor and its partner, Jim Peck Ventures.

•	Worked to build shareholder trust and confidence by simplifying our portfolio, expanded our margins, improved cash flow and strengthened the balance sheet.

•

Improved performance of team members with a greater sense of belonging and purpose. We have diverse representation at every level and employee engagement remained steady in 2020 during a year of disruption. We are receiving recognition for our Diversity, Equity and Inclusion efforts and we’ve taken a firm stand with anti-racism actions and advocacy.

•	Shifted the mindset, products, and commercial approach of Nielsen from an incumbent to an insurgent mentality.

2021 PROXY STATEMENT 32

EXECUTIVE COMPENSATION

The COVID-19 pandemic had a substantial impact on Nielsen’s businesses, nevertheless, we adapted and delivered solid financial results across key metrics in 2020, including:

•	Revenues down only 3.2% versus prior year (down 2.3% on a constant currency basis) primarily due to COVID-19 pandemic related impacts on our measurement business.

•

Adjusted EBITDA[1] up 1.6% versus prior year (up 2.7% on a constant current basis) demonstrating our continued ability to control the Company’s cost base amid the business transformation efforts currently underway.

•

Free cash flow[1] up 9.3% over prior year, demonstrating our ability to maintain our core profitability on a cash basis, including our ability to invest in future growth and align with an important metric of shareholder value creation.

•	Net loss was $6 million, compared to net loss of $415 million in 2019.

1	Please see Annex C for additional information and a reconciliation of Adjusted EBITDA, free cash flow and measures on a constant currency basis to financial measures derived in accordance with United States generally accepted accounting principles (“GAAP”).

Executive Changes

There were significant changes at the executive level in 2020: Mr. David Anderson, our former Chief Financial Officer, resigned at the end of 2019 and was replaced by Ms. Zukauckas who joined in February 2020. Ms. Nancy Phillips, our former Chief Human Resources Officer, resigned at the end of November 2019 and was replaced by Ms. Lovett who joined in January 2020. Mr. Rawlinson joined the team as Chief Executive Officer of the Global Connect business in January 2020 and departed in March 2021 in connection with the sale of Connect to affiliates of Advent International.

Executive Compensation Overview

Nielsen’s executive compensation program is designed to motivate and reward our leadership team to deliver sustainable growth and financial performance while delivering long-term shareholder value. This proxy statement relates to 2020 performance and compensation.

Pay for Performance

Nielsen has a strong culture of pay for performance which serves to align Company goals and performance with pay outcomes for the Company’s executives. Nielsen conducts quantitative assessments of business financial performance and also evaluates individual contributions toward key business objectives in order to differentiate rewards. NEOs

2021 PROXY STATEMENT 33

EXECUTIVE COMPENSATION

participate in the same performance assessment process applicable to all managerial employees, including an annual performance review. They also participate in the same annual cash incentive plan that is applicable to all managerial employees, which in 2020 was funded based on full company annual revenue, adjusted EBITDA margin and free cash flow performance as described under “– 2020 Total Target Direct Compensation – Annual Incentive Plan.”

Pay Competitively

Providing competitive pay opportunities is a cornerstone of Nielsen’s compensation programs. The Compensation and Talent Committee reviews each NEO’s compensation annually and considers several factors when making pay decisions:

1.

Target total direct compensation, which consists of base salary, annual cash incentive opportunity and long-term incentive compensation, is benchmarked against compensation for executives serving in similar roles within a peer group of companies selected for their business relevance and size appropriateness to Nielsen;

2.

Target total direct compensation for NEOs is generally positioned within a range of the peer group median, but pay for a specific individual may be positioned high or low relative to median, based on a variety of factors, including individual performance, span of responsibilities, seniority and tenure, and retention risks;

3.

The mix of base salary, annual incentive and long-term incentives is reviewed annually to ensure a significant portion of NEO pay is at risk based on the achievement of performance objectives or the performance of our share price and to ensure the right focus on short-term and long-term performance, with an emphasis on the latter; and

4.	Other factors reviewed include changes in role or responsibilities, Company financial performance, and individual performance.

Variable Pay is At Risk

Nielsen’s compensation programs are designed so that a significant portion of each NEO’s compensation is at risk; and dependent on the achievement of challenging annual and long-term performance goals and/or the performance of our share price as laid out in the charts and tables below. At risk compensation is composed of annual cash incentive awards and equity-based awards and does not include fixed pay such as base salary. Long-term pay has historically been delivered exclusively in the form of equity to align the interests of the NEOs with the creation of value for our shareholders, and this was the case in 2020.

Executive Compensation Program Aligned with Strategy

Nielsen’s executive compensation program, and in particular our incentive compensation plans, include metrics that are correlated with shareholder value creation and are an effective measure of NEOs’ contributions to overall company performance. The metrics in our 2020 compensation program reflected Nielsen’s strategic objectives prior to the sale of the Global Connect business.

While this proxy statement relates primarily to Nielsen’s 2020 performance and executive compensation prior to the sale, executive compensation program changes for 2021 are also discussed. These changes were approved in the context of our evolving strategic objectives as the New Nielsen, a focused media data analytics provider with a simplified organization, greater end-to-end accountability and greater financial discipline across both capital expenditures and operating expense, and in response to feedback we received from shareholders. The Compensation and Talent Committee is focused on ensuring that our executive compensation program aligns to Nielsen’s business objectives going forward.

The chart below illustrates the elements of annual total direct compensation at target for Mr. Kenny, our CEO since December 2018. The next chart illustrates the target elements of total direct compensation for other NEOs in 2020. See “– Summary Compensation Table” for actual amounts earned by all NEOs in 2020. In all cases, the design of Nielsen’s compensation programs aligns closely with our peer group.

2021 PROXY STATEMENT 34

EXECUTIVE COMPENSATION

CEO Compensation Structure 2020 (Using actual 2020 pay received)

Other NEOs’ Average Compensation Structure 2020 (Using actual 2020 pay received)

Shareholder Engagement and Responsiveness

Each year, our shareholders vote on an advisory resolution to approve the pay of our NEOs (“Say-on-Pay proposal”). In 2020, approximately 68% of the votes cast at our annual general meeting of shareholders affirmed our executive compensation program. This level of support was lower than typical or desired and accordingly our Board, Compensation and Talent Committee and management team led a dedicated effort to solicit feedback from shareholders regarding their views on the executive compensation program, their rationale for how they voted on our Say-on-Pay proposal and any changes they recommend for the program going forward.

These efforts bolstered our broader regular outreach to shareholders on topics including executive compensation, business strategy and performance, corporate governance practices, and sustainability initiatives. In early 2021, we reached out to shareholders accounting for 80% of total shares outstanding to solicit feedback on these matters ahead of the 2021 proxy filing.

Our Board’s Chairperson, Jim Attwood, along with management representatives from Nielsen’s Investor Relations, Legal, Human Resources and Environmental, Social and Governance (ESG) groups, spoke with investors to solicit their feedback. Mr. Attwood directly spoke with investors representing 30% of shares outstanding. Investor Relations, along with other executives, participated in calls representing an additional 10% of shares outstanding, while other shareholders expressed that a meeting was not necessary at that time or did not respond.

The majority of investors with whom we spoke expressed their support for Nielsen’s ongoing executive compensation program. Many of the investors that we spoke to who opposed the 2020 Say-on-Pay proposal did so specifically due to compensation arrangements associated with the departure of Nielsen’s former CFO.

2021 PROXY STATEMENT 35

EXECUTIVE COMPENSATION

We also discussed with these shareholders two potential changes the Compensation and Talent Committee was at that time considering, and has since approved and ratified:

•	Total revenue metrics in both our short-term and long-term incentive plans were replaced by organic revenue to focus on growth driven by product and service enhancements

•	The weighting of the Free Cash Flow metric in our short-term plan was increased from 30% to 35%

In addition, we heard from shareholders that free cash flow is a very important metric to them. As a result, the adjusted EPS metric in the LTPP plan was replaced with Free Cash Flow/EBITDA conversion. These changes were considered and ultimately approved by the Compensation and Talent Committee in light of specific feedback we received from investors that requested and affirmed their support for them. Furthermore, the Compensation and Talent Committee believes these changes are aligned with our strategic priorities as the New Nielsen: a focused media data and analytics provider.

Executive Compensation Elements

Element	Purpose	Key Characteristics

Base Salary	Attract and retain top talent

• The Compensation and Talent Committee considers a variety of factors including: (1) our pay for performance philosophy, (2) peer group market data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, and (6) role changes.

Annual Incentive Plan (“AIP”)	Motivate NEOs to accomplish short-term business performance goals that contribute to long-term business objectives

• AIP award opportunities are determined each year by reference to (1) our pay for performance philosophy, (2) peer group benchmarking and general market survey data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award.

• In 2020, revenue, adjusted EBITDA Margin and free cash flow were the performance metrics for the AIP:

• Adjusted EBITDA Margin and revenue are measured in combination with each other and represent a combined weighting of 70%; free cash flow, (weighted 30%)

• If either of the adjusted EBITDA margin or revenue metrics fail to meet threshold (minimum) performance goals, there is no payout for the 70% portion of the AIP that is based on the achievement of these metrics.

• As discussed below under “Annual Incentive Plan”, the Compensation and Talent Committee adjusted the AIP payouts for 2020 to take into account the impact of the COVID-19 pandemic on the Company.

Long-Term Incentive (“LTI”)	Deliver long-term sustainable performance and align executive rewards with long-term returns delivered to shareholders

• LTI award values are determined each year by reference to (1) our pay for performance philosophy, (2) peer group benchmarking and general market survey data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award

Performance Restricted Stock Units (“PRSUs”) under Long Term Performance Plan	Alignment with long-term shareholder return

• Subject to performance against three-year cumulative performance metrics. For 2020, in light of the impending separation of the Global Connect business, performance was measured against one year targets with an additional two-year hold period before shares would vest at the end of year three. This design was for 2020 only. 2020 metrics included:

• Revenue growth rate, weighted 50%

• Adjusted earnings per share (“EPS”), weighted 50%.

• Relative TSR (RTSR) which was a modifier in the 2019 plan was removed from the 2020 plan given the one year performance targets and the difficulty of measuring RTSR performance for a company that will be split off into two companies. RTSR will be restored for the 2021 plan

• Represents 60% of the annual grant-date LTI value

Restricted Stock Units (“RSUs”)	Alignment with shareholder return and retention	• Service-based equity is delivered in RSUs • Four-year graded service-vesting • Represents 40% of the annual grant-date LTI value

Performance Stock Options (“PSOs”)	Alignment with long-term shareholder return

• Used for new hire and other special awards; not part of the regular annual awards

• Subject to a challenging stock price growth hurdle of 25% increase from the date of grant.

• Awards vest in 3 equal annual installments

• PSOs become exercisable only if:

• Stock price goal is achieved for a period greater than or equal to 21 consecutive trading days within three years from the date of grant

• Service vesting conditions are fulfilled

Health and Welfare Plans, Perquisites	Promote overall wellbeing and avoid distractions caused by unforeseen health/financial issues	• Health and Welfare plans generally available to all full time employees • De minimis financial planning and wellness services allowances

2021 PROXY STATEMENT 36

EXECUTIVE COMPENSATION

NEO Compensation Practices

What We Do	What We Don’t Do

✓  Emphasize long-term equity in prospective pay increases

✓  Use share ownership guidelines to require all executive officers and non-employee directors to hold a significant amount of Nielsen stock

✓  Specify maximum payout thresholds on all individual awards granted under our AIP and LTPP

✓  Recoup both short-term and long-term incentive awards in the event of financial restatement as a result of intentional misconduct on the part of the executive, and where the award would have been lower as a result of the restatement

✓  Include double trigger provisions for all plans that contemplate a change in control

Use excise tax gross-up agreements

Permit short-sales, hedging and pledging of shares

Provide tax gross-ups on perquisites

Provide dividend equivalents on unearned PRSUs granted under the LTPP

Re-price options

2020 Total Target Direct Compensation

When determining compensation for our executive officers, our Compensation and Talent Committee approaches compensation amounts from a Total Target Direct Compensation perspective. The Total Target Direct Compensation (without taking into account any voluntary reductions due to the COVID-19 pandemic) for our NEO’s for 2020 was as follows:

Name	Base Salary	Annual Incentive	Long Term Incentive	Total Target Compensation

David Kenny	$1,300,000	$1,925,000	$7,700,000	$10,925,000

David Rawlinson	$ 900,000	$1,250,000	$6,000,000	$ 8,150,000

Linda Zukauckas	$ 800,000	$ 900,000	$2,750,000	$ 4,450,000

George Callard	$ 575,000	$ 625,000	$1,800,000	$ 3,000,000

Laurie Lovett	$ 500,000	$ 500,000	$1,000,000	$ 2,000,000

Annual Base Salary

Base salary is the only fixed component of our executive officers’ compensation. The Compensation and Talent Committee considers benchmark compensation information for executives serving in similar positions at peer companies and general market survey data supplied by its compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), to help ensure that base salaries of the Company’s executive officers are competitive in the marketplace and are serving their purpose to attract and retain top talent.

The Compensation and Talent Committee considers salary increases for the Company’s executive officers generally in 24-36+ month intervals unless there is a change in role or circumstances that warrant consideration.

Executive officers are not involved in determining their own compensation.

2021 PROXY STATEMENT 37

EXECUTIVE COMPENSATION

Adjustments to Base Salaries

There were no base salary increases approved by the Compensation and Talent Committee in 2020 for NEOs. These changes reflect the voluntary pay reductions taken by NEOs in 2020 due to the COVID-19 pandemic. The NEOs took a voluntary pay reduction for May-September 2020: David Kenny and David Rawlinson both took 30% reductions and other officers took 20% reductions in their total cash compensation (in the form of base salaries and AIP target reductions).

Name	2019 Base Salary (Actual)	2020 Base Salary (Actual)	Change %
David Kenny	$1,300,000	$1,218,750	(6%)
David Rawlinson*	N/A	$843,750	N/A
Linda Zukauckas*	N/A	$766,667	N/A
George Callard**	$528,558	$551,042	4%
Laurie Lovett*	N/A	$479,167	N/A

*	N/A indicates recent NEO hire; no 2019 salary data

**	Hired on Jan 22, 2019, 2019 base salary doesn’t reflect full year data

Annual Incentive Plan

The purpose of the AIP is to motivate executives to accomplish short-term business performance goals that contribute to long-term business objectives. The Compensation and Talent Committee approves the applicable performance measures and performance targets under the plan at the beginning of each fiscal year. Following the end of the performance period, the Company’s and the executives’ actual achievement under the performance measures and performance targets is reviewed and assessed, and the Compensation and Talent Committee approves the cash amounts payable to such executives. The NEOs participate in the same incentive plan as the Company’s senior managers.

In determining the annual incentive target opportunity for each NEO, the Compensation and Talent Committee considered benchmark compensation information for executives serving in similar positions at peer companies and general market benchmark data provided by Meridian; executives’ total direct compensation mix; changes in role and job responsibilities; and Company financial performance and individual performance.

Under the AIP, the maximum potential annual incentive payout for the NEOs is 200% of their annual incentive target.

Annual Incentive Plan Payout Formula

•

The amount at which the AIP funds and that is available for payouts is derived formulaically based on pre-determined targets. In 2020 these were adjusted EBITDA margin, revenue, and free cash flow performance. The performance against these targets is expressed as a “funding percentage”; see – “Performance – Payout Formula” table below.

•	Initial individual payouts are determined by applying the “funding percentage” to the individual’s target award opportunity.

•	Final individual payouts are determined after a full assessment of:

•	Each individual’s contribution to overall Company performance;

•	Other individual quantitative performance objectives; and

•	A qualitative assessment to take into account, as appropriate, degree of difficulty, extraordinary market circumstances, and leadership impact.

•	Based on the full assessment, individual payouts may be adjusted up or down from the initial payout to ensure that total performance is reflected in the final payouts.

•	Aggregate payouts under the AIP cannot exceed the amount of the funded plan pool.

2021 PROXY STATEMENT 38

EXECUTIVE COMPENSATION

•

By design, adjusted EBITDA margin and revenue metrics are linked in a matrix, while free cash flow is measured independently. If either of the adjusted EBITDA margin or revenue metrics fail to meet threshold performance goals, there is no payout for either metric.

•

Adjusted EBITDA is defined as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, stock-based compensation expense and other non-operating items from our consolidated statements of operations as well as certain other items considered outside the normal course of our operations.

Performance Metrics and Targets

The Compensation and Talent Committee believes that adjusted EBITDA margin, revenue and free cash flow metrics are highly correlated to the creation of value for our shareholders and are effective measures of the NEOs’ contributions to short-term Company performance.

Metric	Rationale

EBITDA Margin	• Focuses on operating earnings performance and efficient management of the Company’s cost base amid the business transformation efforts currently underway.

Revenue	• Reflects our focus on top-line growth to support the expansion of the Company’s platform and efforts to strengthen relationships with clients and partners.

Free Cash Flow	• An important measure of shareholder value creation, including our ability to invest in future growth and return excess capital to shareholders.

The Compensation and Talent Committee sets quantitative performance targets associated with these metrics. In establishing these targets, the Compensation and Talent Committee considers the Company’s historical performance against prior year targets and other factors. Each year the Compensation and Talent Committee strives to establish targets that are both aggressive and achievable. These metrics are also commonly used by Nielsen’s investors to evaluate our core performance.

Funding Formula and Individual Payouts

Revenue and adjusted EBITDA margin are measured in combination with one another (70% weight). Threshold performance must be achieved for both metrics in order for either to fund. 100% funding is accomplished when both metrics meet target performance as approved by the Compensation and Talent Committee at the beginning of the plan year. 200% funding is accomplished when both metrics meet maximum performance as approved by the Compensation and Talent Committee at the beginning of the plan year. Funding and payouts are capped at 200%.

Performance – Payout Formula

Adjusted EBITDA Margin and Revenue Performance-Payout Matrix			Growth vs Prior Year (Index%)	Revenue ($M)
				Threshold	Lower Mid	Target	Upper Mid	Maximum
				$6,627	$6,660.5	$6,694	$6,761	$6,828
				102%	102.5%	103%	104%	105.1%
Adjusted EBITDA Margin	Maximum	29.4%	90 bps	110%	130%	150%	175%	200%
	Upper Mid	28.9%	40bps	92.5%	108.75%	125%	150%	175%
	Target	28.4%	(10) bps	75%	87.5%	100%	125%	150%
	Lower Mid	27.9%	(35)bps	62.5%	75%	87.5%	108.75%	130%
	Threshold	27.4%	(60) bps	50%	62.5%	75%	92.5%	110%

2021 PROXY STATEMENT 39

EXECUTIVE COMPENSATION

Free cash flow is measured independently (30% weight). A 100% funding percentage is achieved if performance meets the target performance milestone approved by the Compensation and Talent Committee at the beginning of the plan year. If performance falls below the minimum performance milestone, no payouts are awarded.

	Free Cash Flow
Performance Milestones	Growth vs Prior Year (Index %)	Funding/ Initial Payout %[1]
Maximum	119.7%	200%
Exceptional	110.6%	150%
Target	101.5%	100%
Minimum	96.9%	50%
< Minimum	<96.9%	0%

1	The AIP funding percentage and initial payout percentage are determined using linear interpolation if actual performance falls between any two performance milestones.

2020 Financial Performance and AIP Funding

In April 2020, Nielsen issued to the investment community updated financial guidance for 2020. This updated guidance reflected the impact of the COVID-19 pandemic on expected business results. Factors impacting Nielsen’s respective businesses and expected performance included:

•

Nielsen Global Media: The COVID-19 pandemic impacted sports, auto, and non-contracted revenue. Additionally, our consumer panels, which are a very important source of measurement data, were (and will continue to be) impacted because our field workers were and are constrained from their activities relating to recruiting, metering and monitoring the panelist homes.

•	Nielsen Global Connect: The COVID-19 pandemic impacted retail measurement services in markets that are heavy in traditional trade as well as pressures on the custom insights business.

The Compensation and Talent Committee met in July 2020 and determined not to make any changes to the AIP design for 2020; this included leaving the existing performance goals and ranges in the AIP unchanged, despite the revised external guidance. The Compensation and Talent Committee made this decision based on the likelihood of persistent uncertainty through the rest of 2020 in key markets that impact our business and performance. The Compensation and Talent Committee determined that any changes to the AIP could be made in the final evaluation of performance against the original goals for the year, following the end of 2020 when the full extent of the COVID-19 pandemic impact on the Company’s 2020 results was known.

The main impact of COVID-19 pandemic to the AIP results was with respect to revenue performance. The Company’s 2020 revenue performance was below the AIP Threshold level; however, adjusted EBITDA margin and free cash flow performance results were above target levels. Because the revenue metric did not meet threshold performance, the payout resulting from revenue and EBITDA margin was 0%. The free cash flow metric exceeded target and resulted in a funding of 143%. The resulting overall funding for the AIP was 42.9%.

In February 2021, the Compensation and Talent Committee met to discuss Nielsen’s performance and the NEOs’ individual performance in 2020.

The Compensation and Talent Committee noted that the primary factor driving the 42.9% formulaic funding for the AIP was the impact of the COVID-19 pandemic on revenue results. The Compensation and Talent Committee determined that management took steps to mitigate the impacts of the COVID-19 pandemic on the business with a focus on delivering superior EBITDA margin and free cash flow performance. However it was not feasible to restore all the revenue lost due to reduced economic activity because of the COVID-19 pandemic. The factors attributable to the COVID-19 pandemic were outside of management’s control and were not indicative of poor management performance or judgment.

2021 PROXY STATEMENT 40

EXECUTIVE COMPENSATION

The Compensation and Talent Committee determined that Nielsen’s overall performance in 2020 was strong. It also noted that the NEOs had taken a voluntary pay reduction for May-September 2020: David Kenny and David Rawlinson both took 30% reductions and other officers took 20% reductions in their total cash compensation (in the form of base salaries and AIP target reductions).

The Compensation and Talent Committee therefore developed a two-step framework to determine how to adjust the final assessment of performance to appropriately take into account the impact of the COVID-19 pandemic:

1) Quantitative Assessment: The Compensation and Talent Committee initially evaluated the Company’s financial performance against the original targets in the AIP and the revised targets that were part of Nielsen’s operating plan aligned with the Company’s externally provided financial guidance.

•

The Compensation and Talent Committee noted that performance for the revenue metric was $352 million below the original Threshold goal (set prior to the outbreak of the COVID-19 pandemic and before the Company revised its financial guidance). Based on management’s analysis, the impact to revenue attributable to the COVID-19 pandemic and our optimization plan exceeded $352 million. In other words, management did mitigate the COVID-19 pandemic impact on revenue, to a degree.

•

In an alternative scenario, the Compensation and Talent Committee noted that had revenue and adjusted EBITDA margin have been decoupled and assessed independently (not using the original matrix design) total AIP funding would have been 112.9%, due to maximum performance achieved on the adjusted EBITDA margin metric and above-Target performance on free cash flow, both measured against the pre- COVID-19 pandemic targets.

Metric	Target	Result

Adjusted EBITDA Margin % at constant currency[1]	28.40%	30%

Revenue growth at constant currency[1]	3%	(2.3%)

‘Free Cash Flow	$555MM	$598MM

1	We calculate constant currency percentages by converting our prior-period local currency financial results using the current period foreign currency exchange rates and comparing these adjusted amounts to our current period reported results.

2) Qualitative Assessment: The Compensation and Talent Committee assessed Nielsen’s performance in light of the challenges the Company faced, including the impact of the COVID-19 pandemic, the planned separation of the Global Connect and Global Media businesses, and the ongoing transformation of Nielsen’s Global Connect and Global Media businesses

•	Responses to the COVID-19 Pandemic:

•	Mobilized remote working solutions for 90%+ of the employee population

•	Employees took on multiple roles to ensure business continuity

•	Business Separation Execution

•	Executed against normal course responsibilities in addition to significant additional work streams related to separation of the Global Connect and Global Media businesses

•	Successfully positioned both businesses for the future as standalone companies, culminating in the announcement of the sale of the Global Connect business to affiliates of Advent International

•	Business Transformation

•	Reorganized the Global Connect and the Global Media businesses, which resulted in ~$265 million in run rate EBITDA benefit

•	Expedited and built Nielsen’s product roadmap and pipeline

•	Achieved strong employee engagement scores amid a challenging environment

A full review of each NEO’s individual qualitative assessment is included below.

2021 PROXY STATEMENT 41

EXECUTIVE COMPENSATION

AIP Payout Determinations and Approval

The Compensation and Talent Committee’s quantitative and qualitative assessments determined that the Company had strong performance despite the broad challenges Nielsen faced in 2020, and accordingly the Compensation and Talent Committee approved funding for the AIP at 93% of target funding. This funding level is above the funding that would have been achieved against the original pre- COVID-19 pandemic targets, but well below the funding that would have been achieved if the revenue and EBITDA Margin metrics had been decoupled and evaluated independently.

In addition, the Compensation and Talent Committee considered that the NEOs and other members of management took voluntary reductions to their annual incentive targets to reduce the impact that the COVID-19 pandemic had on the Company. In light of the strong performance, the Compensation and Talent Committee approved restoration of the pre-COVID unreduced full-year annual incentive targets for the NEOs.

Based on this AIP funding level and individual performance assessments (described in detail below), the Compensation and Talent Committee approved the following payouts for the 2020 AIP payout plan:

Name	Original AIP opportunity at Target ($)	Revised AIP opportunity at Target, after voluntary reduction in cash compensation ($)	Approved AIP Payout ($)	Approved AIP Payout as % of Original Bonus at Target

David Kenny	$1,925,000	$1,604,000	$1,703,625	88.5%

David Rawlinson	$1,250,000	$1,038,000	$1,000,000	80.0%

Linda Zukauckas	$900,000	$792,000	$796,500	88.5%

George Callard	$625,000	$549,000	$553,125	88.5%

Laurie Lovett	$500,000	$438,000	$442,500	88.5%

CEO Performance Assessment for David Kenny

Mr. Kenny’s performance was assessed on total Company financial performance (as described above under “– Annual Incentive Plan –2020 Financial Performance and AIP Funding”) and his performance against the objectives presented below.

Objectives

Continue to build shareholder trust and confidence

•

Portfolio Simplification - Negotiated the sale of Nielsen Global Connect to affiliates of Advent International for $2.7 billion. In addition, Nielsen exited businesses in twelve countries and sold the Nielsen Social business.

•

Margin expansion- 2020 EBITDA margin of 29.9% came in 152bps ahead of operating plan, and 147bps ahead of 2019 on a constant currency basis. Through reorganization of the businesses, Nielsen achieved ~$265 million in run-rate EBITDA benefit ($115 million Global Media, $150 million Global Connect), of which ~$115 million was in 2020.

•

Cash flow improvement - Delivered 2020 free cash flow of $598 million which was $43 million ahead of our operating plan. This was driven by improved margins, and a disciplined approach to capital spending.

•

Modest revenue decline - In spite of the challenges caused by the COVID-19 pandemic, Nielsen delivered revenue only 5.3% below our operating plan. This is a 2.3% reduction versus 2019 on a constant currency basis, and was in-line with revised targets and guidance we provided in mid-year to adjust for COVID-19 pandemic business disruptions.

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EXECUTIVE COMPENSATION

•

Improved balance sheet- The sale of the Global Connect business would deliver substantial value to shareholders with greater near-term certainty than would have been the case with a spinoff, including net proceeds of approximately $2.3 billion primarily for debt pay down. The sale also reduces other liabilities on the balance sheet such as pension obligations and equipment leases. The balance sheet was also strengthened with three debt refinancings in 2020.

Supported David Rawlinson, CEO Nielsen Global Connect in building the team and formulating the strategic direction for continued growth for Nielsen Global Connect

Nielsen Global Connect made significant progress in 2020, as reflected in the successful sale to Advent at a higher price than we could have achieved at the end of 2019. Specific progress included:

•	Continued momentum in renewals - $413 million of core revenue renewed with an average length of 4 years. 21 out of 23 renewals >$5 million were successful.

•

Stronger team and accountability - In May, we unveiled the new product-centric Nielsen Global Connect organizational structure and strengthened the Global Connect team with the hiring of a Global Connect Chief Financial Officer (Chandler Bigelow).This structure allowed better clarity and accountability for delivering the Global Connect solutions to clients.

•

Clearer product strategy and marketing - In October, we unveiled the new brand - NielsenIQ. Simultaneously, Global Connect’s virtual Consumer 360 client event had a record global turnout with more than 3,000 clients and industry leaders attending from over 90 countries.

Effect a successful separation of Nielsen Global Connect and Nielsen Global Media

Negotiated the sale of the Global Connect business to affiliates of Advent International and their partner Jim Peck Ventures for approximately $2.7 billion plus a performance-based warrant tied to long-term performance. We created a compelling growth strategy for Global Connect on top of stronger financial performance. We also created a compelling growth strategy for the remaining Media Company which was unveiled at our investor day in early December. The company reduced the headcount by 11% while standing up corporate functions for Media in 50 countries as it gets carved out of Global Connect internationally.

Drive sustained Media Productivity through One Platform, One Panel, One Product Strategy

We consolidated our offerings into three core solutions:

Audience Measurement

•	We are evolving from measuring the audience in a dozen different ways to measuring the audience on one integrated NielsenOne platform and panel.

Audience Outcomes

•

We are making our Outcomes platform easier to integrate with vertical data sets across key industries including financial services, telecommunications, and retail. We are also making the outcomes solution into a syndicated software model, which can be used by both large and small marketers.

Gracenote Content Services

•

The Gracenote ID is already the leading content ID platform, and we expect its value to increase across content developers, owners, and distributors as streaming becomes the dominant way of consuming entertainment.

Shift the mindset, products, and commercial approach of Nielsen Media from an incumbent to an insurgent mentality

•

Strengthened the Media leadership team through the hiring of Linda Zukauckas (Chief Financial Officer), Laurie Lovett (Chief People Officer), Sean Cohan (Chief Growth Officer & President, International) and Jamie Moldafsky (Chief Marketing and Communications Officer)

2021 PROXY STATEMENT 43

EXECUTIVE COMPENSATION

•

Restructured US and International teams to be product led - balancing deep product sales expertise with focused geographic and client support. These moves led to improvement throughout the year in sales effectiveness, including Q4 Media revenues above operating plan.

Improved performance of all team members with a greater sense of belonging and purpose

•

Representation at every level - We diversified our executive leadership team, which is now 50% female and 3 out of 8 leaders are ethnically diverse. We also began sharing quarterly updates on Diversity, Equity & Inclusion with the Compensation and Talent Committee, with a commitment to an annual report to the full Board.

•

Employee engagement and support - Employee engagement remained steady in 2020 during a time of disruption due to COVID-19 pandemic impacts, the transition to remote working and the sale of Nielsen Global Connect. 90% of our employees believed Nielsen demonstrated that employee health and wellness were a priority in its COVID-19 pandemic response. We have a global non-discrimination policy that ensures equal opportunity for LGBTQ+ associates in all Nielsen markets and we have begun offering health benefits for same sex partners in several countries where they were previously not offered.

•	Diversity, Equity and Inclusion –

•	Nielsen received the following recognition for our strong commitment to Diversity, Equity and Inclusion

•	90% score on the Disability Equality Index in 2020, “Best Place to Work for Disability Inclusion” by Disability.

•	5-Star ranking in the Hispanic Alliance for Corporate Responsibility Index for Employment practices, Governance and Procurement.

•	Ranked #2 on Equileap’s Top U.S. Companies for Gender Equality.

•	Ranked Top 30% in PAR gender ranking in Latin America.

•	Mr. Kenny was also named #1 on the EMpower 20 Advocates List for 2020, and #5 on the HERoes top 50 advocate executive role models.

•

Nielsen received Gold level recognition from the Business Group on Health for Excellence in Health and Well-being, including special recognition for Social Determinants of Health for our work using Nielsen data to help power Feeding America’s Map the Meal Gap.

•

We outlined our Commitment to Fight Racism with Action; which includes engaging associates and policy makers/government to build out comprehensive reforms. Along with 140+ U.S. trade organizations and employers, we signed and submitted a friend of the court brief to the U.S. Supreme Court to help preserve DACA (Deferred Action for Childhood Arrivals). We also publicly called for the exclusion of a citizenship question on the 2020 census, which would have discouraged minority participation.

•

We had over 100 engagements with various multicultural community organizations to share multicultural insights and provide financial support, and we also hit $100M in spending with diverse suppliers. Through the Next Level Suppliers program, we matched 7 diverse businesses with teams of Nielsen associates who provided pro bono business consulting. We also launched a Black-owned small business resource site.

Drive Trust and Transparency within the Media industry

With NielsenOne we are making bolder moves that can accelerate the entire media industry. Our launch had strong industry support across Unilever (WFA), Mastercard (ANA), NBCU, Google, WPP, and The Trade Desk. We also have active engagement on five Nielsen One steering committees across most major industry associations. Nielsen was named as the industry leader for Media companies on JUST Capital’s “JUST 100” for the 4th consecutive year.

Performance Assessment for Linda Zukauckas

Ms. Zukauckas was assessed on total Company financial performance (as described above under “– Annual Incentive Plan – 2020 Financial Performance and AIP Funding”) and her performance against the objectives presented below.

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EXECUTIVE COMPENSATION

Objectives

Managed Improved Financial Performance

Ms. Zukauckas improved the discipline and rigor over financial operating practices, contributing to strong overall 2020 results. While the challenges of the COVID-19 pandemic lowered 2020 revenue by 2.3% versus 2019, adjusted EBITDA was 2.7% higher, adjusted EBITDA margin was 147bps higher on a constant currency basis, and FCF was 9% higher, all in relation to 2019 performance. Enhanced practices included scenario analysis to manage COVID-19 pandemic financial risks; better cost management, enabling temporary cost savings and a restructuring/optimization plan; more focused capex management, lowering spend while increasing optimization; and a continuation of cash process improvements, resulting in cash conversion of 31.8%, versus 29.5% for 2019.

Leadership in the Separation and Sale of the Global Connect Business

In partnership with other officers, Ms. Zukauckas helped lead the separation of the Global Connect business in anticipation of a planned spinoff, which evolved into a sale. Activities included physical separation (e.g., real estate, ERP systems, etc), financials (i.e., carve-out basis financials used in public filings), and governance (e.g., establishing new entities in over 50 countries where Nielsen businesses shared entities and infrastructure). The organized approach to the separation positioned the Global Connect business well for the $2.7 billion proposed sale to Advent International, which closed on March 5, 2021. Approximately $2.3 billion of the net sales proceeds were used to de-lever Nielsen, earlier than would have been the case in a spin transaction.

Ensure Adequate Funding and Liquidity Situation

Despite a volatile credit market environment, Ms. Zukauckas refinanced approximately $3 billion in debt and ended the year with Nielsen’s revolving credit facility fully available. In May, we accessed the leveraged loan markets, refinancing $1 billion (including €420 million, opening the European leveraged loan markets) and in-substance extending 2020 and 2021 maturities to 2025; in September we accessed the unsecured bond market, issuing $1.75 billion and in-substance extending 2021 and 2022 maturities by 8-10 years. Despite instability in the markets, Nielsen credit ratings were maintained.

Unveiled New Growth Strategy at Investor Day for the “New Nielsen”

Following the November announcement of the proposed sale of the Global Connect business to affiliates of Advent International, we held a December Investor Day, where we laid out the growth strategy for Nielsen, as adjusted for the proposed Global Connect sale (i.e., the New Nielsen). It had been three years since Nielsen’s prior Investor Day so the narrative covered a broad spectrum of existing and potential investors. This included providing a preliminary outlook for 2021, key growth drivers for our three essential solutions and medium-term targets for organic revenue growth, adjusted EBITDA margins, free cash flow and free cash flow conversion. We also shared our plans for capital allocation, including net debt leverage targets. Investor Day was hosted virtually and overall, we received positive feedback from the investment community about the event and Nielsen’s growth prospects going forward.

Performance Assessment for David Rawlinson

Mr. Rawlinson was assessed on total Company financial performance (as described above under “– Annual Incentive Plan –2020 Financial Performance and AIP Funding”) and his performance against the objectives presented below.

Objectives

Improve operating and financial performance for Nielsen Global Connect

•

Mr. Rawlinson led the restructuring effort and transformation plan designed to invest in accelerating the product road map and create a more competitive differentiation. The impact of the restructuring actions on 2020 were an $80 million operating expense reduction and $58 million of EBITDA improvement.

2021 PROXY STATEMENT 45

EXECUTIVE COMPENSATION

•

Global Connect delivered revenue only 2.4% less than the prior year in the midst of a pandemic. Notably, the core Retail Measurement Services product, which represents about 65% of revenue, showed its strength, returning to YOY growth in Q4.

•	2020 EBITDA margin of 15.5% was 177 bps ahead of operating plan, and 210bps ahead of 2019.

•

Despite a COVID -19 pandemic driven drop in EBITDA, revenue stabilization efforts, new product rollouts and business restructuring allowed the business to recover. For the full year, EBITDA was $454 million, 12.9% above the prior year and about 5% (or $23M) ahead of the pre- COVID-19 pandemic operating plan.

Prepare to be a standalone company, including building out a management team and identity

•

Mr. Rawlinson recruited and built a new management team for Global Connect, including careful management transition of outgoing leaders. Mr. Rawlinson hired a Chief Financial Officer for Global Connect with deep public and private company experience (Chandler Bigelow), and a new Head of Strategy (Prerak Bathia). Additionally, several other leaders were transitioned to new roles as part of the senior leadership team.

•

At Consumer 360, Global Connect revealed its new brand - NielsenIQ, mission and vision, the result of months of customer research, leadership alignment, and agency collaboration. This was the first year of holding Consumer 360 virtually and it was a record breaking success, with very strong engagement across social media. Nearly 900 companies attended the general session. Overall attendance included 3,000 industry professionals across 90 countries, up 560% from the last Consumer 360 conference; further, attendance from executive level attendees was up 580%.

Drive a culture of care and engagement for employees

•

Mr. Rawlinson and his team implemented a new local leadership approach including a robust communication strategy emphasizing frequency, expectations in a COVID-19 pandemic world, and feedback channels. He also modified the 2020 performance review process. This resulted in increased engagement versus the prior year, despite the substantial challenges.

•	Mr. Rawlinson participated in an effort to launch a Black Inclusion Index that will be used by several UK-based companies to benchmark and create actions that grow black inclusion in their workplaces.

•

Mr. Rawlinson signed the Anti-racism pledge for CEOs from the National Coalition for Racial Justice & Equity (NCRJE), and established the Pro Bono Minority Business Consulting Initiative which lends our innovation-focused research solutions and expert consulting to minority-owned businesses on a pro bono basis.

Improve relationships with customers through strengthened products and commercial approach

•	Realigned the business to a product-led structure.

•

Accelerated rollout of the Connect Platform. The number of users on the Connect Platform tripled in 2020, and it successfully became the system of record at critical global clients. We focused on the move to the Cloud and accelerated the retirement of legacy systems, improving performance and efficiency.

•	Accelerated Product Launch and Turnaround for the Panel Business and moved up the initial MVP launch to February 2021.

•	Successfully won head-to-head competitions for certain customer renewals.

Help the Board reach a conclusion for the final destination for Global Connect

•

Mr. Rawlinson and his team prepared Global Connect to go public. The Company established the Separation PMO, which included thousands of individual tasks needed to successfully accomplish a spinoff. At the time of the announced sale to affiliates of Advent International, this work was on schedule.

•	The sale of the business to affiliates of Advent International for approximately $2.7 billion plus performance-based warrant tied to long-term performance was the conclusion of this work.

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EXECUTIVE COMPENSATION

Performance Assessment for George Callard

Mr. Callard was assessed on total Company financial performance (as described above under “– Annual Incentive Plan –2020 Financial Performance and AIP Funding”) and his performance against the objectives presented below.

Objectives

Separation Process

Mr. Callard’s team played a critical role throughout - the separation of the Global Connect and Media businesses - managing the many legal and regulatory matters that arose in connection with the process. In addition, Mr. Callard oversaw the Separation Management Office ultimately responsible for separation of the Global Connect and Global Media businesses.

Sale Process

Mr. Callard’s team pivoted to manage both the separation and sale process following receipt of indications of interest from prospective purchasers of the Global Connect business. Mr. Callard was instrumental in leading the negotiation of the Stock Purchase Agreement and other related agreements, including the Trademark License Agreement, IP License Agreement, Transition Services Agreement and Master Services Agreement. In addition, Mr. Callard’s team was responsible for managing compliance with interim operating obligations, the filing for and receipt of regulatory and other pre-closing approvals, and meeting all other closing conditions.

Corporate Governance

Mr. Callard’s team continued to lead the governance aspects of the Company. In addition, Mr. Callard worked on the establishment and development of a charter for the newly established Finance Committee, as well as the on-boarding of three new Board members.

Divestitures

Mr. Callard’s team was instrumental in the closing of several strategic divestitures as contemplated in our strategic plan. All were closed on time and in alignment with expected financial parameters.

Commercial Agreements

Mr. Callard’s team was also instrumental in the successful renewal of many critical commercial agreements with key Nielsen customers as set forth in our strategic plan, as well as the successful negotiation of a new ground-breaking agreement.

Compliance, Integrity, Enterprise Risk Management and Security

Mr. Callard continued his efforts to build out best-in-class governance and integrity programs. Mr. Callard’s efforts with respect to cybersecurity, data protection and privacy focused on closer alignment with the business and product teams, including elevating the heads of each function to membership in an internal working group of key Media commercial and product leaders. Mr. Callard also reorganized the global government affairs program to report into the Chief Privacy Officer given the significant public policy focus on data privacy and protection in the U.S. and abroad.

Performance Assessment for Laurie Lovett

Ms. Lovett was assessed on total Company financial performance (as described above under “–Annual Incentive Plan –2020 Financial Performance and AIP Funding”) and her performance against the objectives presented below.

2021 PROXY STATEMENT 47

EXECUTIVE COMPENSATION

Objectives

Execute Separation from Global Connect

Ms. Lovett established and delivered a People Readiness strategy to ensure all Media people were ready to be a standalone company with a focus on the impact of global markets being separated from Global Connect leadership and infrastructure. In addition, Ms. Lovett’s team completed all necessary human capital separation due diligence related to the transaction. Ms. Lovett’s team continued to drive all HR activity between sign and close.

HR Transformation: Stand up Media HR and create HR service delivery model

Ms. Lovett established a stand-alone Media HR organization transforming our organizational structure to meet the future global + local needs of our business, optimize our service delivery, and elevate strategic impact. Ms. Lovett delivered successful separation of shared HR processes, functions, and systems including establishing a separate Media SAP instance, executing census mapping of all employees, recreating payroll in all Media markets, and separating and establishing independent benefit plans. Ms. Lovett also re-engineered Diversity, Equity and Inclusion into all HR lifecycle processes including Talent Acquisition, Talent Development/Promotion and Employee Relations reviews. In addition Ms. Lovett led the recruiting and onboarding of the Chief Growth Officer & President, International (Sean Cohan) and the Chief Marketing and Communications Officer (Jamie Moldafsky).

Workplace Culture: Smart Working and the Covid-19 Pandemic response

Ms. Lovett established a framework and strategy for where and how we work after we emerge from the COVID-19 pandemic through Smart Work. She developed, communicated and implemented a hybrid, office-connected model with offices as a central point of collaboration, connection, and culture, but with added flexibility for employees. Ms. Lovett developed a return to work strategy (“Smart Work”) that embraces hybrid work model and has a long term impact on office utilization.

Engagement with Compensation and Talent Committee of the Board

Ms. Lovett on boarded three new Board members and refreshed all Compensation and Talent Committee calendars, plans and processes including bringing more talent discussions to the Board. Ms. Lovett also revised the overall compensation total reward process to align merit, bonus and equity grants to ensure we are making decisions and allocations based on total rewards.

Media Business Restructuring

Ms. Lovett oversaw the work stream that contributed to the cost savings objectives and financial goals including:

•	Reduction of spans and layers & headcount

•	Furloughs

•	Rigor and process on promotion and increase guidelines

•	Hiring process redesign

•	Voluntary pay reduction for executive team

Special Cash Award for Certain NEOs

The Compensation and Talent Committee also approved in March 2021 a special cash award equivalent to one half of the AIP target opportunity (before the voluntary pay cuts) for each of Ms. Zukauckas, Mr. Callard and Ms. Lovett in recognition of their contributions for 2020 as noted above. These awards were made specifically in light of Ms. Zukauckas, Mr. Callard, and Ms. Lovett’s contributions in moving forward the successful sale of Nielsen’s Global Connect business and their leadership roles in leading the execution of the transaction. The Compensation and Talent Committee also recognized that these NEO’s led these achievements amid very challenging circumstances for

2021 PROXY STATEMENT 48

EXECUTIVE COMPENSATION

our business due to the impact of the COVID-19 pandemic and the global restructuring of both the Media and Connect businesses. The Compensation and Talent Committee makes such special awards selectively and rarely when executives performed exceptionally well on projects and responsibilities that fall outside the general scope of their role and responsibilities.

Name	Position	Award Amount ($M)
Linda Zukauckas	Chief Financial Officer	$450,000
George Callard	Chief Legal Officer	$312,500
Laurie Lovett	Chief Human Resources Officer	$250,000

Long-Term Incentives (LTI)

The purpose of long-term incentive awards is to focus executives on long-term sustainable performance and to align executive rewards with long-term returns delivered to shareholders.

Equity-based awards are made to executives, other employees and directors pursuant to the Nielsen 2019 Stock Incentive Plan (the “2019 Plan”). Our design provides 60% of the LTI subject to quantifiable long-term performance metrics, which are granted as PRSUs. Currently, all long-term incentives are delivered as equity-based awards.

We grant the service-based portion of the LTI opportunity as RSUs to align with market practice in the digital marketplace in which we compete for top talent and in recognition that RSUs incent executives to improve performance through share price appreciation. RSUs also provide a powerful retention effect.

Prior to finalizing award sizes, the Compensation and Talent Committee considers:

•	Current Company financial performance and individual performance;

•	General industry market benchmarks and peer group data provided by its compensation consultant, Meridian;

•	Executives’ total direct compensation mix and prior year award values; and

•	Changes in role and job responsibilities.

Performance Restricted Stock Units Awarded Under the Long-Term Performance Plan (LTTP)

2020 Plan

LTPP participants are awarded a target number of PRSUs that are earned subject to the Company’s performance against cumulative three-year performance metrics. For the 2020 plan, there were two core metrics. 50% of the total LTPP award opportunity was based on revenue growth rate and the remaining 50% was based on the adjusted EPS performance. Due to the pending separation of the Global Connect business, for 2020 only the Compensation and Talent Committee approved measuring these metrics using a twelve month performance period. However, the PRSUs will vest, to the extent earned, subject to continued service through at the end of a three year period (i.e., at the end of December 2022). Recognizing the difficulty with measuring relative TSR performance for a company that will be split off into two companies, the relative TSR modifier (a component of the 2019 LTTP design) was removed from the PRSU design for the 2020 cycle only. Adjusted EPS is defined as GAAP EPS plus add backs which may include amortization related to acquire intangible assets, restructuring, and other non-operating items (A complete definition can be found in Annex C).

The performance period for the 2020 grant commenced on January 1, 2020 and ended on December 31, 2020. Earned PRSUs will be settled in Nielsen shares. Based on the performance at the end of the performance period, executives may earn less or more than the target PRSUs granted. Revenue below 2% or Adjusted EPS performance below 94.4% of target will result in zero percent payout for that metric. Payouts for each metric are calculated independently of each other. The maximum payout for each metric is 200%.

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EXECUTIVE COMPENSATION

The table below summarizes the LTPP performance-payout matrix for the 2020 cycle.

Plan Design[1]

Metric	Weight		Threshold	Target	Maximum
Revenue Growth Rate	50%	Performance	2.0%	3.0%	5.1%
		Payout	50%	100%	200%
Adjusted EPS	50%	Performance	94.4%	100%	104.4%
		Payout	50%	100%	200%

Actual PRSU results for the 2020 performance period were revenue growth rate that fell below threshold and paid out at 0% and adjusted EPS that met target performance and paid out at 50%, which translated to a payout factor of 25% of target PRSUs granted. The PRSUs will vest at the end of 2023 as per the three year vesting schedule.

2020 LTI Grant Target Values

Name	2019 LTI Target	2020 LTI Target	% Change from 2020

David Kenny	$7,000,000	$7,700,000	10%

David Rawlinson*	N/A	$6,000,000	N/A

Linda Zukauckas*	N/A	$2,750,000	N/A

George Callard	$1,200,000	$1,800,000	50%

Laurie Lovett*	N/A	$1,000,000	N/A

*	N/A indicates new NEO for 2020

•

After completing its annual review of Mr. Kenny’s compensation, The Compensation and Talent Committee approved an increase of $700,000 to Mr. Kenny’s LTI target to better align his compensation with the market.

•

The Compensation and Talent Committee approved a one-time increase of $600,000 to Mr. Callard’s LTI target in recognition of his exceptional contributions to the strategic review process that Mr. Callard had been running since joining in January 2019.

PRSU Payouts under the 2018, 2019 and 2020 LTPP

2018 LTPP Performance

The performance period for our 2018 LTPP ended on December 31, 2020. PRSU grants under this plan were made in February 2018 and their grant date fair value was disclosed in our 2019 proxy statement. As of December 31, 2020, no PRSUs granted under the 2018 LTPP were held by NEOs.

Plan Metrics Jan 1, 2018 – Dec 31, 2020		Final Results Based on Performance from Jan 1, 2018 – Dec 31, 2020

Elements	Performance Target for 100% Payout	Result	Weight	Payout Percentage

Free Cash Flow[1]	$2.76 billion	$1.77 billion	50%	0%

Relative Total Shareholder Return[2]	50th Percentile	0th Percentile	25%	0%

Revenue CAGR[3]	4%	(0.5%)	25%	0%

Total Shares	N/A	N/A	100%	0%

1	The free cash flow LTPP performance measure is the sum of free cash flow as reported in our Annual Report on Form 10-K for each of the fiscal years in the performance period, adjusted to eliminate foreign currency exchange translation impacts.. Please see Annex C for additional information on free cash flow in accordance with United States GAAP.

2	The relative total shareholder return LTPP performance measure is the change in our stock price over the three-year performance period, assuming monthly reinvestment of dividends, compared to that of a peer group of companies.

3	Income generated from sale of goods or services before any costs or expenses are deducted all in accordance with US GAAP, as depicted in the Condensed Consolidated Financial Statements in Nielsen’s applicable annual financial statements

The 2018 Long Term Performance Plan grants which matured on December 31, 2020 did not pay out due to the relative total shareholder return and free cash flow metrics not meeting the required threshold performance levels.

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EXECUTIVE COMPENSATION

2019 LTPP Performance

The Compensation and Talent Committee determined to end the performance period of the 2019 LTPP at the end of 2020 due to the sale of the Global Connect business but retained the full three-year period before any PRSUs earned will vest. The performance targets shown below represent the two year targets determined using Years 1 and 2 of the three year plan that was set out in 2019. As of December 31, 2020, only Mr. Kenny and Mr. Callard held PRSUs under the 2019 LTPP.

Plan Metrics Jan 1, 2019 – Dec 31, 2020		Final Results Based on Performance from Jan 1, 2019 – Dec 31, 2020

Elements	Performance Target for 100% Payout	Result	Weight	Payout Percentage

Adjusted EPS[1]	$3.47	$3.47	50%	100%

Revenue CAGR[2]	2.0%	(0.4%)	50%	0%

Relative Total Shareholder Return[3]	N/A	0.75 Modification	Modifier	N/A

Total Shares	N/A	N/A	100%	37.5%

1	GAAP EPS plus add backs which may include amortization related to acquired intangible assets, restructuring, goodwill and other long-lived asset impairments, and other non-operating items.

2	Income generated from sale of goods or services before any costs or expenses are deducted all in accordance with US GAAP, as depicted in the Condensed Consolidated Financial Statements in Nielsen’s applicable annual financial statements

3	The relative total shareholder return LTPP performance measure is the change in our stock price over the three-year performance period, assuming monthly reinvestment of dividends, compared to that of a peer group of companies

2020 LTPP Performance

Due to the impending separation of the Global Connect business, the 2020 plan was set with one-year performance targets. The performance for the plan was approved by the Compensation and Talent Committee in February 2021. The PRSUs will vest at the end of 2022, as per the 3 year vesting schedule. All of the 2020 NEOs received grants of the 2020 PRSUs.

Plan Metrics Jan 1, 2020 – Dec 31, 2020		Final Results Based on Performance from Jan 1, 2020 – Dec 31, 2020

Elements	Performance Target for 100% Payout	Result	Weight	Payout Percentage

Adjusted EPS[1]	$1.77	$1.67	50%	50%

Revenue[2]	3.0%	(2.3%)	50%	0%

Total Shares	N/A	N/A	100%	25%

1	GAAP EPS plus add backs which may include amortization related to acquired intangible assets, restructuring, and other non-operating items.

2	Income generated from sale of goods or services before any costs or expenses are deducted all in accordance with US GAAP, as depicted in the Condensed Consolidated Financial Statements in Nielsen’s applicable annual financial statements

Summary of Recent LTPP Payouts

Below is a table of recent and future payouts under our LTPP. Our variable pay programs continue to operate as intended.

Year Granted	2018	2019	2020

Payout Percentage	0%	37.5%	25%

Realizable Pay

A significant portion of executive pay is “at risk” and is dependent on business performance and market conditions. The actual pay earned during the year either as cash or through vesting of previously granted equity awards is referred to as “realizable pay”. Realizable pay is different from the amounts reported in the Summary Compensation Table, which uses the accounting grant date fair value for equity awards.

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EXECUTIVE COMPENSATION

We define realizable pay for any given year as the sum of:

•	Cash earned as base salary in that year;

•	Cash annual incentives and other bonuses earned in that year;

•	Intrinsic value (share price minus exercise price) of stock option awards vesting in that year using the closing price of our common stock as reported on the NYSE on the last trading day of that year;

•	Market value of other equity awards vesting in that year using the closing price of our common stock as reported on the NYSE on the last trading day of that year; and

•	Value of financial planning reimbursements and executive wellness reimbursements as outlined under the “All Other Compensation” column of the Summary Compensation Table.

The table below presents the realizable pay for each of our NEOs for 2019 and 2020 and shows the total amount of compensation reported for each of our NEOs in the Summary Compensation Table for 2020.

Realizable Pay				Total Compensation in Summary Compensation Table

	2019	2020	Percentage Increase/(Decrease)	2020	+/- 2020 Realizable Pay[1]

David Kenny	$9,385,364	$7,163,630	(24%)	$10,695,495	49%

David Rawlinson		$3,398,245	N/A	$10,070,977	196%

Linda Zukauckas		$4,429,989	N/A	$9,742,371	120%

George Callard	$1,470,058	$1,550,889	5%	$3,257,616	110%

Laurie Lovett		$1,245,256	N/A	$2,250,087	81%

1	In all cases, the realized pay in 2020 is significantly lower than the values disclosed in the Summary Compensation Table.

Leadership Transitions and New Hire Compensation Arrangements

Nielsen added several key members to our executive team in 2020. These leaders are playing critical roles in our ongoing transformation. Hiring and retaining industry-leading executive talent is key to our ongoing transformation and to positioning Nielsen for long-term shareholder value creation.

As part of the recruitment of these executives, the Compensation and Talent Committee made one-time compensation awards, including certain sign-on awards described below that are a mix of performance-based equity awards, time-based equity awards and cash awards. The Compensation and Talent Committee believes these arrangements were necessary to attract these leaders who are critical to our success.

The make whole compensation noted below was awarded in recognition that upon joining Nielsen, these executives forfeited outstanding, unvested equity awards and/or cash incentive payouts at their previous employers. The New Hire Inducement compensation was awarded to recruit them to join Nielsen amid our ongoing transformation.

The Compensation and Talent Committee made each of these awards / arrangements in recognition of the competitive market for hiring talented and established executives like Ms. Zukauckas, Mr. Rawlinson and Ms. Lovett.

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EXECUTIVE COMPENSATION

New Chief Financial Officer Compensation Arrangements

Ms. Zukauckas was appointed Chief Financial Officer effective February 03, 2020. Ms. Zukauckas received the following compensation awards connected with her hiring.

Compensation Element	$ Value	Form	Description

Make Whole Compensation	$1,000,000	Lump Sum Cash	Paid promptly following Ms. Zukauckas’s start date to compensate Ms. Zukauckas for the loss of the 2019 annual incentive payout from prior employer. If Ms. Zukauckas resigns voluntarily without Good Reason or is terminated for Cause within one year of receiving the payment, Ms. Zukauckas must repay the amount in full.

Make Whole Compensation	$3,600,000	174,672 RSUs	One time grant to compensate for the loss of unvested equity at her former employer. The award was denominated in time-based RSUs that will vest in 3 installments as follows: 40% on April 30, 2020, 30% on April 30, 2021 and 30% on April 30, 2022 provided Ms. Zukauckas is an employee on the vesting date

Total Make Whole Compensation	$4,600,000	78% Equity-based and 21% Cash

New Hire Inducement	$420,000	100,000 Performance Stock Options	Option to purchase shares of Company common stock (“Performance Options”), with a seven-year term and an exercise price equal to $20.61, which was the closing price of Company common stock on the first day of Ms. Zukauckas’s employment with the Company, vesting ratably on February 3, 2021, 2022 and 2023, subject to (1) continued employment through the applicable vesting date, and (2) the shares of Company common stock having a closing market price of at least $25.76, a 25% performance improvement over the price at the time of her hiring, for at least 21 consecutive trading days prior to February 03, 2023

Total New Hire Inducement	$420,000	100% Performance Equity-based

As part of her hiring, Ms. Zukauckas was also eligible to participate in the Annual Incentive Plan and Long-Term Incentive Plan. Details of those for both of those award opportunities are described in the sections above.

New Chief Executive Officer, Global Connect Compensation Arrangements

Mr. Rawlinson was appointed Chief Executive Officer, Global Connect effective February 3, 2020. Mr. Rawlinson received the following compensation awards connected with his hiring.

Compensation Element	$ Value	Form	Description

Make Whole Compensation	$475,000	Lump Sum Cash	Paid promptly following Mr. Rawlinson’s start date to compensate Mr. Rawlinson for the loss of the 2019 annual incentive payout from his prior employer. If Mr. Rawlinson resigns voluntarily without Good Reason or is terminated for Cause within one year of receiving the payment, Mr. Rawlinson must repay the amount in full.

Make Whole Compensation	$120,000	Lump Sum Cash	Paid promptly following Mr. Rawlinson’s start date to compensate Mr. Rawlinson for the loss of the 2019 award under a Profit Sharing plan from his prior employer. If Mr. Rawlinson resigns voluntarily without Good Reason or is terminated for Cause within one year of receiving the payment, Mr. Rawlinson must repay the amount in full.

Make Whole Compensation	$1,670,000	81,029 RSUs	One time grant to compensate for the loss of unvested equity at his former employer. The award was denominated in time-based RSUs that will vest in 3 installments as follows: 55% on April 30, 2020, 30% on April 30, 2021 and 15% on April 30, 2022 provided Mr. Rawlinson is an employee on the vesting date

Total Make Whole Compensation	$2,265,000	74% Equity-based and 26% Cash

As part of his hiring, Mr. Rawlinson was also eligible to participate in the 2020 Annual Incentive Plan and Long-Term Incentive Plan. Details of those for both of those award opportunities are described in the sections above.

New Chief People Officer, Compensation Arrangements

Ms. Lovett was appointed Chief People Officer, effective January 13, 2020. As part of her recruitment, Ms. Lovett received $167,000 (paid in two installments - in July 2020 and January 2021) as a one-time cash award.

As part of her hiring, Ms. Lovett was also eligible to participate in the 2020 Annual Incentive Plan and Long-Term Incentive Plan. Details of those for both of those award opportunities are described in the sections above.

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EXECUTIVE COMPENSATION

Program Changes and Determinations for 2021

As described above under “-Shareholder Engagement and Responsiveness”, the Compensation and Talent Committee made the following changes to the 2021 performance plans. The Compensation and Talent Committee considered these changes in the context of the New Nielsen as a focused media data analytics provider and in response to feedback we received from shareholders. Furthermore, the Compensation and Talent Committee believes these changes ensure the program’s metrics are aligned with our go-forward strategic objectives and are consistent with accepted best practices of tying compensation to objective financial performance.

For the 2021 annual incentive plan (AIP), the Compensation and Talent Committee approved the following design with three metrics and weightings:

•	Organic revenue - 35%

•	Organic revenue metric replaces total revenue metric from the 2020 AIP

•	EBITDA margin - 30%

•	Free cash flow - 35%

•	Increased weighting on free cash flow for 2021 from 30% in the 2020 AIP

•	Additionally for the 2021 AIP, the organic revenue and EBITDA margin metrics will be measured independently

•	For the 2021 LTPP, the Compensation and Talent Committee approved the following design with two core metrics and weightings:

•	3 year average organic revenue growth rate - 50%

•	Average organic revenue growth rate metric replaces the revenue growth metric from the 2020 LTPP

•	3 year cumulative FCF/EBITDA Conversion - 50%

•	3 year cumulative FCF/EBITDA conversion replaces the adjusted EPS metric from the 2020 LTPP

•	The reinstatement of relative total shareholder return (RTSR) modifier

•	RTSR modifier design had been removed from 2020 plan due to the shortened 12-month performance period and is being reinstated in the 2021 plan

•

The Compensation and Talent Committee and the Board approved a special one-time performance based equity award for Mr. Kenny in recognition of his contributions to completing the sale of Nielsen Global Connect, leading the business through the impact of COVID-19 pandemic and the global restructuring of both the Media and Connect businesses. The award of $1,000,000 will be added to his 2021 performance based PRSU award and will be subject to meeting the same performance criteria as disclosed above. This award will be disclosed in the Summary Compensation Table in 2022 Proxy.

Separation Agreement for Mr. Rawlinson

On March 5, 2021, in connection with the closing of the sale of Nielsen’s Global Connect business to Advent International, the employment of Mr. Rawlinson, the Chief Executive Officer of Global Connect, was terminated effective as of the closing of the transaction. Mr. Rawlinson also ceased to be a director of the Company once he was no longer an employee of the Company.

In connection with the termination of Mr. Rawlinson’s employment with the Company and pursuant to his no longer serving as Chief Executive Officer of Global Connect, Nielsen and an affiliate of Advent International entered into a Separation Agreement and Release with Mr. Rawlinson.

2021 PROXY STATEMENT 54

EXECUTIVE COMPENSATION

Pursuant to the terms of the Separation Agreement and Nielsen’s Executive Severance Policy, Mr. Rawlinson will be entitled to receive:

•	An aggregate amount equal to two times the sum of his annual base salary and target annual bonus (the “Cash Severance”), payable over the course of 104 weeks.

•	A lump-sum payment of $263,014; which equals a pro rata portion of his target bonus for calendar year 2021 (the “2021 Pro-Rata Bonus”).

•	Vesting of prorated portion of his unvested PRSUs (21,928 shares) and RSU grants (35,985 shares).

In addition, Mr. Rawlinson will also receive an accelerated vesting of restricted stock units covering a total of 36,463 Company shares. These RSUs were granted to Mr. Rawlinson at the time of his hire to compensate for the loss of unvested equity at his former employer.

Pursuant to the Separation Agreement, an affiliate of Advent International is responsible for 50% of the Cash Severance and 100% of the 2021 Pro-Rata Bonus.

A full discussion of the Separation Agreement can be found in the Form 8-K filed with the Securities Exchange Commission on March, 11, 2021.

Compensation Practices and Governance

Compensation and Talent Committee

In February 2021, we amended our Compensation Committee charter to rename the Compensation Committee the Compensation and Talent Committee. The Compensation and Talent Committee regularly reviews the philosophy and goals of the executive compensation program and assesses the effectiveness of compensation practices and processes. The Compensation and Talent Committee sets performance goals and assesses performance against these goals. The Compensation and Talent Committee considers management’s recommendations, the peer group benchmark compensation information and general market survey data provided by its independent consultant as well as the judgment of the CEO on the performance of his direct reports. The CEO does not participate in the Compensation and Talent Committee discussion regarding his own compensation. The Compensation and Talent Committee makes its decisions based on its assessment of both Nielsen and individual performance against goals, as well as on its judgment as to what is in the best interests of Nielsen and its shareholders.

The responsibilities of the Compensation and Talent Committee are described more fully in its charter, which is available on the Corporate Governance page of our website at www.nielsen.com/investors under Corporate Governance: Governance Documents: Compensation and Talent Committee Charter. In fulfilling its responsibilities, the Compensation and Talent Committee is entitled to delegate any or all of its responsibilities to subcommittees of the Compensation and Talent Committee. The Compensation and Talent Committee may delegate to one or more officers of the Company the authority to make grants and awards of cash or options or other equity securities to any non-Section 16 officer of the Company under the Company’s incentive-compensation or other equity-based plans as the Compensation and Talent Committee deems appropriate and in accordance with the terms of such plan; so long as such delegation is in compliance with the relevant plan and subject to the laws of England and Wales and the Company’s articles of association.

Independent Compensation Consultant

The Compensation and Talent Committee retains Meridian as its compensation consultant. Meridian has provided peer group benchmark compensation information, general market survey data, and perspectives and advice on executive and director compensation and related governance. Meridian and its affiliates did not provide any services to Nielsen or its affiliates in 2020 other than executive and director compensation consulting to the Compensation and Talent Committee. Discussions between Meridian and Nielsen management are limited to those discussions necessary to complete work on behalf of the Compensation and Talent Committee.

The Compensation and Talent Committee determined that Meridian and its lead consultant for Nielsen satisfy the independence factors described in the NYSE listing rules. The Compensation and Talent Committee also determined that the work performed by Meridian in 2020 did not raise any conflict of interest.

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EXECUTIVE COMPENSATION

Benchmarking

The Compensation and Talent Committee uses a peer group of companies, selected for their business relevance and size appropriateness to Nielsen, as one of many considerations when making executive compensation pay decisions. To account for differences in Nielsen’s size compared to market benchmarks, the market data are statistically adjusted as necessary to allow for valid comparisons to similarly-sized companies. The peer group information may also be supplemented by general industry survey data selected by Meridian to provide reasonable benchmarks for a company of Nielsen’s size and business type. As part of the annual review by the Compensation and Talent Committee, the following are the agreed 2020 peer group companies:

2020 Peer Group

Adobe Systems Incorporated	The Interpublic Group of Companies, Inc.

Alliance Data Systems Corporation	IQVIA Holdings Inc.

Cognizant Technology Solutions Corporation	Moody’s Corporation

Equifax Inc.	Omnicom Group, Inc.

Experian plc	S&P Global, Inc.

Fiserv, Inc.	Thomson Reuters Corporation

Gartner, Inc.	Verisk Analytics, Inc.

IHS Markit Ltd.

Consideration of Risk

The Compensation and Talent Committee conducted a risk assessment of Nielsen’s 2020 pay practices, which included the review of a report from Meridian. As a result of this assessment, the Compensation and Talent Committee concluded that it believes that Nielsen’s pay programs are not reasonably likely to have a material adverse effect on Nielsen, its business and its value. Specifically, the Compensation and Talent Committee noted the following:

•	Good balance of fixed and at-risk compensation, including a good balance of performance in LTI plans.

•	Overlapping vesting periods that expose managers to consequences of their decision-making for the period during which the business risks are likely to materialize.

•	Adjusted EBITDA margin, revenue and free cash flow, all Company-wide financial metrics, funds annual incentives.

•	Payouts under the AIP and LTPP are capped at 200% of a recipient’s target award opportunity.

•

A small number of associates receive commission and sales incentive payments. Nielsen management completed an annual review of their commission and sales incentives to ensure that they do not provide employees with an incentive to take unexpected or higher levels of risk.

•

Nielsen introduced a share purchase plan in 2016, which provides employees with the opportunity to purchase shares through payroll deduction. The purchase of shares aligns the interests of employees with the interests of shareholders and increases employee focus on longer-term performance. As of December 2020, the program has been rolled out to ~55% of global associates. The program was paused in Q4 2020 and Q1 2021 due to the pending separation of the Global Connect business.

•	Executive compensation is benchmarked annually.

•	The Compensation and Talent Committee retains an independent compensation consultant.

•	Significant share ownership requirements for executives and independent directors.

•	Nielsen has a compensation clawback policy and anti-hedging policy.

•	Short-sales, hedging and pledging of shares subject to share ownership requirements is prohibited.

•	Nielsen has a robust code of conduct and whistleblower policy.

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EXECUTIVE COMPENSATION

Share Ownership Guidelines

To ensure strong alignment of executive interests with the long-term interests of shareholders, executives are required to accumulate and maintain a meaningful level of share ownership in the Company.

The table below presents the guidelines and actual share ownership as of December 31, 2020 for each of our NEOs.

Name	Guideline	Guideline Shares[1]	Share Ownership[2]

Mr. Kenny	6 x salary	373,700	758,899

Mr. Rawlinson	6 x salary	287,500	235,040

Ms. Zukauckas	3 x salary	115,000	208,421

Mr. Callard	1 x salary	27,600	62,312

Ms. Lovett	1 x salary	24,000	25,660

1	The guideline shares were reset using $20.87, the closing price of our common stock on the NYSE on December 31, 2020.

2	Eligible shares include beneficially-owned shares held directly or indirectly, jointly-owned shares and unvested RSUs.

Other Policies and Guidelines

Perquisites

We provide our NEOs with limited perquisites, reflected in the “All Other Compensation” column of the Summary Compensation Table and described in the footnotes. NEOs may claim financial planning and executive wellness expenses capped each year at $15,000 and $2,500, respectively. In very limited circumstances, we may permit NEOs and their family members to access our contractual arrangement for private aircraft for their personal use. None of the NEOs used the aircraft for personal use in 2020. In certain circumstances, where necessary for business purposes, we also provide reimbursement for relocation expenses or a portion of the legal fees incurred by an executive in connection with accepting his or her position with us.

Severance

We believe that severance protections play a valuable role in attracting and retaining key executive officers. The terms of our policy are described in further detail under “– Tables and Narrative Disclosure – Potential Payments Upon Termination or Change in Control”.

Change in Control

Equity awards made in 2011 or later, under the Amended and Restated Nielsen 2010 Stock Incentive Plan (“2010 Plan”) and the Nielsen 2019 Stock Incentive Plan (“2019 Plan”) do not vest automatically solely in the event of a change in control. The treatment of unvested equity awards upon a change in control is described in further detail under “– Tables and Narrative Disclosure – Potential Payments Upon Termination or Change in Control.”

Clawback Policy

Our clawback policy requires the CEO and his executive direct reports, in all appropriate cases, to repay or forfeit any bonus, short-term incentive award or amount, or long-term incentive award or amount awarded to the executive, and any non-vested equity-based awards previously granted to the executive if:

•

The amount of the incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement or the correction of a material error;

•	The executive engaged in intentional misconduct that caused or partially caused the need for the restatement or caused or partially caused the material error; and

•	The amount of the incentive compensation that would have been awarded to the executive, had the financial results been properly reported, would have been lower than the amount actually awarded.

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EXECUTIVE COMPENSATION

Short-Sales, Hedging and Pledging Prohibition

As part of our securities trading policy, all employees, including our NEOs and non-employee directors, are prohibited from engaging in short-selling of our securities, trading activity designed to profit from fluctuations in the price of our securities or in hedging transactions involving our securities (including forward contracts, swaps, exchange funds, puts, calls, options). In addition, no employees, including our NEOs and non-employee directors, may purchase the Company’s securities on margin, borrow against any account in which the Company’s securities are held, or pledge the Company’s securities as collateral for a loan, without first obtaining preclearance.

Other Benefits

The CEO and other NEOs are eligible to participate in the health and welfare, defined contribution 401(k), and deferred compensation plans made available, per eligibility requirements, to all employees.

Tax Implications

The Compensation and Talent Committee takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Compensation and Talent Committee also examines the accounting cost associated with the grants.

Section 162(m) of the Internal Revenue Code, or Section 162(m), limits the tax deductibility of compensation for certain executive officers that is more than $1 million. Prior to the enactment of the Tax Cuts and Jobs Act, Section 162(m) provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.” This exemption for “performance-based compensation” was repealed, effective for taxable years beginning after December 31, 2017. The Compensation and Talent Committee continues to have the flexibility to pay nondeductible compensation if it believes it is in the best interests of the Company.

COMPENSATION AND TALENT COMMITTEE REPORT

The Compensation and Talent Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Talent Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (or any amendment thereto).

Submitted by the Compensation and Talent Committee of the Company’s Board of Directors:

Harish Manwani (Chairperson)

Guerrino De Luca

Janice Marinelli Mazza

Lauren Zalaznick

Nancy Tellem

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EXECUTIVE COMPENSATION

TABLES AND NARRATIVE DISCLOSURE

Summary Compensation Table

The following table presents information regarding compensation to our NEOs for the periods indicated.

Name and Principal Position	Year	Salary ($)		Bonus[1] ($)	Stock Awards[2] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation[3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[4] ($)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
David Kenny Chief Executive Officer and Chief Diversity Officer	2020	1,268,250		877,800	7,700,000	—	825,825	—	23,550	10,695,425
	2019	1,300,000		2,500,000	7,000,000	—	2,073,000	—	63,400	12,936,400
	2018	75,000		1,500,000	15,142,776	3,086,901	—	—	—	19,804,677
David Rawlinson Chief Executive Officer, Global Connect	2020	782,030	[5]	1,058,750	7,670,000	—	536,250	—	23,947	10,070,977

Linda Zukauckas Chief Financial Officer	2020	704,923		1,860,400	6,350,000	420,000	386,100	—	20,948	9,742,371

George Callard Chief Legal and Corporate Affairs Officer	2020	573,010		597,500	1,800,000	—	268,125	—	18,981	3,257,616
	2019	528,558		250,000	1,200,000	—	690,000	—	44,310	2,712,868

Laurie Lovett Chief HR Officer	2020	469,423		561,333	1,000,000	—	214,500	—	4,831	2,250,087

1	Bonus
For each NEO, includes the discretionary portion of the bonuses under the AIP for 2020 - Messrs. Kenny — $877,800, Rawlinson — $463,750 and Callard — $285,000 and Mses. Zukauckas — $410,400 and Lovett — $228,000 respectively
For Mr. Rawlinson, $475,000 was paid in March 2020 to compensate Mr. Rawlinson for the loss of a cash award from his former employer. In addition, $120,000 was paid in March 2020 to compensate Mr. Rawlinson for the loss of profit sharing from his former employer.
For Ms. Zukauckas, $1,000,000 was paid In February 2020 to compensation Ms. Zukauckas for the loss of a cash award from her former employer. In addition, $450,000 was paid in March 2021 as a special cash award in recognition of her significant contributions for 2020.
For Mr. Callard, $312,500 was paid in March 2021 as a special cash award in recognition of his significant contributions for 2020. The $250,000 amount shown in 2019 was paid in February 2019 as a one-time hiring cash award.
For Ms. Lovett, $83,333 was paid in July 2020 and $83,333 was paid in January 2021 as new hire award payments. In addition, $250,000 was paid in March 2021 as a special cash award in recognition of her significant contributions for 2020.

2	Stock Awards
Represents the aggregate grant date fair value of the equity-based awards granted to each NEO calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (the “FASB ASC Topic 718”). For a discussion of the assumptions and methodologies used to value the awards reported in column (e), please see Note 12 “Stock-Based Compensation” to our audited consolidated financial statements, included in our Annual Report on Form 10-K for the year ended December 31, 2020. All numbers exclude estimates of forfeitures. No awards were subject to re-pricing or material modifications. Further, in accordance with the SEC’s rules, dividend equivalents that accrued on the executives’ RSUs and PRSUs granted in 2020 are not reported above because dividends were factored into the grant date fair value of these awards.

Values for awards made in 2020:
PRSUs – Target amounts granted on March 18, 2020 under the LTPP, based on the probable outcome of the relevant performance conditions – Messrs. Kenny — $4,620,009, Rawlinson — $3,599,990 and Callard — $1,079,997 and Mses. Zukauckas — $1,650,001 and Lovett — $600,009. The maximum award value at the date of grant are as follows: Messrs. Kenny — $9,240,018, Rawlinson — $7,199,981 and Callard — $2,159,994 and Mses. Zukauckas — $3,300,002 and Lovett — $1,200,018. Of the PRSUs granted in 2020 that vest based on achievement of the Revenue growth rate performance goals, the grant date fair value was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the grant date fair value of the PRSUs that vest based on achievement of Revenue growth rate would have been: Messrs. Kenny — $4,620,009, Rawlinson — $3,599,990 and Callard — $1,079,997 and Mses. Zukauckas — $1,650,001 and Lovett — $600,009. Of the PRSUs granted in 2020 that vest based on the achievement of the Adjusted EPS performance goals, the grant date fair value was computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the grant date fair value of the PRSUs that vest based on the achievement of the Adjusted EPS would have been: Messrs. Kenny — $4,620,009, Rawlinson — $3,599,990 and Callard — $1,079,997 and Mses. Zukauckas — $1,650,001 and Lovett — $600,009.

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EXECUTIVE COMPENSATION

Annual RSUs – Amounts were awarded to the NEOs on March 18, 2020 as follows: Messrs. Kenny — $3,079,995, Rawlinson — $2,400,004 and Callard — $719,998 and Mses. Zukauckas — $1,100,001 and Lovett — $400,006.
Make-whole RSUs –RSUs were granted on February 3, 2020 to Mr. Rawlinson — $1,670,000 and to Ms. Zukauckas— $3,600,000.

3	Annual incentive amounts for performance in 2020 were paid 100% in cash on March 5, 2021 and shown less the discretionary component of the bonuses under the AIP for 2020, which are reported under the Bonus column.

4	All Other Compensation (2020 values)
Mr. Kenny: financial planning expenses: $15,000 and retirement plan contributions: $8,550.
Mr. Rawlinson: financial planning expenses: $12,810; retirement plan contributions: $6,137; and reimbursement of legal fees incurred in connection with accepting his position at Nielsen: $5,000,
Ms. Zukauckas: financial planning expenses: $7,975; retirement plan contributions: $6,058; reimbursement of legal fees incurred in connection with accepting her position at Nielsen: $6,665; and work from home reimbursement: $250.
Mr. Callard: financial planning expenses: $15,000; and retirement plan contributions: $3,981.
Ms. Lovett: retirement plan contributions: $4,581; and work from home reimbursement: $250.

5	As an independent director prior to becoming an employee on February 3, 2020, Mr. Rawlinson received $7,473 as a prorated annual cash retainer.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2020

The following table presents information regarding plan-based awards to our NEOs during the fiscal year ended December 31, 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold[2] (#) (c)	Target[3] (#) (d)		Maximum[4] (#) (e)	All Other Stock Awards: Number of Shares of Stocks or Units (#) (i)		All Other Options Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards[5] ($) (l)

David Kenny		962,500	1,925,000	3,850,000	—	—		—	—		—	$—	—

	3/18/2020	—	—	—	143,657	287,314		574,628	—		—	$—	4,620,009

	3/18/2020	—	—	—	—	—		—	191,542		—	$—	3,079,995

David Rawlinson		625,000	1,250,000	2,500,000	—	—		—	—		—	$—	—

	2/3/2020	—	—	—	—	—		—	81,029	[6]	—	$—	1,670,008

	3/18/2020	—	—	—	111,940	223,880		447,760	—		—	$—	3,599,990

	3/18/2020	—	—	—	—	—		—	149,254		—	$—	2,400,004

Linda Zukauckas		450,000	900,000	1,800,000	—	—		—	—		—	$—	—

	2/3/2020	—	—	—	—	100,000	[7]	—	—		—	$20.61	420,000

	2/3/2020	—	—	—	—	—		—	174,672	[6]	—	$—	3,599,990

	3/18/2020	—	—	—	51,306	102,612		205,224	—		—	$—	1,650,001

	3/18/2020	—	—	—	—	—		—	68,408		—	$—	1,100,001

George Callard		312,500	625,000	1,250,000	—	—		—	—		—	$—	—

	3/18/2020	—	—	—	33,582	67,164		134,328	—		—	$—	1,079,997

	3/18/2020	—	—	—	—	—		—	44,776		—	$—	719,998

Laurie Lovett		250,000	500,000	1,000,000	—	—		—	—		—	$—	—

	3/18/2020	—	—	—	18,657	37,314		74,628	—		—	$—	600,009

	3/18/2020	—	—	—	—	—		—	24,876		—	$—	400,006

1	Reflects the cash incentive opportunities under the AIP for 2020, assuming a 50% (threshold), 100% (target) and 200% (maximum) achievement level, as described under “— Compensation Discussion and Analysis — 2020 Total Target Direct Compensation — Annual Incentive Plan — AIP Payout Determinations and Approval.” Cash incentive amounts actually earned by the NEOs in 2020 are reflected as follows – 42.9% is reflected in the “Non-Equity Incentive Plan Compensation” column and remaining balance is reflected in “Bonus” column of the Summary Compensation Table.

2	Represents 50% of the number of PRSUs awarded under the LTPP for March awards.

3	Represents the number of PRSUs awarded under the LTPP for March awards.

4	Represents 200% of the number of PRSUs awarded under the LTPP for March awards.

5	Represents the grant date fair values computed in accordance with FASB ASC Topic 718 of the RSUs and PRSUs. See footnote 2 to the Summary Compensation Table for additional information.

6	Represents a special one-time award of RSUs.

7	Represents a special one-time award of PSOs.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table presents information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2020.

		Option Awards[5]					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable[1]	Number of Securities Underlying Unexercised Options Unexercisable[1]	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options[1]	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2]	Market Value of Shares or Units of Stock That Have Not Vested[4]	Equity Incentive Plan awards: Number of unearned shares, units or other rights that have not vested[3]	Equity Incentive Plan awards: market or payout value of unearned shares, units or other rights that have not vested[4]
		(#)	(#)		($)		(#)	($)	(#)	($)

David Kenny	12/3/2018	—	—	750,000	40.00	12/3/2025	—	—	—	—
	12/3/2018	—	—	—	—	—	57,772	1,205,698	—	—
	12/3/2018	—	—	—	—	—	172,940	3,609,261	—	—
	12/3/2018	—	—	367,031	28.19	12/3/2025	—	—	—	—
	3/1/2019	—	—	—	—	—	—	—	155,670	3,248,833
	3/1/2019	—	—	—	—	—	82,836	1,728,785	—	—

	3/18/2020	—	—	—	—	—	—	—	287,314	5,996,243

	3/18/2020	—	—	—	—	—	193,727	4,043,076	—	—

David Rawlinson	2/3/2020	—	—	—	—	—	37,026	772,726	—	—

	3/18/2020	—	—	—	—	—	—	—	223,880	4,672,376

	3/18/2020	—	—	—	—	—	150,956	3,150,459	—	—

Linda Zukauckas	2/3/2020	—	—	—	—	—	106,419	2,220,971	—	—

	2/3/2020	—	—	100,000	20.61	2/3/2027	—	—	—	—

	3/18/2020	—	—	—	—	—	—	—	102,612	2,141,512

	3/18/2020	—	—	—	—	—	69,188	1,443,959	—	—

George Callard	3/1/2019	—	—	—	—	—	—	—	26,686	556,937

	3/1/2019	—	—	—	—	—	14,202	296,394	—	—

	3/18/2020	—	—	—	—	—	—	—	67,164	1,401,713

	3/18/2020	—	—	—	—	—	45,287	945,133	—	—

Laurie Lovett	3/18/2020	—	—	—	—	—	—	—	37,314	778,743

	3/18/2020	—	—	—	—	—	25,160	525,084	—	—

1	The award of 750,000 premium stock options granted on December 3, 2018 to Mr. Kenny vest ratably over 3 years and carry an exercise price of $40+ requiring growth of 42%+ over the stock price on the date of grant before they become valuable. The performance stock option awards of 367,031 to Mr. Kenny that were granted in 2018 and 100,000 to Ms. Zukauckas that were granted in 2020 vest ratably on each of the three anniversaries following the grant date and are only exercisable if the stock price growth target is achieved for 21 or more consecutive days within the three-year period.

2	The RSU awards are subject to vesting schedules as follows:

•

The December 3, 2018 award to Mr. Kenny of 172,940 units vests ratably on each of the four anniversaries of the grant date. The 57,772 units awarded on December 3. 2018 to Mr. Kenny vest on the third anniversary of the award.

•	March 1, 2019 awards to Messrs. Kenny and Callard time-vest ratably on each of the four anniversaries of the grant date.
•

The New Hire February 3, 2020 award to Mr. Rawlinson vests 55% on April 30, 2020, 30% on April 30, 2021 and 15% on April 30, 2022. The New Hire February 3, 2020 award to Ms. Zukauckas vests 40% on April 30, 2020, 30% on April 30, 2021 and 30% on April 30, 2022.

•	March 18, 2020 awards to Messrs. Kenny, Rawlinson and Callard and Mses. Zukauckas and Lovett time-vest ratably on each of the four anniversaries of the grant date.

2021 PROXY STATEMENT 62

EXECUTIVE COMPENSATION

3	The PRSUs are subject to vesting as follows:

•

The March 1, 2019 awards are scheduled to vest on December 31, 2021 based on the achievement of adjusted EPS and Revenue CAGR with a modifier of relative total shareholder return over a three-year performance period (January 1, 2019 – December 31, 2021). The performance period was truncated to be as of December 31, 2020,based on Compensation and Talent Committee action in connection with the sale of Nielsen Global Connect.

•	The March 18, 2020 awards are scheduled to vest on December 31, 2022 based on the achievement of adjusted EPS and revenue over the one-year performance period (January 1, 2020 – December 31, 2020).

Provided that the NEO remains employed through the end of the applicable performance period, the PRSUs become vested, earned and non-forfeitable in respect of a number of shares of our common stock based on the Compensation and Talent Committee’s determination following the end of the applicable performance period of the level of achievement.

In the table above for 2019, the number and market value of PRSUs that vest based on relative total shareholder return, revenue CAGR and free cash flow reflect target performance through December 31, 2019.

4	Market value is based on $20.87 per share, the closing price of our common stock on the NYSE on December 31, 2020.

Option Exercises and Stock Vested in 2020

The following table presents information regarding the value realized by each of our NEOs upon the exercise of option awards or the vesting of stock awards during the fiscal year ended December 31, 2020.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting[1]	Value Realized on Vesting[2]
Name	(#)	($)	(#)	($)

David Kenny	—	—	370,445	7,561,778

David Rawlinson	—	—	48,079	716,355

Linda Zukauckas	—	—	70,145	1,033,236

George Callard	—	—	4,660	84,859

Laurie Lovett	—	—	—	—

1	Includes shares of Nielsen stock received from the vesting of previously granted RSUs.

2	Reflects the fair market value on the vesting date multiplied by the number of shares vested.

Nonqualified Deferred Compensation for 2020

The Company offers a voluntary nonqualified deferred compensation plan in the United States, which allows selected executives the opportunity to defer a significant portion of their base salary and incentive payments to a future date. Earnings on deferred amounts are determined with reference to designated mutual funds. Eligible employees may contribute up to 75% of their base salary and up to 80% of their annual incentive award.

The following table presents information regarding non-qualified deferred compensation arrangements with each of our NEOs during the fiscal year ended December 31, 2020.

	Executive Contributions in Last FY1	Registrant Contributions in Last FY	Aggregate Earnings in Last FY2	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE[3]
Name	($)	($)	($)	($)	($)

David Kenny	334,125	—	16,843	—	582,986

David Rawlinson	—	—	—	—	—

Linda Zukauckas	—	—	—	—	—

George Callard	—	—	—	—	—

Laurie Lovett	—	—	—	—	—

1	Mr. Kenny’s 2020 contribution of $334,125 was made from salary and is included in the Salary column in the Summary Compensation Table.

2	Amounts in this column are not reported as compensation for fiscal year 2020 in the “Summary Compensation Table,” since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that generally mirror the investment options available under our qualified 401(k) plan. Of the available investment options, the rate of return during 2020 was a range from 0.36% to 32.16%.

3	Of the amount reported in this column, $334,125 was reported in the Summary Compensation Table for 2020 and $130,000 was reported in 2019.

2021 PROXY STATEMENT 63

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The information in this section describes the potential payments and benefits that our NEOs would have received under the Nielsen Holdings plc Severance Policy for Section 16 Officers and United States-Based Senior Executives (the “Severance Policy”), the 2010 Plan and the 2019 Plan and the applicable award agreements thereunder, assuming the specified triggering events occurred on the last business day of fiscal 2020 (December 31, 2020).

The information below does not include: (1) payments and benefits to the extent they are provided generally to all salaried employees and do not discriminate in scope, terms or operation in favor of the NEOs; (2) distributions under our pension plans; and (3) distributions under our non-qualified deferred compensation plan.

Summary of Potential Payments Upon Termination or Change in Control

Compensation Element	Change in Control	Termination without Cause or for Good Reason Outside of Change in Control[1] Protection Period[2]	Termination without Cause or for Good Reason During the 24 Months Following a Change in Control	Termination due to Death or Disability	Retirement[3]

Severance,	N/A

CEO – Pay continuation during the severance period[4] consisting of two times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

Other NEOs – Pay continuation during the severance period consisting of one times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

CEO – Pay continuation during the severance period consisting of two times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

Other NEOs – Pay continuation during the severance period consisting of two times the sum of base salary and the average of the annual incentive payment paid for the prior 3 years

				N/A	N/A

Annual Incentive Award	N/A	A pro-rata portion of the annual incentive award payable in a lump sum for the year in which the termination takes place (based on actual performance).	A pro-rata portion of the annual incentive award payable in a lump sum for the year in which the termination takes place (based on actual performance).	N/A	N/A

Health & Welfare Benefits	N/A	Continued health and welfare benefits for the NEO and his or her covered family members for the duration of the severance period.	Continued health and welfare benefits for the NEO and his or her covered family members for the duration of the severance period.	N/A	N/A

Stock Options	All unvested options will vest upon a change in control if the acquiring entity does not agree to assume such options.[5]

A pro-rata portion of the options that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.

			If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, the assumed options will fully vest.	All unvested options that were granted in 2015 or after vest on the date of termination. .	Unvested options are forfeited

2021 PROXY STATEMENT 64

EXECUTIVE COMPENSATION

Compensation Element	Change in Control	Termination without Cause or for Good Reason Outside of Change in Control[1] Protection Period[2]	Termination without Cause or for Good Reason During the 24 Months Following a Change in Control	Termination due to Death or Disability	Retirement[3]
Performance Stock Options

All unvested options will vest immediately, for both service and performance conditions, upon a change in control if the acquiring entity does not agree to assume such options.

If the options are assumed, the performance criteria will be considered satisfied and service vesting of the options will continue to vest in accordance with their terms.

A pro-rata portion of the PSOs that are scheduled to vest on the next vesting date following the NEO’s termination will service vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days, provided the performance vesting condition has been met prior to the Share Price Goal End Date.

			If, prior to the final Service Vesting Date and following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, assumed options will fully vest.	All unvested options will become immediately fully vested and exercisable on the date of termination without regard to either the service or performance vesting criteria.	Unvested options are forfeited
Premium Stock Options

All unvested options will vest immediately upon a change in control if the acquiring entity does not agree to assume such options.

If the options are assumed, they will continue to vest in accordance with their terms.

A pro-rata portion of the options that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.

			If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, assumed options will fully vest.	All unvested options vest on the date of termination.	Unvested options are forfeited
RSUs	All unvested RSUs will vest upon a change in control if the acquiring entity does not agree to assume such RSUs. If the RSUs are assumed, they will continue to vest in accordance with their terms.

A pro-rata portion of the RSUs that are scheduled to vest on the next vesting date following the NEO’s termination will vest upon the date of termination, with such pro-rata portion determined based on the number of days the NEO was employed from the immediately preceding vesting date through the date of termination, relative to 365 days.

			If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, assumed RSUs will fully vest.	All unvested RSUs vest on the date of termination.	Unvested RSUs are forfeited

2021 PROXY STATEMENT 65

EXECUTIVE COMPENSATION

Compensation Element	Change in Control	Termination without Cause or for Good Reason Outside of Change in Control[1] Protection Period[2]	Termination without Cause or for Good Reason During the 24 Months Following a Change in Control	Termination due to Death or Disability	Retirement[3]
PRSUs

All unvested PRSUs will vest upon a change in control (based on the target number of PRSUs subject to each outstanding award) if the acquiring entity does not agree to assume such PRSUs.

If the PRSUs are assumed, then they will become vested at the target level of performance (without regard to the achievement of the applicable performance criteria) on the last day of the applicable three-year performance period, if the NEO remains employed by the Company or its successor on such date.

		The NEO remains eligible to earn a number of PRSUs equal to the product of (i) the total number of PRSUs that would have become vested based on the level of attainment of the applicable performance goals if the NEO had remained employed through the end of the three-year performance period, and (ii) a fraction, the numerator of which is the number of days in the performance period that have elapsed through the date of termination, and the denominator of which is 1095.	If, during the two-year period following a change in control, the NEO is terminated under circumstances that would give rise to his or her right to severance under any severance policy or agreement, assumed PRSUs will vest at the target level of performance (without regard to the achievement of the applicable performance criteria).	All unvested PRSUs vest on the date of termination (based on the target number of PRSUs subject to each outstanding award).

The NEO
remains eligible to earn a number of PRSUs equal to the product of (i) the total number of PRSUs that would have become vested based on the level of attainment of the applicable performance goals if the NEO had remained employed through the end of the three-year performance period, and (ii) a fraction, the numerator of which is the number of days in the performance period that have elapsed through the date of termination, and the denominator of which is 1095.

As described in the immediately preceding column, if the termination occurs following a change in control, then all PRSUs subject to the award will vest at the target level upon such termination.

1	Change in control is defined in the Severance Policy and includes the acquisition of shares of the Company representing more than 40% of the Company’s capital stock; merger, consolidation or reorganization where pre-transaction shareholders do not continue to hold at least 50% of the Company’s voting power; change in majority of the Board within a 12-month period; and liquidation, dissolution or a material asset sale.

2	The change in control protection period is defined as the 24 month period following a change in control event.

3	“Retirement” means (i) any statutorily mandated retirement date required under applicable law or (ii) such other retirement date as may be approved by the Company. On a case by case basis, the Compensation and Talent Committee may approve the continuation of vesting of unvested equity awards upon an NEO’s retirement.

4	“Severance period” means (x) for the CEO, the 24-month period immediately following the termination date and (y) for the other NEOs, if the termination date falls outside of the change in control protection period, the 12-month period immediately following the date of termination and, if the termination date falls within the change in control protection period, the 24-month period immediately following the termination date.

5	Mr. Kenny’s awards, and all awards granted under the 2019 Plan, can only be substituted for awards of stock publicly traded in the U.S. or UK.

The severance payments and benefits consisting of salary continuation, pro-rata annual incentive award and health and welfare benefits continuation are provided pursuant to the terms of the U.S. Severance Policy for Section 16 Officers and Senior Executives, which applies to the CEO, CFO and other NEOs. Such payments and benefits are subject to their compliance with certain restrictive covenants as described under “–Restrictive Covenants” and their execution (without revocation) of a general waiver and release of claims.

2021 PROXY STATEMENT 66

EXECUTIVE COMPENSATION

If, on December 31, 2020, an NEO’s employment had been terminated without cause by the Company, or the NEO had resigned for good reason, each would have received total payments and benefits as shown in the following table:

Severance Payments and Benefits

	Multiple of Base Salary and Average of Prior Three-Year Bonus paid[1]	Base Salary x Multiple $	Average of Prior Three-Year Bonus paid x Multiple $	Annual Incentive Award $	Health & Welfare Benefits $	Total $

David Kenny	2x	2,600,000	3,998,000	1,925,000	17,400	8,540,400

David Rawlinson	2x	1,800,000	2,500,000	1,250,000	20,854	5,570,854

Linda Zukauckas	1x	800,000	900,000	900,000	8,700	2,608,700

George Callard	1x	575,000	657,500	625,000	8,700	1,866,200

Laurie Lovett	1x	500,000	500,000	500,000	8,700	1,508,700

1	In the event of a termination by the Company without cause or by the NEO for good reason during the change in control protection period, the multiple of base salary and average of prior three-year bonus paid is 2x for all NEOs.

In addition, under the applicable form of award agreement under the 2010 Plan or the 2019 Plan if, on December 31, 2020, the NEO’s employment had been terminated for one of the reasons set forth in the table below, the NEO would have been entitled to receive accelerated vesting and/or post-termination continued vesting with respect to the long-term incentive awards granted to such below and the corresponding footnotes:

NEO[4]	Termination Due to Death or Disability $		Termination by the Company without Cause or the NEO for Good Reason $		Retirement $

David Kenny

Stock Options			—		—

RSUs	10,586,819	[2]	5,724,053	[2]	—

PRSUs	9,245,076	[3]	—		—

Total	19,831,895		5,724,053		—

David Rawlinson

Stock Options	—		—		—

RSUs	3,923,177	[2]	967,246	[2]	—

PRSUs	4,672,376	[3]	—		—

Total	8,595,553		967,246		—

Linda Zukauckas

Stock Options	26,000	[1]	—		—

RSUs	3,664,930	[2]	1,030,244	[2]	—

PRSUs	2,141,512	[3]	—		—

Total	5,832,442		1,030,244		—

George Callard

Stock Options	—		—		—

RSUs	1,241,535	[2]	269,004	[2]	—

PRSUs	1,958,650	[3]	—		—

Total	3,200,185		269,004		—

Laurie Lovett

Stock Options	—		—		—

RSUs	525,084	[2]	103,578	[2]	—

PRSUs	778,743	[3]	—		—

Total	1,303,827		103,578		—

2021 PROXY STATEMENT 67

EXECUTIVE COMPENSATION

1	The amount shown is calculated by multiplying (a) the total number of unvested options held by the NEO on December 31, 2020 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) the difference between (i) $20.87, which was the closing price of a common share of the Company on the NYSE on December 31, 2020 and (ii) the applicable exercise price of the unvested options. Options that had an exercise price above the December 31, 2020 closing price are not reflected in the table.

2	The amount shown is calculated by multiplying (a) the total number of unvested RSUs held by the NEO on December 31, 2020 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) $20.87, which was the closing price of a common share of the Company on the NYSE on December 31, 2020.

3	The amount shown is calculated by multiplying (a) the total target number of unvested PRSUs that were granted in 2015 or after, held by the NEO on December 31, 2020 that would have been accelerated on that date, as described in the “Summary of Potential Payments Upon Termination or Change in Control” table by (b) $20.87, which was the closing price of a common share of the Company on the NYSE on December 31, 2020.

4	No amount has been included for the pro-rata portion of the PRSUs that continue to be eligible to vest because, as of the date hereof, it is not known if, or at what level, the applicable performance metrics will be achieved. If such termination had occurred following a change in control the PRSUs would have vested at target. For these amounts, see table below “Accelerated Vesting of Equity Awards if Not Assumed in Change in Control”.

In addition, on a change in control, if the acquiring entity does not assume the awards or provide for the issuance of substitute awards on an equitable basis, any unearned, unvested PRSUs under the LTPP would become vested at 100% of the target award. Mr. Kenny’s awards, and all awards granted under the 2019 Plan, can only be substituted for awards of stock publicly traded in the U.S. or UK. As of December 31, 2020, the value of any accelerated vesting of options and RSUs would be as set forth in the table below.

Accelerated Vesting of Equity Awards if Not Assumed in Change in Control1, 2

Name	Grant Date	Unvested Options	Exercise Price	Unvested RSUs	Unvested PRSUs	Fair Market Value as of 12/31/2020	Value of Accelerated Unvested Options & RSUs & PRSUs
David Kenny	12/3/2018	750,000	$40.00	—	—	$20.87	$—
	12/3/2018	367,031	$28.19	—	—	$20.87	$—
	12/3/2018	—	$—	57,772	—	$20.87	$1,205,698
	12/3/2018	—	$—	172,940	—	$20.87	$3,609,261
	3/1/2019	—	$—	—	155,670	$20.87	$3,248,833
	3/1/2019	—	$—	82,836	—	$20.87	$1,728,785
	3/18/2020	—	$—	—	287,314	$20.87	$5,996,243
	3/18/2020	—	$—	193,727	—	$20.87	$4,043,076
							$19,831,896
David Rawlinson	2/3/2020	—	$—	37,026	—	$20.87	$772,726
	3/18/2020	—	$—	—	223,880	$20.87	$4,672,376
	3/18/2020	—	$—	150,956	—	$20.87	$3,150,452
							$8,595,553
Linda Zukauckas	2/3/2020	—	$—	106,419	—	$20.87	$2,220,971
	2/3/2020	100,000	$20.61	—	—	$20.87	$26,000
	3/18/2020	—	$—	—	102,612	$20.87	$2,141,512
	3/18/2020	—	$—	69,188	—	$20.87	$1,443,959
							$5,832,442
George Callard	3/1/2019	—	$—	—	26,686	$20.87	$556,937
	3/1/2019	—	$—	14,202	—	$20.87	$296,396
	3/18/2020	—	$—	—	67,164	$20.87	$1,401,713
	3/18/2020	—	$—	45,287	—	$20.87	$945,140
							$3,200,185
Laurie Lovett	3/18/2020	—	$—	—	37,314	$20.87	$778,743
	3/18/2020	—	$—	25,160	—	$20.87	$525,084
							$1,303,827

1	If the awards were assumed and the NEO was terminated under circumstances entitling him or her to severance immediately following the change in control, the executive’s equity awards would receive the same accelerated vesting treatment as shown in the table above.

2021 PROXY STATEMENT 68

EXECUTIVE COMPENSATION

CEO Pay Ratio Compared to Median Employee

2020 Compensation
CEO, David Kenny	$10,695,425
Median Employee	$22,621
Compensation Ratio	473:1

Methodology

In 2020, we identified our median employee using our global employee population as of October 1, 2020. We determined that, as of October 1, 2020, our employee population consisted of 46,509 individuals working across the globe. Our employee population, after excluding our 2,251 non-U.S. employees as permitted by the SEC’s rules, as described below, consisted of 44,258 individuals. Under the SEC’s rules, we are permitted to exclude from our employee population used to determine the median employee up to 5% of our non-US associates provided that all associates from those jurisdictions are excluded. We excluded the following jurisdictions and corresponding number of associates.

Country	Employee Count

Algeria	72

Bangladesh	189

Belarus	68

El Salvador	24

Honduras	23

Kazakhstan	189

Myanmar	173

Nicaragua	25

Pakistan	139

Sri Lanka	150

Tanzania	25

Vietnam	1,174

After applying the permitted adjustments to our employee population, we consistently applied a compensation measure of total guaranteed cash earned (total base salary earned plus total guaranteed allowances earned) for the annual period from October 1, 2019 through September 30, 2020, calculated Full Time Equivalent for Full Time Permanent New Hires during the period, and determined that our median employee is located in India.

In order to calculate the ratio, we used the CEO’s 2020 total compensation reported in the Summary Compensation Table and determined the median employee’s 2020 total compensation assuming that employee’s compensation would have been reportable in the Summary Compensation Table. Such median employee’s total compensation for 2020 included base salary, annual incentive payments, the fair value of equity grants made in 2020, allowances received, Company contributions towards retirement plans, overtime, and taxable benefits in kind

Approximately 8.5% of our global employees are part-time and/or temporary/seasonal workers. As of October 1, 2020 Nielsen employed approximately 19,259 employees in operational roles. Approximately 89.3% of these operational employees work outside of the U.S., throughout the world.

No exemptions from our calculation were taken based on data privacy or cost of living.

If we were to calculate the CEO pay compared to the median employee of our global workforce excluding the non-knowledge workers the ratio would be 226:1. The ratio of our CEO’s compensation to the median employee located in the United States is 128:1.

2021 PROXY STATEMENT 69

EXECUTIVE COMPENSATION

This CEO pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the CEO pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2021 PROXY STATEMENT 70

In accordance with the requirements of the UK Companies Act 2006, the UK Annual Report and Accounts contains:

1.	a statement by the Chairperson of the Compensation Committee of the Board of Directors (the “Chairperson’s Statement”);

2.	a directors’ compensation policy (the “Directors’ Compensation Policy”); and

3.	the annual report on directors’ compensation (the “Annual Report on Directors’ Compensation”), setting out directors’ compensation for the year ended December 31, 2020.

The Chairperson’s Statement and the Annual Report on Directors’ Compensation (collectively the “Directors’ Compensation Report”) is reproduced in Annex A to this proxy statement and the Directors’ Compensation Policy is reproduced in Annex B. An annual non-binding advisory shareholder vote is required on the Directors’ Compensation Report. While the results of this vote are non-binding and advisory in nature (which means the Directors’ entitlements to compensation are not conditional upon the resolution being passed), the Board intends to carefully consider the results of this vote. The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve this proposal.

The Directors’ Compensation Policy (referred to in Item 2 above), is subject to a separate binding shareholder vote as set forth in Proposal 7 of this proxy statement.

The Board of Directors recommends that the shareholders vote “FOR” the approval of the Directors’ Compensation Report (items 1 and 3 above).

2021 PROXY STATEMENT 71

In accordance with the requirements of the UK Companies Act 2006, companies incorporated in the UK whose shares are publicly listed (whether in or outside of the UK) must submit their Directors’ Compensation Policy to a binding shareholders’ vote at least once every three years. The Company’s Directors’ Compensation Policy was previously approved by shareholders at the Company’s 2018 annual meeting of shareholders. The Company’s Directors’ Compensation Policy (including details of the proposed changes) is set out in the UK Annual Report and Accounts and is reproduced in Annex B to this proxy statement.

The Directors’ Compensation Policy sets out the Company’s forward-looking policy on directors’ compensation and all directors’ compensation must be paid in accordance with the Directors’ Compensation Policy. If the Directors’ Compensation Policy is approved, it will be valid without requiring additional shareholder approval until December 31, 2024. It is intended that, unless required earlier, the Company’s shareholders will next be asked to approve the Directors’ Compensation Policy at the 2024 annual general meeting of shareholders.

If the Directors’ Compensation Policy is not approved by the affirmative vote of a majority of shareholders at this Annual Meeting, the Company will, if and to the extent permitted by the UK Companies Act 2006, continue to make payments to directors in accordance with existing obligations and will seek shareholder approval for a revised policy as soon as practicable after this Annual Meeting.

The Board of Directors recommends that the shareholders vote “FOR” the approval of the Directors’ Compensation Policy.

2021 PROXY STATEMENT 72

The ordinary resolution described in this Proposal 8 is required under the UK Companies Act 2006 (the “UK Companies Act”) for the Company to issue equity securities and is customary for public limited companies incorporated under the laws of England and Wales. This authorization is required as a matter of English law and is not otherwise required for companies listed on the NYSE or organized within the United States.

Under the UK Companies Act, directors are, with certain exceptions (such as in connection with employees’ share schemes), unable to allot, or issue, shares without being authorized either by the shareholders in a general meeting or by a company’s articles of association.

The Company proposes that the shareholders at the Annual Meeting generally and unconditionally, subject to the provisions of our articles of association and the UK Companies Act, authorize the directors of the Company, in accordance with section 551 of the UK Companies Act, to exercise all the powers of the Company to allot shares in the Company and to grant rights to subscribe for or to convert any security into shares in the Company

(a) up to an aggregate nominal amount of €8,364,933; and

(b) up to a further aggregate nominal amount of €8,364,933, provided that (i) they are equity securities (within the meaning of section 560 of the UK Companies Act) and (ii) they are offered by way of a rights issue.

The amount set forth in paragraph (a) above will authorize the directors to allot new equity securities in the Company up to a nominal amount of €8,364,933 (which represents an amount that is approximately equal to one third of the aggregate nominal value of the issued share capital of the Company as of March 31, 2021, being the latest practicable date prior to the printing of this proxy statement).

The amount set forth in paragraph (b) above will further authorize the directors to allot equity securities in the context of a rights issue in favor of holders of shares in proportion (as nearly as may be practicable) to their existing holdings and of equity securities as required by the rights of those securities or as the directors may otherwise consider necessary, up to a further aggregate nominal amount of €8,364,933 (which represents an amount that is approximately equal to one third of the aggregate nominal value of the issued share capital of the Company as of March 31, 2021), and so that the directors may impose any limits or restrictions and make any arrangements that they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or the requirements of any regulatory body or stock exchange or any other matter.

Together, the aggregate nominal amount of any relevant securities issued under the authority conferred by paragraphs (a) and (b) represent an amount that is equal to approximately two thirds of the aggregate nominal value of our issued share capital as of March 31, 2021.

The Board has no current plans to exercise the authority sought under this Proposal 8. The authority is, however, sought to provide the directors with additional flexibility to pursue strategic transactions and to finance growth with equity.

Unless previously renewed, revoked or varied, the authority conferred by this Proposal 8 shall apply in substitution for all existing authorities under section 551 of the UK Companies Act and apply until the earlier of the end of the Annual Meeting of the Company to be held in 2022 or close of business on August 25, 2022, unless previously renewed, varied or revoked by the Company in a general meeting, save that the Company may, before such expiry make offers or enter into agreements which would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired. The Company intends to seek authorization for this proposal on an annual basis.

2021 PROXY STATEMENT 73

AUTHORIZATION OF THE BOARD OF DIRECTORS TO ALLOT EQUITY SECURITIES

Approval of this proposal does not affect any shareholder approval requirements of the NYSE for share issuances, such as in connection with certain acquisitions or in connection with raising additional capital. The Company will continue to be subject to NYSE shareholder approval requirements.

If this proposal is approved, our Board may allot equity securities up to the aggregate nominal value of equity securities set forth above until the end of the Annual Meeting of the Company to be held in 2022 or close of business on August 25, 2022, whichever is earlier. If shareholders do not approve this proposal, we would be required to seek shareholder approval of the authority to allot equity securities, including to raise capital or to engage in merger and acquisition activity where the Company may want to issue shares, at a future general meeting.

The Board of Directors recommends that the shareholders vote “FOR” the authorization of the Board of Directors to allot equity securities.

2021 PROXY STATEMENT 74

The special resolutions proposed in these Proposals 9 and 10 are required under the UK Companies Act and are customary for public limited companies incorporated under the laws of England and Wales. These authorizations are required as a matter of English law and are not otherwise required for companies listed on the NYSE or organized within the United States.

In addition to the authorization to allot securities as set forth in Proposal 8, under the UK Companies Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing equity shareholders in proportion to their holdings, unless a special resolution (i.e. a resolution approved by at least 75% of votes cast) has been passed in a general meeting of shareholders disapplying statutory pre-emption rights. Unlike most companies listed on the NYSE which have no similar restrictions, our Board can only disapply pre-emptive rights in respect of such issuances upon authorization from our shareholders.

Proposal 9 authorizes directors to allot new shares, pursuant to the authority given by Proposal 8, or to sell treasury shares for cash:

(a)    up to a nominal amount of €16,729,866, representing approximately two thirds of the Company’s issued ordinary share capital, to existing shareholders on a pre-emptive basis. However, unless the shares are allotted pursuant to a rights issue (rather than an open offer), the directors may only allot shares up to a nominal amount of €8,364,933, (representing approximately one third of the Company’s issued ordinary share capital) (in each case, subject to any limits, restrictions or arrangements, such as for fractional entitlements and overseas shareholders, as the directors consider necessary or appropriate); and/or

(b)    otherwise up to a nominal value of €1,254,739.95, equivalent to approximately 5% of the total issued ordinary share capital of the Company as at March 31, 2021,

in each case without the shares first being offered to shareholders in proportion to their existing holdings.

Proposal 10 additionally authorizes the directors to allot new shares (or sell treasury shares) for cash, without the shares first being offered to existing shareholders in proportion to their existing holdings, in connection with the financing (or refinancing, if the authority is to be used within six months after the original transaction) of an acquisition or specified capital investment which is announced contemporaneously with the allotment or which has taken place in the preceding six month period and is disclosed in the announcement of the allotment. The authority under Proposal 10 is limited to a nominal value of €1,254,739.95, equivalent to approximately 5% of the nominal value of the issued ordinary share capital of the Company as of March 31, 2021.

The directors intend to adhere to the provisions in the Pre Emption Group’s Statement of Principles, as updated in March 2015, and not to allot shares for cash on a non pre-emptive basis pursuant to the authority in Proposal 9 either in excess of an amount equal to 5% of the total issued ordinary share capital of the Company (excluding treasury shares) or in excess of an amount equal to 7.5% of the total issued ordinary share capital of the Company (excluding treasury shares) within a rolling three year period, without prior consultation with shareholders. Adherence to the Pre Emption Group’s Statement of Principles would not preclude issuances under the authority sought under Proposal 10. Proposals 9 and 10 comply with the Investment Association’s share capital management guidelines and follow the resolution templates issued by the Pre Emption Group in May 2016. The Board has no current plans to exercise the authority sought under these resolutions. The authority is, however, sought to provide the directors with additional flexibility to pursue strategic transactions and to finance growth with equity.

2021 PROXY STATEMENT 75

AUTHORIZATION OF THE BOARD OF DIRECTORS TO ALLOT EQUITY SECURITIES WITHOUT RIGHTS OF PRE-EMPTION

Unless previously renewed, revoked or varied, the power conferred by these resolutions shall apply in substitution for all existing powers under section 570 of the UK Companies Act and will apply until the earlier of the end of the Annual Meeting of the Company to be held in 2022 or close of business on August 25, 2022, unless previously renewed, varied or revoked by the Company in a general meeting, save that the Company may, before such expiry make offers or enter into agreements which would or might require equity securities to be issued (and/or treasury shares to be sold) after such expiry and the directors may issue equity securities (and/or sell treasury shares) in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired. The Company intends to seek authorization for these proposals on an annual basis.

Under the UK Companies Act, the Company must seek authorization to allot equity securities without the application of pre-emptive rights at least as often as it is required to seek authorization to allot equity securities. If these proposals are approved, our Board may allot equity securities without the application of pre-emptive rights until the end of the Annual Meeting of the Company to be held in 2022 or close of business on August 25, 2022. If shareholders do not approve these proposals, we would be required to seek shareholder approval of the authority to allot equity securities without the application of pre-emptive rights at a future general meeting of shareholders.

The affirmative vote of at least 75 per cent of the votes cast at the Annual Meeting is required to approve these Proposals 9 and 10.

The Board of Directors recommends that the shareholders vote “FOR” the authorization of the Board of Directors to allot equity securities without rights of pre-emption and “FOR” the authorization of the Board of Directors to allot equity securities without Preemptive Rights in connection with an acquisition or specified capital investment.

2021 PROXY STATEMENT 76

Under the UK Companies Act, we may only repurchase ordinary shares in accordance with specific procedures for “off market purchases” of such shares because, and solely for the purposes of the UK Companies Act, any repurchase of our shares through the NYSE constitutes an “off market” transaction. As such, these repurchases may only be made pursuant to a form of share repurchase contract that has been approved by our shareholders. In addition, we must only conduct share repurchases under these contracts through counterparties approved by our shareholders. Approval of the forms of contracts and counterparties is not an approval of the share repurchase program or the amount or timing of any repurchase activity. The Company will repurchase shares at its discretion in accordance with a repurchase program to be approved by the Board. There can be no assurance as to whether the Company will repurchase any of its shares or as to the amount of any such repurchases or the prices at which such repurchases may be made, save as set out below.

Material Contract Terms

We are seeking approval of two share repurchase contract forms. The form of agreement attached as Annex D to this proxy statement provides that the counterparty will purchase shares on the NYSE at such prices and in such quantities as Nielsen may instruct from time to time, subject to the limitations set forth in Rule 10b-18 of the Exchange Act, as amended. The agreement provides that the counterparty will purchase the ordinary shares as principal and sell any ordinary shares purchased to Nielsen in record form.

The form of agreement attached as Annex E to this proxy statement is a form of repurchase plan which we may execute from time to time to purchase a specified dollar amount of ordinary shares on the NYSE each day if our ordinary shares are trading below a specified price. The amount to be purchased each day, the limit price and the total amount that may be purchased under the agreement will be determined at the time the agreement is executed. The agreement provides that the counterparty will purchase the ordinary shares as principal and sell any ordinary shares purchased to Nielsen in record form.

The agreements are similar to the forms of agreement approved at our Annual Meeting in 2020.

Counterparties for Approval

We may only enter into share repurchase contracts with counterparties approved by our shareholders. As a result, we are seeking approval to conduct repurchases through any of the counterparties (or their subsidiaries or affiliates from time to time) set out in Annex F to this proxy statement.

Copies of the share repurchase contracts and the list of repurchase counterparties will be made available for shareholders to inspect at the Company’s registered office at Nielsen House, John Smith Drive, Oxford, OX4 2WB, United Kingdom, for the period of 15 days ending on the date of the Annual Meeting. Copies of the share repurchase contracts and list of repurchase counterparties also will be available for inspection at the Annual Meeting.

Under the UK Companies Act, we must seek authorization for share repurchase contracts and counterparties at least every five years. The Company intends to seek authorization for this proposal on an annual basis. If this proposal is approved, we may repurchase shares pursuant to the form of contracts attached at Annex D and Annex E with the approved counterparties set out in Annex F until the end of the Annual Meeting of the Company to be held in 2022 or close of business on August 25, 2022, whichever is the earlier.

To the extent the Board believes that our shares may be undervalued at the market levels at which they are then trading, repurchases of our share capital may represent an attractive investment for us. Such shares could be used

2021 PROXY STATEMENT 77

APPROVAL OF FORMS OF SHARE REPURCHASE CONTRACTS AND COUNTERPARTIES

for any valid corporate purpose, including use under our compensation plans, sale in connection with the exercise of outstanding options, or for acquisitions, mergers or similar transactions. The reduction in our issued capital resulting from any such purchases will increase the proportionate interest of the remaining shareholders in our net worth and whatever future profits we may earn. However, the number of shares repurchased, if any, and the timing and manner of any repurchases would be determined by the Board, in light of prevailing market conditions, our available resources and other factors that cannot be predicted now.

The Company has previously announced share buyback programs pursuant to repurchase authorities granted at prior shareholder meetings.

The affirmative vote of at least 75 percent of the votes cast at the Annual Meeting is required to approve this Proposal No. 11.

The Board of Directors recommends that the shareholders vote “FOR” the approval of the forms of share repurchase contracts and the approval of the counterparties.

2021 PROXY STATEMENT 78

The following table sets forth information as of December 31, 2020, regarding the Company’s equity compensation plans and shares underlying outstanding equity awards.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders[1]	10,208,946	[2]	45.91	8,116,166

Equity compensation plans not approved by security holders	0		0	0

Total	10,208,946	[2]	45.91	8,116,166

1	These shares may be issued pursuant to the 2019 Plan, as it may be amended from time to time.

2	Includes 4,272,368 RSUs, 436,987 DSUs, 1,236,853 PSOs and 1,372,596 PRSUs (assuming achievement at target), and, as applicable, dividend equivalents accrued thereon

2021 PROXY STATEMENT 79

This section is provided in accordance with applicable SEC rules. The Compensation and Talent Committee reviews director compensation. The Compensation and Talent Committee’s objectives are to compensate our directors in a manner that attracts and retains highly qualified directors and aligns their interests with those of our long-term shareholders.

In 2020, the Compensation and Talent Committee engaged its independent compensation advisory firm, Meridian, to assist in its review of the competitiveness and structure of the Company’s compensation to independent directors, which had not been revised since 2016. This review included a benchmark of our director compensation against 15 companies, the same companies that our Compensation and Talent Committee examines as a source of benchmarking data when examining the competitiveness of our executive compensation practices. After completing its review, Meridian determined that average total pay for our directors was 14% below the peer median due to shortfalls in Committee fees and the annual equity grant. The Compensation and Talent Committee recommended the following changes to director compensation and the Board approved such changes:

➢

Committee Fees. Commencing January 1, 2021, the annual fees for the Audit, Compensation and Talent, Nomination and Corporate Governance and Finance Committee chairpersons have been increased from $25,000, $20,000, $15,000, $20,000, respectively, to $30,000, $25,000, $20,000, $25,000, respectively. In addition, as of January 1, 2021, member fees of $15,000, $10,000, $5,000 and $10,000 have been implemented for each of the Audit, Compensation and Talent, Nomination and Corporate Governance and Finance Committees, respectively.

➢	Annual Equity Grant. The annual equity retainer has been increased to a fair market value of $180,000 from $160,000.

DIRECTOR COMPENSATION FOR THE 2020 FISCAL YEAR

The following table provides information on the 2020 compensation of non-management directors who served for all or a part of 2020. We also reimburse directors for reasonable out-of-pocket expenses attendant to their Board service.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Total ($)

James A. Attwood Jr.	—	355,501	355,501

Thomas H. Castro	57,451	160,000	217,451

Guerrino De Luca	68,000	160,000	228,000

Karen M. Hoguet	89,250	160,000	249,250

Harish Manwani	85,000	160,000	245,000

Janice Marinelli Mazza	57,451	160,000	217,451

Jonathan Miller	32,174	127,562	159,736

Robert C. Pozen	71,750	160,000	231,750

David Rawlinson	7,473	—	7,473

Nancy Tellem	68,000	160,000	228,000

Javier G. Teruel	—	228,000	228,000

Lauren Zalaznick	—	240,750	240,750

2021 PROXY STATEMENT 80

DIRECTOR COMPENSATION

1	In 2020, each of our independent directors was entitled to receive an annual cash retainer of $80,000. Ms. Marinelli Mazza’s and Mr. Castro’s annual cash retainers were prorated to their February 18, 2020 start dates. Mr. Miller’s annual cash retainer was pro rated to his July 13, 2020 start date. In addition to this annual cash retainer, the Board Chairperson was also entitled to receive annual compensation in the amount of $150,000, with either (a) half payable in quarterly cash installments and the other half payable in quarterly installments in the form of Deferred Stock Units (“DSUs”) or (b) the entire amount payable in DSUs. Chairpersons of the Audit Committee, the Compensation and Talent Committee, the Nomination and Corporate Governance Committee and the Finance Committee were also entitled to receive an additional annual cash retainer of $25,000, $20,000, $15,000 and $20,000, respectively, however Mr. Attwood chose to take $1 as fee for serving as the Finance Committee Chairperson. All cash fees are payable quarterly.

Under the Directors Deferred Compensation Plan (the “DCP”), a director is eligible to defer any or all of the amount of his or her cash retainer in the form of DSUs. The number of DSUs credited to the director’s DSU account in lieu of his or her deferred fees is based on the closing trading price of a Nielsen share on the NYSE on the date the cash fees would otherwise be payable.

In response to the COVID-19 pandemic, the independent directors agreed to voluntarily reduce their cash compensation (combined cash retainer and annual cash or Deferred Stock Units) by 30%. Each of these compensation reductions was effective as of May 1, 2020 and remained in effect through the third calendar quarter of 2020.

In 2020, Messrs. Attwood, Teruel and Ms. Zalaznick elected to defer 100% of their cash retainers under the DCP. Messrs. Attwood, Teruel and Ms. Zalaznick deferred cash fees in the amount of $195,500, $68,000 and $75,529, respectively, and were credited in respect of such fees 12,887, 4,483 and 4,925 DSUs, respectively. Pursuant to the SEC’s disclosure rules, these DSUs are reflected in the Stock Awards column.

2	In 2020, independent directors were entitled to annual equity grants in the form of DSUs with a fair market value of $160,000. The amount in this column reflects the aggregate grant date fair value of the award calculated in accordance with FASB ASC Topic 718. The awards reported in this column include (a) the annual DSU grants made to each independent director in May 2020 for services to be performed from May 2020 through April 2021 and (b) DSUs credited to the director’s deferred compensation account in 2020 for fees the director deferred under the DCP. In accordance with the SEC’s rules, dividend equivalents that accrued on the director’s DSUs are not reported above because dividends were factored into the grant date fair value of these awards. The equity awards in the form of DSUs are granted at fair market value on the grant date and vest over one year in four substantially equal quarterly installments. In the event of a director’s departure, he or she is entitled to receive a prorated portion of the next installment of his or her equity award.

All DSUs, whether received in respect of deferred cash fees or in respect of the director’s annual equity award, represent an unfunded and unsecured right to receive one Nielsen share following the director’s termination of service with Nielsen. DSUs accrue dividend equivalents in the form of additional DSUs when dividends are paid on Nielsen shares and with the same vesting schedule as the DSUs to which these are attributed. Shares to be issued in respect of DSUs will be distributed 60 days following a director’s termination of service from the Board. A director’s right to a deferred amount of compensation may not be forfeited at any time.

As of January 8, 2021, each of Mses. Hoguet, Marinelli Mazza, Tellem, Zalaznick and Messrs. Attwood, De Luca, Castro, Manwani, Miller, Pozen, Rawlinson and Teruel had an aggregate of 52,574, 10,577, 11,970, 41,770 and 78,270, 23,842, 10,577, 33,957, 4,178, 62,923, 18,013, 60,031, DSUs, respectively, which include DSUs received in lieu of cash Board fees, DSUs awarded annually under the equity plan and dividend equivalents accrued in the form of DSUs (as described above). Of these DSU amounts, 2,898, 3,369, 3,717, 2,898 and 2,898, 2,898, 3,369, 2,898, 2,089, 2,898, 0 and 2,898, for each were not vested as of January 8, 2021.

Share Ownership Guidelines

In June 2011, our Board adopted share ownership guidelines pursuant to which directors who receive fees for their service are required to maintain equity ownership in our Company equivalent to at least five times their annual cash fees. Shares beneficially owned by directors, including vested and unvested DSUs and jointly-owned shares, are included in the calculation. Directors are expected to meet these guidelines within five years from the later of the adoption of the guidelines, their appointment as a director or the commencement of the receipt of director fees.

Effective February 16, 2017, the Compensation Committee approved changes to re-set the share ownership guidelines for all members of the Board on an annual basis to reflect current compensation and stock price levels. Using a share price of $20.87, the price at close of market on December 31, 2020, the guidelines and share ownership for this purpose as of March 31, 2021 are set forth below.

2021 PROXY STATEMENT 81

DIRECTOR COMPENSATION

The guidelines and share ownership for this purpose as of March 31, 2021 are:

	Guideline Shares	Share Ownership

Mr. Attwood	56,300	350,787

Mr. Castro[1]	24,000	10,601

Mr. De Luca	25,200	30,280

Ms. Hoguet	28,700	56,695

Mr. Manwani	25,200	34,035

Ms. Marinelli Mazza[2]	22,800	10,601

Mr. Miller[3]	21,600	4,187

Mr. Pozen	22,800	263,276

Ms. Tellem[4]	24,000	12,991

Mr. Teruel	21,600	68,916

Ms. Zalaznick	26,400	41,866

1	Mr. Castro has until 2/13/2025 to be in compliance with our stock ownership guidelines.

2	Ms. Marinelli Mazza has until 2/13/2025 to be in compliance with our stock ownership guidelines.

3	Mr. Miller has until 7/13/2026 to be in compliance with our stock ownership guidelines.

4	Ms. Tellem has until 12/18/2024 to be in compliance with our stock ownership guidelines.

2021 PROXY STATEMENT 82

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding beneficial ownership of Nielsen’s shares as of March 31, 2021 (except as indicated in the footnotes) with respect to:

•	each of Nielsen’s directors;

•	each of Nielsen’s NEOs; and

•	all directors and executive officers as a group.

Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days. Voting power includes the power to direct the voting of the shares and investment power includes the power to direct the disposition of the shares. Unless otherwise noted, voting power and investment power in common stock are exercisable solely by the named person.

None of our directors and executive officers, individually or as a group, beneficially owns greater than 1% of our outstanding shares of common stock. Percentage computations are based on 358,497,131 of our shares outstanding as of March 31, 2021.

	Nielsen Shares Beneficially Owned

Name of Beneficial Owner	Number	Percentage

James A. Attwood, Jr. [1]	353,692	*

Thomas H Castro [2]	13,506	*

Guerrino De Luca [3]	33,185	*

Karen M. Hoguet [4]	59,600	*

Harish Manwani [5]	36,940	*

Janice Marnielli Mazza [6]	13,506	*

Jonathan Miller [7]	6,281	*

Robert C. Pozen [8]	266,181	*

Nancy Tellem [9]	15,896	*

Javier G. Teruel [10]	71,821	*

Lauren Zalaznick [11]	44,771	*

David Kenny [12]	794,625	*

David Rawlinson	60,448	*

Linda Zukauckas [13]	94,255	*

George Callard	12,398	*

Laurie Lovett	4,644	*

All Directors and Executive Officers as a group (17 persons)	1,917,308	*

*	less than 1%

1	Of the shares shown as beneficially owned, 83,692 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 31, 2021 and amounts that vest within 60 days thereafter

2	Of the shares shown as beneficially owned, 13,506 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 31, 2021 and amounts that vest within 60 days thereafter

3	Of the shares shown as beneficially owned, 27,845 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 31, 2021 and amounts that vest within 60 days thereafter

2021 PROXY STATEMENT 83

OWNERSHIP OF SECURITIES

4	Of the shares shown as beneficially owned, 55,600 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 31, 2021 and amounts that vest within 60 days thereafter

5	Of the shares shown as beneficially owned, 36,940 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 31, 2021 and amounts that vest within 60 days thereafter

6	Of the shares shown as beneficially owned, 13,506 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 31, 2021 and amounts that vest within 60 days thereafter

7	Of the shares shown as beneficially owned, 6,281 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 31, 2021 and amounts that vest within 60 days thereafter

8	Of the shares shown as beneficially owned, 66,917 represent rights to receive shares upon the payout of vested deferred stock units and 18,600 shares are owned by a charitable foundation for which Mr. Pozen and his spouse are trustees with investment power. Includes amounts vested as of March 31, 2021 and amounts that vest within 60 days thereafter

9	Of the shares shown as beneficially owned, 15,896 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 31, 2021 and amounts that vest within 60 days thereafter

10	Of the shares shown as beneficially owned, 63,074 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 31, 2021 and amounts that vest within 60 days thereafter

11	Of the shares shown as beneficially owned, 44,771 represent rights to receive shares upon the payout of vested deferred stock units. Includes amounts vested as of March 31, 2021 and amounts that vest within 60 days thereafter

12	Of the shares shown as beneficially owned, 500,000 represent rights to acquire shares through the exercise of options. Includes amounts vested as of March 31, 2021 and amounts that vest within 60 days thereafter

13	Of the shares shown as beneficially owned, 53,333 represent restricted stock units that vest within 60 days thereafter

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of the outstanding shares of Common Stock. Percentage computations are based on 358,497,131 of our shares outstanding as of March 31, 2021.

	Nielsen Shares Beneficially Owned

Name of Beneficial Owner and Address	Number	Percentage

The Vanguard Group[1] 100 Vanguard Blvd. Malvern, PA 19355	45,091,037	12.58%

The WindAcre Partnership LLC[2] 2200 Post Oak Blvd., Suite 1580, Houston, Texas 77056	35,205,300	9.82%

FMR LLC[3] 245 Summer Street, Boston, Massachusetts 02210	33,380,256	9.31%

Clarkston Capital Partners, LLC[4] 91 West Long Lake Road, Bloomfield Hills, MI 48304	21,431,859	5.98%

BlackRock Inc.[5] 55 East 52nd Street, New York, NY 10055	20,852,229	5.82%

1	Based on the Schedule 13G/A filed by The Vanguard Group on February 10, 2021. The Vanguard Group has sole voting power with respect to none of our shares, shared voting power with respect to 505,415 of our shares, sole dispositive power with respect to 43,570,870 of our shares and shared dispositive power with respect to 1,520,167 of our shares.

2	Based on the Schedule 13G filed jointly on February 16, 2021 by The WindAcre Partnership LLC, a Delaware limited liability company (“WindAcre”), The WindAcre Partnership Master Fund LP, an exempted limited partnership established in the Cayman Islands (“MasterFund”), Snehal Rajnikant Amin, as the principal beneficial owner of WindAcre and the only beneficial owner holding more than 5%. The MasterFund owns 35,205,300 shares directly. Each joint filer has sole voting power with respect to none of our shares and shared voting power with respect to 35,205,300 of our shares, sole dispositive power with respect to none of our shares and shared dispositive power with respect to 35,205,300 of our shares. The principal business address of the Master Fund is Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands.

3	Based on the Schedule 13G/A filed by FMR LLC on February 8, 2021. FMR LLC may be deemed to have sole voting power with respect to 131,142 shares of our common stock and shared voting power with respect to none of our shares, sole dispositive power with respect to 33,380,256 of our shares and shared dispositive power with respect to none of our shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares.

2021 PROXY STATEMENT 84

OWNERSHIP OF SECURITIES

4	Based on the Schedule 13G filed jointly on February 16, 2021 by Clarkston Capital Partners, LLC (“CCP”), Clarkston Companies, Inc. (“CC”), Modell Capital LLC (“MC”), Jeffrey A. Hakala, Gerald W. Hakala and Jeremy J. Modell. The shares are held jointly pursuant to a joint filing agreement. Each joint filer has sole voting power with respect to none of our shares, shared voting power with respect to 21,431,859 of our share, sole dispositive power with respect to none of our shares and shared dispositive power with respect to 21,431,859 of our shares.

5	Based on the Schedule 13G/A filed by BlackRock, Inc. on January 29, 2021, BlackRock, Inc. has sole voting power with respect to 18,365,855 of our shares, sole dispositive power with respect to all of the shares it holds in Nielsen and shared voting and dispositive power with respect to none of our shares.

2021 PROXY STATEMENT 85

Section 16(a) of the Exchange Act requires our executive officers, directors, persons who own more than 10% of a registered class of our equity securities and certain entities associated with the foregoing (the “Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Reporting Persons are required by SEC rules to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.

Based solely on our review of copies of such reports and written representations from the Reporting Persons, we believe that the Reporting Persons complied with all Section 16(a) filing requirements during 2020, except that (1) on behalf of Mr. Taft we filed a Form 4 late in respect of a sale to cover tax transaction and on (2) on behalf of Mr. Rawlinson we filed a Form 4 late in respect of a grant of deferred stock units.

2021 PROXY STATEMENT 86

We have adopted a written Related Person Transaction Policy which requires that all Related Person Transactions (defined as all transactions that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any Related Person (defined as any person described in paragraph (a) of Item 404 of Regulation S-K) will have a direct or indirect material interest) be approved or ratified by a committee of the Board composed solely of independent directors who are disinterested or by the disinterested members of the Board.

As of February 8, 2021, FMR LLC (an affiliate of Fidelity Management & Research Company) owned approximately 9.33 percent of our outstanding ordinary shares. In the normal course of business, we provide Fidelity and its affiliates with services amongst our different product lines and receive stock and benefits processing and administration services from Fidelity. In 2020, our transactions with Fidelity and its affiliates resulted in approximately $544,652 of expense.

As of February 10, 2021, The Vanguard Group owned approximately 12.61 percent of our outstanding ordinary shares. In the normal course of business, we provide Vanguard and its affiliates with services amongst our different product lines. In 2020, our transactions with Vanguard and its affiliates resulted in approximately $816,142 of revenue.

If any shareholder wishes to propose a matter for consideration at our 2022 annual general meeting of shareholders under the SEC’s shareholder proposal rule (Rule 14a-8(e) of the Exchange Act), the proposal should be mailed by certified mail return receipt requested, to the Company Secretary, 85 Broad Street, New York, NY 10004. To be eligible under the SEC’s shareholder proposal rule for inclusion in our 2021 annual general meeting proxy statement and form of proxy, the proposal must be received by the Company Secretary on or before December 13, 2021.

Shareholder(s) meeting the requirements of the UK Companies Act 2006 and our articles of association are able to propose a resolution to be considered at the 2022 annual general meeting of shareholders. In order to do so, the qualifying shareholder(s) must adhere to certain procedural requirements set out in the UK Companies Act 2006 and our articles of association, including notifying us in writing of such proposed resolution at least six weeks prior to the 2022 annual general meeting of shareholders or, if later, the time the notice of the 2022 annual general meeting of shareholders is given. Such written notification must identify the proposed resolution and must be authorized by the person(s) making it. The notification may be delivered in hard copy form to the Company Secretary at 85 Broad Street, New York, NY 10004 or in hard copy or electronically to our Company Secretary at companysecretary@nielsen.com. We may decide to include such proposed resolution in the proxy statement or circulate it separately. In addition, we may decide not to circulate a resolution proposed by shareholder(s) at the meeting that would be ineffective (whether by reason of inconsistency with any enactment or our articles of association) or is otherwise defamatory, frivolous or vexatious.

2021 PROXY STATEMENT 87

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request, and the Company will promptly deliver, a separate copy of the notice or the proxy materials by contacting the Company Secretary at companysecretary@nielsen.com or by calling (646) 654-5000.

Available at www.proxyvote.com (use the 16-digit control number included on your Notice or proxy card) and at www.nielsen.com/investors.

We filed our Annual Report on Form 10-K for the year ended December 31, 2020 with the SEC on February 25, 2021. All of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K, are available free of charge on our website, www.nielsen.com/investors under SEC Filings. Copies of our Annual Report on Form 10-K for the year ended December 31, 2020, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon request addressed to:

Companysecretary@nielsen.com or

Company Secretary

85 Broad Street,

New York, NY 10004

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,

Jennifer Meschewski

Company Secretary

2021 PROXY STATEMENT 88

The following questions and answers are intended to address briefly some commonly asked questions regarding our Annual Meeting. They may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement, its annexes and the documents referred to in this proxy statement for more information.

Q:	WHY AM I BEING PROVIDED WITH THESE PROXY MATERIALS?

A:

We are providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at our Annual Meeting, and at any postponements or adjournments of the Annual Meeting. A Notice of Annual General Meeting of Shareholders required under the UK Companies Act 2006 is also included in this proxy statement. We have either (1) delivered to you a Notice and made these proxy materials available to you on the Internet or (2) delivered printed versions of these materials, including a proxy card, to you by mail. We encourage you to read the proxy statement carefully.

Q:	WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

A:

Pursuant to SEC rules, we have elected to provide shareholders access to our proxy materials over the Internet. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials, lower the costs, and reduce the environmental impact of our Annual Meeting. Accordingly, we sent a Notice on or about April 12, 2021 to shareholders of record entitled to vote at the Annual Meeting. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. Instructions on how to access the proxy materials over the Internet or to request a printed copy from us may be found in the Notice. We encourage you to read the proxy statement carefully.

Q:	WHAT WILL I NEED IN ORDER TO ATTEND THE ANNUAL MEETING?

A:

We will be hosting the Annual Meeting live via the Internet and in person. Any shareholder who owns shares as of the Record Date can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/NLSN2021AM or in person at 75 Second Avenue #330, Needham, MA. 02494. The Annual Meeting will start at 9:00 a.m. (Eastern Time) on May 25, 2021.

TO ATTEND ONLINE:

You will need your 16-digit control number included on your Notice of Internet Availability or proxy card. Instructions on how to attend and participate via the Internet are posted at www.proxyvote.com (before the meeting) and www.virtualshareholdermeeting.com/NLSN2021AM (during the meeting).

The online meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting online. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

2021 PROXY STATEMENT 89

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

TO ATTEND IN PERSON:

You must have a government-issued photo identification along with either your admission ticket (which is included in your Notice or proxy card) or proof of ownership of Nielsen shares as of the Record Date. Proof of ownership may be any of the following:

•	A brokerage statement or letter from a bank or broker indicating ownership on the Record Date;
•	A printout of the proxy distribution email (if you received your materials electronically); or
•	A voting instruction form.

For directions to attend the Annual Meeting in person, go to: http://ir.nielsen.com/investor-relations/shareholder-information/annual-meeting/default.aspx or contact our Company Secretary at companysecretary@nielsen.com.

We will be unable to admit anyone who does not present valid identification or refuses to comply with our security procedures. Cameras, videotaping equipment and other recording devices and large packages, banners, placards and signs will not be permitted at the Annual Meeting.

Q:	WHAT IF DURING THE CHECK-IN TIME OR DURING THE MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

A:

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Q:	WHAT AM I VOTING ON?

A:	You are being asked to vote on the following proposals scheduled to be voted on at the Annual Meeting:

To elect or re-elect the directors of the Board as listed herein;

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021;

To reappoint Ernst & Young LLP as the Company’s UK statutory auditor to audit the Company’s UK statutory annual accounts for the year ending December 31, 2021 and to hold office from the completion of this Annual Meeting until the completion of the next annual general meeting of the shareholders at which the UK statutory accounts are presented;

To authorize the Audit Committee to determine the compensation of Ernst & Young LLP in its capacity as the Company’s UK statutory auditor;

To approve on a non-binding, advisory basis the compensation of the Company’s named executive officers as disclosed in the proxy statement pursuant to the SEC rules;

To approve on a non-binding, advisory basis the Directors’ Compensation Report for the year ended December 31, 2020, which is set out in the UK Annual Report and Accounts of the Company and this proxy statement;

To approve the Directors’ Compensation Policy;

To authorize the Board of Directors to Allot Equity Securities;

To authorize the Board of Directors to Allot Equity Securities without Rights of Pre-emption;

To authorize the Board of Directors to Allot Equity Securities without Rights of Pre-emption in connection with an acquisition or a specified capital investment; and

To approve of Forms of Share Repurchase Contracts and Share Repurchase Counterparties.

2021 PROXY STATEMENT 90

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Shareholders may also be asked to consider such other business as may properly come before the Annual Meeting or any adjournments or postponement thereof.

Q:	HOW CAN I ASK QUESTIONS AT THE ANNUAL MEETING?

A:

Stockholders of record may ask questions in person or submit questions online either before (by going to www.proxyvote.com) or during the meeting (by going to the Annual Meeting Website) and logging in using your 16-digit control number and following the instructions to submit a question. You will be required to provide your name when submitting a question.

We intend to answer questions pertinent to company matters as time allows during the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Shareholder questions related to personal or customer related matters, that are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting will not be addressed during the meeting.

Q:	WHO IS ENTITLED TO VOTE?

A:	Holders of shares in the Company as of the close of business on March 29, 2021, the Record Date, may vote at the Annual Meeting.

Q:	WHAT CONSTITUTES A QUORUM?

A:	Generally, two shareholders present at the meeting and entitled to vote are a quorum.

Q:	HOW MANY VOTES DO I HAVE?

A:	You are entitled to one vote at our Annual Meeting for each share held by you at the close of business on March 29, 2021. As of March 29, 2021, the Company had 358,497,131 shares outstanding.

Q:	HOW MANY VOTES ARE REQUIRED TO APPROVE EACH PROPOSAL?

A:

Proposals Nos. 1 to 8 scheduled to be voted on at the Annual Meeting will be proposed as ordinary resolutions and require the affirmative vote of a simple majority of the votes cast at the Annual Meeting in person or by proxy. Proposals 9, 10 and 11 scheduled to be voted on at the Annual Meeting will be proposed as special resolutions and require the affirmative vote of at least 75% of the votes cast at the Annual Meeting in person or by proxy. It is important to note that votes on Proposal nos. 2, 5 and 6 are non-binding and advisory. Therefore, the Company and/or the Board may determine to act in a manner inconsistent with the outcomes of such votes. However, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes and, accordingly, the Board intends to review and consider the voting results on such resolutions.

2021 PROXY STATEMENT 91

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:	HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

A:	Our Board recommends that you vote “For” the election of each of the nominees in Proposal 1 and “For” Proposal Nos. 2 through 11.

Q:	HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?

A:	If you are a shareholder of record on March 29, 2021, you may vote by granting a proxy:

•

By Internet: You may submit your proxy by going to www.proxyvote.com (before the meeting) or at www.virtualshareholdermeeting.com/NLSN2021AM (during the meeting) and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit control number included in your Notice or proxy card in order to vote by Internet.

•

By Telephone: You may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 16-digit control number included in your Notice or proxy card in order to vote by telephone.

•

By Mail: You may submit your proxy by completing, signing and dating your proxy card (if you received one) where indicated and sending it back in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

For shares held in “street name,” you may vote by submitting voting instructions to your bank, broker or nominee.

Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on May 24, 2021 for the voting of shares held by shareholders of record or held in “street name” and 11:59 p.m. (Eastern Time) on May 20, 2021 for the voting of shares held through Nielsen’s 401(k) plan.

Mailed proxy cards with respect to shares held by shareholders of record or in “street name” must be received no later than 9:00 a.m. (Eastern Time) May 21, 2021. Mailed proxy cards with respect to shares held through Nielsen’s 401(k) plan must be received no later than 11:59 p.m. (Eastern Time) May 20, 2021.

Q:	MAY I VOTE AT THE ANNUAL MEETING RATHER THAN BY PROXY?

A:

Although we encourage you to vote through the Internet or the telephone or to complete and return a proxy card (if you received one) by mail prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting online or in person and vote your shares during the meeting, unless you hold your shares through Nielsen’s 401(k) plan, which cannot be voted at the Annual Meeting.

If you plan to vote in person, bring your printed proxy card if you received one by mail. Otherwise, the Company will give shareholders of record a ballot at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from the organization that holds your shares if you wish to attend the Annual Meeting and vote either online or in person.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS ON OR ABOUT THE SAME TIME?

A:

It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card (if you received one) or, if you vote by Internet or telephone, vote once for each Notice or proxy card you receive.

2021 PROXY STATEMENT 92

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:	MAY I CHANGE MY VOTE OR REVOKE MY PROXY?

A:	Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

•	Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on May 24, 2021;

•	Submitting a properly signed proxy card (if you received one) with a later date that is received no later than 9:00 a.m. (Eastern Time) on May 21, 2021;

•	Sending a written statement to that effect to our Company Secretary, provided such statement is received no later than 9:00 a.m. (Eastern Time) on May 21, 2021; or

•	Attending the Annual Meeting, revoking your proxy and voting in person or online.

If you hold shares through the Nielsen 401(k) plan, you may change your vote and revoke your proxy by any of the first three methods listed above if you do so no later than 11:59 p.m. (Eastern Time) on May 20, 2021. You cannot, however, revoke or change your proxy with respect to shares held through the Nielsen 401(k) plan after that date, and you cannot vote those shares at the Annual Meeting.

If you hold shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting online or in person.

We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the deadlines mentioned above. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the Notice or the proxy card is the date of the proxy.

Q:	HOW ARE VOTES COUNTED?

A:

Abstentions: Votes may be cast in favor of or against or you may abstain from voting. If you intend to abstain from voting for any director nominee or any other proposal, you will need to check the abstention box for such director nominee or proposal, in which case your vote will not have any effect on the outcome of the election of such director nominee or on the outcome of Proposals Nos. 2-11.

Broker Non-Votes: Broker non-votes occur when shares held by a bank, broker or other nominee are not voted with respect to a proposal because (1) the bank, broker or other nominee has not received voting instructions from the shareholder who beneficially owns the shares and (2) the bank, broker or other nominee lacks the authority to vote the shares at its/his/her discretion. Proposals Nos. 1, 5, 6 and 7 are considered to be non-routine matters under NYSE rules. Accordingly, any bank, broker or other nominee holding your shares will not be permitted to vote on those proposals at the meeting without receiving voting instructions from you.

If you sign and submit your proxy card (if you received one) without giving specific voting instructions, this will be construed as an instruction to vote the shares as recommended by the Board, so your shares will be voted “FOR” each director nominee listed herein (Proposal No. 1), “FOR” Proposal Nos. 2 through 11, and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted on.

Broker non-votes and abstentions will not affect the voting results.

Q:	WHO WILL COUNT THE VOTES?

A:	Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspectors of election.

2021 PROXY STATEMENT 93

GENERAL INFORMATION AND FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Q:	COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

A:	At the date this proxy statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented to be considered and voted on at the Annual Meeting for consideration and if you are a shareholder of record and have submitted a proxy card (if you received one), the persons named in your proxy card will have the discretion to vote on those matters for you.

Q:	WHO IS SOLICITING MY PROXY?

A:

Proxies are being solicited by and on behalf of our Board. Proxies may be solicited by directors, officers or employees (for no additional compensation) in person or by telephone, internet and facsimile transmission. In addition, we have hired Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902 to assist in soliciting proxies.

Q:	WHO WILL PAY FOR THE COST OF THIS PROXY SOLICITATION?

A:

We will pay the cost of soliciting proxies. We expect to pay approximately $10,000 plus reasonable out-of-pocket expenses for Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902 to assist in soliciting proxies.

COMPANY INFORMATION AND MAILING ADDRESS

Nielsen Holdings plc is a public limited company incorporated under the laws of England and Wales.

Our shares trade in U.S. dollars on the NYSE under the symbol “NLSN.” Our principal executive offices in the United States are located at 85 Broad Street, New York, NY 10004. Our telephone number is 1 (646) 654-5000. Our website address is www.nielsen.com. Information on our website is not incorporated into this proxy statement.

2021 PROXY STATEMENT 94

This report sets out the relevant disclosures in relation to Directors’ remuneration for the year ended December 31, 2020. The report has been prepared in accordance with the requirements of the U.K. Large and Medium sized Companies and Groups (Accounts & Reports) (Amendment) Regulations 2013 (the “Regulations”) which apply to the Company. The relevant sections of the report have been audited by Ernst & Young LLP.

For avoidance of doubt please note that in the U.S. the term “compensation” is used instead of “remuneration”.

The Annual Report on Directors’ Compensation is divided into the following sections:

•	The Statement from the Compensation and Talent Committee Chairperson; and

•

The Annual Report on Directors’ Compensation which sets out Director Compensation for 2020. The Annual Report on Directors’ Compensation together with the statement from the Compensation and Talent Committee Chairperson is subject to an advisory vote at the Annual Meeting.

STATEMENT FROM THE COMPENSATION AND TALENT COMMITTEE CHAIRPERSON

Compensation Philosophy

Executive Directors

Nielsen’s executive compensation program which applies to our Executive Director, David Kenny as CEO, is designed to incentivize and reward the executive team to deliver sustained financial performance and long-term value to shareholders. The primary objectives of Nielsen’s executive compensation program are to:

•	attract and retain top executive talent;

•	motivate executives to accomplish short-term business performance goals that drive long-term business objectives and deliver sustainable value to shareholders;

•	align executive interests and rewards with long-term shareholder value; and

•	differentiate rewards based on quantitative assessments of business financial performance and individual contributions towards core objectives.

Non-Executive Directors

Our compensation program for Non-Executive Directors is designed to attract and retain Directors who possess the requisite knowledge, skills, and experience to support and oversee the Company. Our policy is to deliver a substantial portion of Directors’ compensation in the form of Deferred Stock Units (“DSUs”) in order to align rewards to Nielsen’s long-term performance and create shareholder value. A DSU represents an unfunded and unsecured right to receive one Nielsen share following the termination of the Director’s services. Each Director is required to acquire and maintain a threshold level of share ownership. Our share ownership guidelines for Directors are described in more detail on page A-7 of this report.

2021 PROXY STATEMENT A-1

DIRECTORS’ COMPENSATION REPORT

2020 Compensation Program Changes and Highlights

Executive Director Program

Our Directors’ Compensation Policy applies to our Executive Directors, including David Kenny as CEO.

In 2020, 68% of the votes cast at our shareholder meeting affirmed our executive compensation program and, 70% approved our Director’s compensation report on an advisory basis. In addition, 87% approved our Directors’ Compensation Policy on a binding basis when it was last approved in 2018.

Annual Incentive Plan: 2020 COVID-19 Related Adjustments

In April 2020, Nielsen updated financial guidance for 2020 to the investment community. This updated guidance reflected the impact of the COVID-19 pandemic on expected business results.

The Compensation and Talent Committee met in July 2020 and determined not to make any changes to the Annual Incentive Plan (“AIP”) design for 2020; this included leaving the existing targets in the AIP unchanged, despite the revised external guidance. The Compensation and Talent Committee made this decision based on the likelihood of persistent uncertainty through the rest of 2020 in key markets that impact our business and performance. The Compensation and Talent Committee determined that any changes to the AIP could be made in the final evaluation of performance against the original goals for the year, at the end of 2020 when the full extent the impact of the COVID-19 pandemic had on the Company’s 2020 results was known.

In February 2021, the Compensation and Talent Committee met to discuss Nielsen’s performance and the Executive Director’s individual performance in 2020. The main impact of the COVID-19 to the AIP results was with respect to revenue performance. The Company’s 2020 revenue performance was below the AIP Threshold level; however, adjusted EBITDA margin and free cash flow (“FCF”) performance results were above Target. As a result of this performance, the Compensation and Talent Committee decided to apply discretion at the end of 2020 although the AIP paid out below target.

The Compensation and Talent Committee determined that management took steps to minimize the impacts of the COVID-19 pandemic on the business – as evidenced by the superior EBITDA margin and free cash flow performance. However, those steps were focused on cost containment and cash/capital preservation; it was not feasible to restore all the revenue lost due to reduced economic activity because of COVID-19 pandemic. The factors attributable to COVID-19 pandemic were outside of management’s control and were not indicative of poor management performance or judgment.

The Compensation and Talent Committee utilized a two-step framework to determine how to adjust the final assessment of performance to take the COVID-19 pandemic impact into appropriate account:

1)

Quantitative Assessment: The Compensation and Talent Committee initially evaluated the Company’s financial performance against the original targets in the AIP and the revised targets that were part of Nielsen’s operating plan aligned with the Company’s externally provided financial guidance.

2)

Qualitative Assessment: The Compensation and Talent Committee assessed Nielsen’s performance in light of the challenges the Company faced, including the impact of the COVID-19 pandemic, the planned separation of the Global Connect and Global Media businesses, and the ongoing transformation of Nielsen’s Global Connect and Global Media businesses.

As a result of this performance, the Compensation and Talent Committee decided to apply discretion at the end of 2020 to fund the plan at 93% of target. The Executive Director payout was paid at 88.5%.

Long Term Incentive Plans

The 2018 Long Term Performance Plan (“LTPP”) grants that matured on December 31, 2020 paid out at 0% due to our revenue compounded annual growth rate (“CAGR”), relative total shareholder return and Free Cash Flow metrics not meeting the required threshold performance levels.

2021 PROXY STATEMENT A-2

DIRECTORS’ COMPENSATION REPORT

The Compensation and Talent Committee decided to end the performance period of the 2019 Long Term Performance Plan at the end of 2020 due to the separation of Global Connect business but retained the full three-year period before any PRSUs earned will vest. The performance was evaluated at 37.5% for this plan.

Due to the impending separation of the Global Connect business, the 2020 plan was set with one-year performance targets. The performance for the plan was approved by the Compensation and Talent Committee in February 2021 at 25%. The PRSUs will vest at the end of 2022 for the 2020 plan as per the 3 year vesting schedule.

Changes to the Incentive Plans

The Compensation and Talent Committee set incentive plans consistent with the Company’s philosophy and commitment to align with shareholder value, promote meritocracy and ensure good corporate governance. Notable highlights and/or changes made by the Committee are set out in the following table.

Performance Restricted Stock Unit Awards (“PRSUs”)

For 2020 because of the impending separation of the Global Connect business, performance was measured against one year targets with an additional two-year hold period before shares would vest at the end of year three. This design was for 2020 only and metrics included:

•   Revenue, weighted 50%

•   Adjusted Earnings per Share (“EPS”), weighted 50%.

Relative TSR (RTSR) which was a modifier in the 2019 plan was removed from the 2020 plan given the one year performance targets

	Metric	2019	2020

	Adjusted Earnings Per Share	50%	50%

	Revenue CAGR	50%

	Revenue		50%

	RTSR	modifier

Restricted Stock Units (“RSUs”)	In March 2020, the grant of service-based RSUs were awarded in line with the timing of the grant of PRSUs.

Annual Incentive Plan (“AIP”)	Revenue and Adjusted EBITDA % were measured in combination with total weight of 70%. Free cash flow was a performance metric in 2020 with a 30% weighting. The 2020 metrics and weightings as compared to 2019 are outlined below:

	Metric	2019	2020

	Adjusted EBITDA Margin	70% combined	70% combined
	Revenue

	FCF	30%	30%

We are confident that the compensation program for Nielsen’s Executive Director is consistent with our philosophy to motivate achievement of annual performance goals that drive long-term business objectives and deliver sustainable long-term value to our shareholders. We will continue to monitor the design and effectiveness of our executive compensation program annually, solicit shareholder feedback on our practices, and make modifications as appropriate.

Non-Executive Director Program

In 2020, Nielsen’s Board of Directors formed a new Finance Committee. The Committee Chairperson is to receive a fee of $20,000 however Mr. Attwood who currently serves as the Committee Chairperson waived this fee and instead received a fee of $1.

New Director Compensation Policy

A new Director Compensation Policy was drafted which the Committee will put for the shareholder approval. As compared to the 2018 policy, the following changes have been made:

•	The introduction of performance stock options used for new hire and other one-time awards;

2021 PROXY STATEMENT A-3

DIRECTORS’ COMPENSATION REPORT

•	The performance metrics for the Annual Incentive Plan and Performance Restricted Stock Units have been amended as compared to the 2018 policy:

•

For the Annual Incentive Plan, the metrics for 2018 AIP were adjusted EBITDA with 75% weighting and revenue with 25% weighting. For 2021, the metrics are organic revenue (35% weighting), adjusted EBITDA margin (30% weighting), and free cash flow (35% weighting); and

•

For the Performance Restricted Stock Units, the 2018 plan metrics were three-year cumulative free cash flow (50%), relative total shareholder return (25%) and three-year revenue CAGR (25%). For 2021, the metrics are three-year average organic revenue growth rate (50%) and three-year cumulative free cash flow/ EBITDA conversion (50%) with a relative total shareholder return modifier.

•	Non-Executive Director fees which had not been changed since 2016 were revised for 2021. Changes include:

•	Committee Chairperson fees were increased by $5,000.

•	Instituted Committee membership fee; Audit ($15,000), Finance and Compensation & Talent ($10,000) and Governance ($5,000).

•	Annual equity grant was increased from $160,000 to $180,000.

/s/ Harish Manwani

Compensation and Talent Committee Chairperson

ANNUAL REPORT ON DIRECTORS’ COMPENSATION

The following is provided on an audited basis.

Compensation of Executive Director

The following table sets forth the compensation of David Kenny, our CEO from January 1, 2019 through December 31, 2020:

	Base Salary	Benefits[1]	Other[2]	Pensions[3]	Total Fixed Remuneration	Annual Bonus	Long Term Incentives[4]	Total Variable Remuneration	Total
Mr. Kenny
2020	1,256,250	28,202	—	8,550	1,305,002	1,703,625	4,112,070	5,815,695	7,120,697
2019	1,300,000	27,926	2,540,000	8,400	3,876,326	2,073,000	3,457,364	5,530,364	9,406,690

1	Taxable benefits paid to the CEO include but are not limited to financial planning, healthcare benefits and Company paid life insurance benefits.

2	This reflects $2,500,000 that was paid in February 2019 to compensate Mr. Kenny for the loss of a cash retention award from his former employer. The balance, $40,000, was reimbursement of legal fees incurred in connection with accepting his position at Nielsen.

3	The amounts indicated represent 401(k) employer matching contributions

4	The amounts disclosed in this column represent the vesting date fair market value of awards and include any dividend equivalents paid. Values for awards vested in 2020 were due to the CEO’s ongoing employment with the Company:

•	Stock Options: 12/3/2020 ($0) and 12/3/2020 ($0)

•	RSUs: 3/1/2020 ($502,812) and 12/31/2020 ($3,609,258)

•	Values for awards vested in 2019 were due to the CEO’s ongoing employment with the Company:

•	Stock Options: 12/3/2019 ($0) and 12/3/2019 ($0)

•	RSUs: 12/31/2019 ($3,457,364)

2021 PROXY STATEMENT A-4

DIRECTORS’ COMPENSATION REPORT

Compensation of Non-Executive Directors

The following table sets forth the compensation of our Non-Executive Directors during 2019 and 2020 and reflects the voluntary pay reductions taken by Non-Executive Directors in 2020 due to COVID-19:

	Board Fees	Board Chairperson Fee	Committee Chairperson Fees	Total Fixed Remuneration	Equity Vesting	Total Variable Remuneration	Total

James A. Attwood

2020	68,000	127,500	1	195,501	137,833	137,833	333,334

2019	80,000	150,000	—	230,000	140,015	140,015	370,015

Thomas Castro[1]

2020	57,451	—	—	57,451	100,102	100,102	157,553

Guerrino De Luca

2020	68,000	—	—	68,000	137,833	137,833	205,833

2019	80,000	—	—	80,000	140,015	140,015	220,015

Karen M. Hoguet

2020	68,000	—	21,250	89,250	137,833	137,833	227,083

2019	80,000	—	25,000	105,000	140,015	140,015	245,015

Harish Manwani

2020	68,000	—	17,000	85,000	137,833	137,833	222,833

2019	80,000	—	20,000	100,000	140,015	140,015	240,015

Janice Mazza[1]

2020	57,451	—	—	57,451	93,605	93,605	151,056

Jonathan Miller[1]

2020	32,174	—	—	32,174	28,122	28,122	60,296

Robert C. Pozen

2020	68,000	—	3,750	71,750	137,833	137,833	209,583

2019	80,000	—	15,000	95,000	140,015	140,015	235,015

David Rawlinson

2020	7,473	—	—	7,473	57,305	57,305	64,778

2019	80,000	—	—	80,000	140,015	140,015	220,015

Nancy Tellem

2020	68,000	—	—	68,000	103,283	103,283	171,283

2019	3,077	—	—	3,077	—	—	3,077

Javier G. Teruel

2020	68,000	—	—	68,000	137,833	137,833	205,833

2019	80,000	—	—	80,000	140,015	140,015	220,015

Lauren Zalaznick

2020	68,000	—	12,750	80,750	137,833	137,833	218,583

2019	80,000	—	—	80,000	140,015	140,015	220,015

1	Directors started on the Board in 2020.

2021 PROXY STATEMENT A-5

DIRECTORS’ COMPENSATION REPORT

Following its annual review of Non-Executive Director compensation the Board agreed that changes as indicated below were to be made to Non-Executive Director compensation effective January 1, 2021:

Compensation Component (Annual)	2020	Future

Board Fees[1]	$ 80,000	$ 80,000

Board Chairperson Fee[2]	$150,000	$150,000

Committee Chairperson Fee	Governance: $ 15,000 Compensation: $ 20,000 Finance[4]: $ 20,000 Audit: $ 25,000	Governance: $ 20,000 Compensation: $ 25,000 Finance: $ 25,000 Audit: $ 30,000

Committee Member Fee	Not Applicable	Governance: $ 5,000 Compensation: $ 10,000 Finance[4]: $ 10,000 Audit: $ 15,000

Equity Grant[3]	$160,000	$180,000

1	Directors may elect to receive Board fees in cash or in DSUs.

2	Board Chairperson Fees may be paid 50% in DSUs and 50% in cash. The Board Chairperson may elect to receive the cash portion in DSUs.

3	The annual equity grant is delivered in DSUs and vests in equal installments each quarter over 1 year.

4	The Finance Committee was a newly established Committee in 2020.

Performance Against Performance Targets for Annual Incentive for our Executive Director

Annual Incentive Plan Formula

The funding/initial payout formula (shown below) is based on adjusted EBITDA margin %, revenue growth and free cash flow. Revenue and adjusted EBITDA margin % are measured in combination (70% weight). 100% funding is accomplished when both metrics meet target performance as approved by the Compensation and Talent Committee at the beginning of the plan year. 200% funding is accomplished when both metrics meet maximum performance as approved by the Compensation and Talent Committee at the beginning of the plan year. Funding and payouts are capped at 200%.

2020 Performance-Payout Formula

Adjusted EBITDA Margin and Revenue Performance-Payout Matrix				Revenue ($M)
			Growth vs	Threshold	Lower Mid	Target	Upper Mid	Maximum
			Prior	$6,627	$6,660.5	$6,694	$6,761	$6,828
			Year (Index %)	102%	102.5%	103%	104%	105.1%

Adjusted EBITDA Margin	Maximum	29.4%	90 bps	150%	175%	200%	175%	200%
	Upper Mid	28.9%	40 bps	125%	150%	175%	150%	175%
	Target	28.4%	(10) bps	100%	125%	150%	125%	150%
	Lower Mid	27.9%	(35) bps	87.5%	108.75%	130%	108.75%	130%
	Threshold	27.4%	(60) bps	75%	92.5%	110%	92.5%	110%

2021 PROXY STATEMENT A-6

DIRECTORS’ COMPENSATION REPORT

Free cash flow is measured independently (30% weight). A 100% funding percentage is achieved if performance meets the performance targets as approved by the Compensation and Talent Committee at the beginning of the plan year. If performance falls below the minimum threshold, no payouts are awarded. Funding and payouts are capped at 200%.

	Free Cash Flow

Performance Milestones	Growth vs Prior Year (Index %)	Funding/ Initial Payout %[1]

Maximum	119.70%	200%

Exceptional	110.60%	150%

Target	101.5%	100%

Minimum	96.90%	50%

< Minimum	<96.9%	0%

1	The AIP funding percentage and initial payout percentage are determined using linear interpolation if actual performance falls between any two performance levels

Additionally, the Compensation and Talent Committee considers total Company financial performance and the Executive Director’s contribution to that performance, prior to determining final awards. Performance against objectives is assessed and consideration given to qualitative factors such as degree of difficulty, extraordinary market circumstances and leadership impact. As a result, the initial payout may be adjusted up or down to ensure that total performance is reflected in the final payout.

2020 Results

The Compensation and Talent Committee met in July 2020 and determined not to make any changes to the AIP design for 2020; this included leaving the existing targets in the AIP unchanged, despite the revised external guidance. The Committee made this decision based on the likelihood of persistent uncertainty through the rest of 2020 in key markets that impact our business and performance. The Committee determined that any changes to the AIP could be made in the final evaluation of performance against the original goals for the year, at the end of 2020 when the full extent the impact of COVID-19 had on the Company’s 2020 results was known.

Ultimately, COVID-19 had its most significant impact on our revenue performance, while prudent actions from management helped protect our adjusted EBITDA margin and free cash flow performance. Nielsen’s 2020 revenue performance was below the AIP Threshold level; however, adjusted EBITDA margin and free cash flow performance results were above Target. The Committee’s quantitative and qualitative assessments determined that the Company had strong performance despite the broad challenges Nielsen faced in 2020, and accordingly the Committee approved funding for the AIP at 93% of target. The Executive Director’s payout as a percentage of his AIP target was established at 88.5%. None of the 2020 AIP award was subject to share price appreciation.

Performance Against Performance Targets for Long Term Incentive Vesting for our Executive Director

2020 Awards

The following table shows the aggregate grant date fair value (based on the share price on the grant date) and the number of RSUs granted in 2020 to Mr. Kenny under the Nielsen 2019 Stock Incentive Plan. No stock options were awarded in 2020 to Mr. Kenny.

	Time Vested RSUs				Performance Vested RSUs					Options		Total Value

Date	Share price	Grant Date Fair Value	# of RSUs		Grant Date Fair Value	# of PRSUs		% Receivable if minimum performance achieved	Grant Date Fair Value	# of Options	Exercise price

3/18/2020	$16.08	3,079,995	191,542	[1]	4,620,009	287,314	[2]	50%	—	—	—	7,700,004

1	Vesting of these awards will occur in four equal annual installments beginning on March 18, 2021 and ending March 18, 2024.

2	Vesting of these awards will occur on December 31, 2022.

2021 PROXY STATEMENT A-7

DIRECTORS’ COMPENSATION REPORT

Time-Vested Restricted Stock Unit Awards

The following table provides information regarding the time-vested RSUs outstanding at the beginning and end of the year ended December 31, 2020 for Mr. Kenny:

Award Date	End of Vesting Period	Unvested RSUs Outstanding at 1/1/2020[1]	RSUs Granted	RSUs Vested[1]	Unvested RSUs Outstanding at 12/31/2020[1]	Market Price Per Share on Award Date	Market Price Per Share on Vesting Date

3/18/2020	3/18/2024		191,542		193,727	$16.08

3/1/2019	3/1/2023	108,770		27,192	82,836	$26.98	$18.21

12/3/2018	12/31/2021	340,629		172,940	172,940	$28.19	$20.87

12/3/2018	12/3/2021	54,285			57,772	$28.19

1	Amounts include additional shares acquired from dividend equivalents.

Performance-Vested Restricted Stock Unit Awards

The following provides information regarding the PRSUs outstanding at the beginning and end of the year ended December 31, 2020 for Mr. Kenny:

Award Date	Vest Date	Measurement Period	Unvested RSUs Outstanding at 1/1/2020	RSUs Granted	RSUs Vested	RSUs Forfeited	Unvested RSUs Outstanding at 12/31/2020	Fair Value Per Share on Grant Date	Market Price Per Share on Vesting Date	Value on Vesting Date

3/18/2020	Dec 2022	2020	—	287,314	—	—	287,314	$16.08	N/A	N/A

3/1/2019	Dec 2021	2019 - 2021	155,670	—	—	—	155,670	$26.98	N/A	N/A

LTPP participants are awarded a target number of PRSUs that are earned subject to the Company’s performance against, for 2020 awards, two core performance metrics: revenue and Adjusted EPS with assigned ratings of 50% each. Typically, the measurement period for PRSUs is three years but for 2020, the measurement period is one year due to the separation of the Company that was completed in Q1 2021. In addition, recognizing the difficulty with measuring relative TSR performance for a company that will be split off into two companies, the relative TSR modifier was removed from the PRSU design for the 2020 cycle only. The performance for this plan was evaluated at 25%. The PRSUs will continue to vest at the end of 2022 as per the three year vesting schedule.

The table below summarizes the LTPP performance-payout matrix for the 2020 cycle.

Plan Design[1] Metric	Weight		Threshold	Target	Maximum

Revenue	50%	Performance	2.0%	3.0%	5.1%

		Payout	50%	100%	200%

ADJUSTED EPS	50%	Performance	94.4%	100%	104.4%

		Payout	50%	100%	200%

2021 PROXY STATEMENT A-8

DIRECTORS’ COMPENSATION REPORT

PRSU Payouts under the 2018, 2019 and 2020 LTPP

2018 LTPP

The 2018 LTPP grants which matured on December 31, 2020 paid out at zero percent due to relative total shareholder return, revenue CAGR and Free Cash Flow metrics not meeting the required threshold performance levels as described below.

Plan Metrics Jan 1, 2018 – Dec 31, 2020		Final Results Based on Performance from Jan 1, 2018 – Dec 31, 2020

Elements	Performance Target for 100% Payout	Result	Weight	Payout Percentage

Free Cash Flow[1]	$2.76 billion	$1.77 billion	50%	0%

Relative Total Shareholder Return[2]	50th Percentile	0th Percentile	25%	0%

Revenue CAGR[3]	4%	(0.5%)	25%	0%

Total Shares	N/A	N/A	100%	0%

1	The free cash flow LTPP performance measure is the sum of free cash flow as reported in our Annual Report on Form 10-K for each of the fiscal years in the performance period, adjusted to eliminate foreign currency exchange translation impacts.. Please see Annex C for additional information on free cash flow in accordance with United States GAAP.

2	The relative total shareholder return LTPP performance measure is the change in our stock price over the three-year performance period, assuming monthly reinvestment of dividends, compared to that of a peer group of companies.

3	Income generated from sale of goods or services before any costs or expenses are deducted all in accordance with US GAAP, as depicted in the Condensed Consolidated Financial Statements in Nielsen’s applicable annual financial statements

2019 LTPP

The Compensation and Talent Committee determined to end the performance period of the 2019 LTPP at the end of 2020 due to the sale of the Global Connect business but retained the full three-year period before any PRSUs earned will vest. The performance targets shown below represent the two year targets determined using Years 1 and 2 of the three year plan that was set out in 2019. As of December 31, 2020, only Mr. Kenny and Mr. Callard held PRSUs under the 2019 LTPP.

Plan Metrics Jan 1, 2019 – Dec 31, 2020		Final Results Based on Performance from Jan 1, 2019 – Dec 31, 2020

Elements	Performance Target for 100% Payout	Result	Weight	Payout Percentage

Adjusted EPS[1]	$3.47	$3.47	50%	100%

Revenue CAGR[2]	2.0%	(0.4%)	50%	0%

Relative Total Shareholder Return[3]	N/A	0.75 Modification	Modifier	N/A

Total Shares	N/A	N/A	100%	37.5%

1	GAAP EPS plus add backs which may include amortization related to acquired intangible assets, restructuring, and other non-operating items.

2	Income generated from sale of goods or services before any costs or expenses are deducted all in accordance with US GAAP, as depicted in the Condensed Consolidated Financial Statements in Nielsen’s applicable annual financial statements

3	The relative total shareholder return LTPP performance measure is the change in our stock price over the three-year performance period, assuming monthly reinvestment of dividends, compared to that of a peer group of companies

2021 PROXY STATEMENT A-9

DIRECTORS’ COMPENSATION REPORT

2020 LTPP

Due to the impending separation of the Global Connect business, the 2020 plan was set with one-year performance targets. The performance for the plan was approved by the Compensation and Talent Committee in February 2021. The PRSUs will vest at the end of 2022 for the 2020 plan as per the 3 year vesting schedule.

Plan Metrics Jan 1, 2020 – Dec 31, 2020		Final Results Based on Performance from Jan 1, 2020 – Dec 31, 2020

Elements	Performance Target for 100% Payout	Result	Weight	Payout Percentage

Adjusted EPS[1]	$1.77	$1.67	50%	50%

Revenue[2]	3.0%	(2.3%)	50%	0%

Total Shares	N/A	N/A	100%	25%

1	GAAP EPS plus add backs which may include amortization related to acquired intangible assets, restructuring, and other non-operating items.

2	Income generated from sale of goods or services before any costs or expenses are deducted all in accordance with US GAAP, as depicted in the Condensed Consolidated Financial Statements in Nielsen’s applicable annual financial statements.

Time-vested Stock Option Awards

The following provides information regarding the time-vested stock options outstanding at the beginning and end of the year ended December 31, 2020 for Mr. Kenny:

	Award Date	Outstanding at 1/1/20	Granted During 2020	Exercised During 2020	Outstanding at 12/31/2020	# of Shares Underlying Unexercised Options (#) Exercisable	# of Shares Underlying Unexercised Options (#) Unexercisable	Exercise price	Expiration Date

Mr. Kenny	12/3/2018	750,000	—	—	250,000	—	750,000	$40.00	12/3/2025

	12/3/2018	367,031	—	—	122,344	—	367,031	$28.19	12/3/2025

There have not been stock option awards granted since 2018. The 2018 awards have not had any change in exercise price or exercise date.

Pensions

Pension Benefits for 2020

The following table presents information regarding the pension benefits for our Executive Director during the fiscal year ended December 31, 2020:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

David Kenny	Qualified Plan	—	—	—

	Excess Plan	—	—	—

Participants in the Qualified Plan become fully vested in their accrued benefits after the earlier of five years of service or when the participant reaches normal retirement age (which is the later of age 65 or the fifth anniversary of the date the participant first became eligible to participate in the plan).

Non-Executive Directors do not receive pension benefits.

Effective August 31, 2006, the Company froze its United States qualified and non-qualified defined benefit retirement plans.

Mr. Kenny is not eligible for pension benefits. The 401(k) employer matching contributions are 100% vested after two years of service.

2021 PROXY STATEMENT A-10

DIRECTORS’ COMPENSATION REPORT

Payments to Past/Former Directors

There were no payments to past/former Directors for the year ended December 31, 2020.

Statement of the Directors’ Shareholdings and Share Interests

In 2011, our Board adopted share ownership guidelines, pursuant to which our Directors who receive fees for their services are required to maintain equity ownership in our Company. The share ownership guidelines for our Executive Director are six times his base salary and for our Non-Executive Directors is five times their annual fees (including Board Retainer, Board Chairperson, and Committee Chairperson Fees). Shares beneficially owned by these Directors, including vested DSUs and jointly-owned shares, unvested DSUs, and unvested RSUs in the case of our Executive Director, are included in the calculation. These Directors are expected to meet the guidelines within five years from the later of the adoption of the guidelines or their appointment as a Director or the commencement of the receipt of Director Fees. A Director may not sell or dispose of shares for cash unless the share ownership guidelines are satisfied. The share ownership guidelines are reviewed annually generally in the first Compensation and Talent Committee meeting of the year. As of December 31, 2020, seven of the Directors have met the guidelines and five of the Directors were still working toward meeting the guidelines. The following table provides details on the Directors’ shareholdings as at December 31, 2020:

Director	Beneficially Owned Shares	% Shareholding Guidelines Achieved	Vested but Unexercised options	Exercised Options	RSU Awards Subject to Performance	RSU Awards Not Subject to Performance	Weighted Average Exercise Price of Vested Options

James A. Attwood	345,372	100%	—	—	—	—	—

David Kenny	251,624	65%	—	—	—	507,275	—

Thomas Castro	7,208	39%				—	—

Guerrino De Luca	22,313	100%	—	—	—	—	—

Karen M. Hoguet	53,676	100%	—	—	—	—	—

Harish Manwani	31,059	100%	—	—	—	—	—

Janice Mazza	7,208	39%	—			—	—

Jonathan Miller	2,089	8%	—			—	—

Robert C. Pozen	240,689	100%	—	—	—	—	—

Nancy Tellem	8,253	42%	—	—	—	—	—

Javier G. Teruel	65,880	100%	—	—	—	—	—

Lauren Zalaznick	38,872	100%	—	—	—	—	—

The following information is provided on an unaudited basis.

2021 PROXY STATEMENT A-11

DIRECTORS’ COMPENSATION REPORT

Performance Graph

The chart below shows the cumulative TSR of Nielsen stock assuming an initial $100 investment over the period beginning on January 26, 2011 and ending December 31, 2020. We have compared our performance to the S&P 500 and to a market cap-weighted composite of the peer group we use to measure total shareholder return in our LTPP. We believe these two indices are key to measuring our performance in our industry.

NIELSEN HOLDINGS PLC—CUMULATIVE TOTAL SHAREHOLDER RETURN SINCE IPO

Chief Executive Officer’s Compensation in the Past Ten Years

	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020

CEO Single Figure[1,2]	$10,871,106	$11,139,245	$18,270,945	$4,071,634	$4,774,121	$7,280,519	$6,003,866	$10,973,614	$9,406,690	$7,120,697

Bonus (% of maximum awarded)[3]	56%	49%	53%	51%	52%	43%	43%	0%	54%	53%

Performance based LTI (% of maximum vesting)	N/A	N/A	N/A	N/A	N/A	125%	57%	59%	0%	0%

1	Includes data for former CEO David Calhoun for 2011, 2012 and 2013, Mitch Barns for 2014, 2015, 2016, 2017 and through December 2, 2018, and David Kenny for December 3, 2018 through December 31, 2020.

2	Includes the value of all stock and option awards that vested in the respective year.

3	Annual incentive maximum payout is 200% of opportunity. In 2013, 2014 and 2015, 75% was paid in cash and 25% was paid in incentive RSUs. The calculation of the Bonus (% of maximum award), used the combined value of the cash and RSU awards.

Chief Executive Officer Pay Ratio

The table below shows the ratio of the Chief Executive Officer’s total remuneration to the remuneration of UK employees in 2020 and 2019. There was no significant change in pay ratio between the two years, non-material changes were due to including a marginally different employee population.

Year	Option	25th percentile	Median	75th percentile

2020	A	190 x	124 x	81 x

2019	A	170 x	130 x	93 x

2021 PROXY STATEMENT A-12

DIRECTORS’ COMPENSATION REPORT

The regulations provide three options which may be used to calculate the pay for the employees at the 25th percentile, median and 75th percentile. We have used Option A, following guidance issued by some proxy advisers and institutional shareholders. Option A calculates pay for all UK employees on the same basis as the single figure for remuneration calculated for the Executive Director. The period for which employee pay has been calculated under Option A is the 2020 calendar year. The single figure for remuneration for each employee includes earned salary, annual incentive awarded for 2020 calendar year, equity that vested in 2020 and an estimate for pension and benefits. The estimate of pension and benefits for each employee is calculated using 19% of salary, based on pension and benefits currently available to new hires in the UK. Other elements of pay such as overtime and shift allowances have been excluded on the basis that they are not comparable with the pay structure for the CEO.

The pay at each quartile is set out in the table below:

	25th percentile		Median		75th percentile

	Total Pay	Of Which is Salary	Total Pay	Of Which is Salary	Total Pay	Of Which is Salary

2020	$37,391	$31,421	$57,343	$48,188	$87,569	$68,461

The Company believes the median pay ratio for 2020 is consistent with the pay, reward and progression policies for the Company’s UK employees taken as a whole.

Percentage Change in the Director’s Compensation Compared to Employees

The table below shows the percentage year on year change on salary/fee and bonus earned by each Director between the year ended December 31, 2020 and the year ended December 31, 2019 compared to the average salary and bonus for participants in our global annual incentive plan.

Name	Base Salary % change	Bonus % change	Total Cash Compensation % change

James Attwood	-15%	0%	-15%

Thomas Castro	N/A	0%	N/A

Guerrino De Luca	-15%	0%	-15%

Karen Hoguet	-15%	0%	-15%

Harish Manwani	-15%	0%	-15%

Robert Pozen	-24%	0%	-24%

Janice Mazza	N/A	0%	N/A

Jonathan Miller	N/A	0%	N/A

Nancy Tellem[1]	2110%	0%	2110%

Javier Teruel	-15%	0%	-15%

Lauren Zalaznick	1%	0%	1%

David Kenny	-2%	-18%	-12%

Employee Comparator	5%	-15%	2%

1	Ms. Tellem began as Director on December 18, 2019.

2021 PROXY STATEMENT A-13

DIRECTORS’ COMPENSATION REPORT

Relative Importance of Spend on Pay

The table below shows the total pay for all employees compared to other key financial metrics and indicators:

($ in millions1)	Year Ended:

	December 31, 2019	December 31, 2020	% Change[2]

Personnel Costs[3]	$ 2,360	$ 2,197	-6.90%

Dividends paid[4]	$ 395	$ 86	-78.20%

Share Buybacks	$ —	$ —

Average number of employees[3]	45,719	44,171	-3.40%

Revenues	$ 6,498	$ 6,290	-2.30%

EBITDA[4]	$ 1,987	$ 1,987	-4.50%

1	Average number of employees is not provided in millions.

2	% change is provided on a constant currency basis. We calculate constant currency by converting 2019 local currency values to 2020 period foreign currency exchange rates (only for revenue & EBITDA).

3	The figures are reported in Note 23 of our 2020 UK Annual Report.

4	The figures are reported in ‘Strategic Report’ section of our 2020 UK Annual Report.

5	The figures are reported in Note 5 of our 2020 UK Annual Report.

The numbers presented above were selected to provide a broad but reasonable context against which to compare the growth of value provided to the CEO, all employees and shareholders.

Consideration by the Directors of Matters Relating to Directors’ Compensation

In 2020, the Compensation and Talent Committee consisted of the following members:

•	Harish Manwani (Chairperson)

•	Guerrino De Luca

•	Janice Marinelli Mazza

•	Nancy Tellem

•	Lauren Zalaznick

The Compensation and Talent Committee and the Board are responsible for determining the compensation of our Directors and regularly review the philosophy and goals of the Director Compensation program and assess the effectiveness of compensation practices and processes. The Compensation and Talent Committee sets performance goals and assesses performance against these goals. The Compensation and Talent Committee and the Board operate independently of management and consider the recommendations and market data provided by the Compensation and Talent Committee’s independent consultant when reviewing and making compensation decisions. The CEO does not participate in the Compensation and Talent Committee and Board discussions regarding his own compensation. The Compensation and Talent Committee and the Board make their decisions based on their assessment of both Nielsen and individual performance against goals, market data provided by the Compensation and Talent Committee’s independent compensation consultant, and on their judgment as to what is in the best interests of Nielsen and its shareholders.

The Compensation and Talent Committee is empowered to study or investigate any matter of interest or concern that the Compensation and Talent Committee deems appropriate and shall have the sole authority to retain, oversee the work of, obtain advice from and terminate any compensation consultant, independent legal counsel or other adviser. The Company shall provide appropriate funding, as determined by the Compensation and Talent

2021 PROXY STATEMENT A-14

DIRECTORS’ COMPENSATION REPORT

Committee, for payment of reasonable compensation to any compensation consultant, independent legal counsel or other advisers retained by the Compensation and Talent Committee, as well as funding for the payment of ordinary administration expenses of the Compensation and Talent Committee that are necessary or appropriate in carrying out its duties.

The Compensation and Talent Committee undertakes an independence assessment prior to selecting any compensation consultant, legal counsel or other advisors that will provide advice to the Compensation and Talent Committee (other than in-house legal counsel) taking into account such factors as may be required by the New York Stock Exchange, the UK Companies Act of 2006 and any other relevant legislation or regulation from time to time.

Any compensation consultant retained by the Compensation and Talent Committee to assist it in connection with setting the amount or form of Director compensation (other than any role limited to consulting on any broad-based plan that does not discriminate in scope, terms, or operation, in favor of executive officers or Directors of the Company, and that is available generally to all salaried employees; or providing information that either is not customized for the Company or that is customized based on parameters that are not developed by the compensation consultant, and about which the compensation consultant does not provide advice) shall not provide any other services to the Company or its subsidiaries, unless such services are pre-approved by the Compensation and Talent Committee. The Compensation and Talent Committee shall evaluate, on at least an annual basis, whether any work provided by the Compensation and Talent Committee’s compensation consultant raised any conflict of interest.

The Compensation and Talent Committee retains Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant. Meridian has provided market data and perspective on Executive and Non-Executive Director compensation and related governance. Meridian and its affiliates did not provide any services to Nielsen or its affiliates in 2020 other than executive and Director Compensation consulting to the Compensation and Talent Committee. Discussions between Meridian and Nielsen management are limited to those necessary to complete work on behalf of the Compensation and Talent Committee.

The Compensation and Talent Committee determined that Meridian and its lead consultant for Nielsen satisfy the independence factors described in the NYSE listing rules. The Compensation and Talent Committee also determined that the work performed by Meridian in 2020 did not raise any conflict of interest issues.

In 2020, Nielsen paid $265,158 to Meridian for services rendered.

Implementation of Policy in 2021

The Policy will be operated in the same way as it was in 2020 except as set out below.

The key changes as to how the Policy will be operated in 2021 are as follows:

•

2021 Annual Incentive Plan – The CEO will be assessed 35% on Organic Revenue (replacing Revenue metric in 2020 plan), 30% on EBITDA Margin and 35% on FCF (increased from 30% weight in 2020 plan). Additionally for the 2021 AIP, the organic revenue and EBITDA margin metrics will be measured independently.

•

For the 2021- 2023 LTPP Plan – CEO will receive PRSUs earned based 50% 3 year average Organic Revenue Growth Rate (replacing Revenue metric from 2020 – 2022 LTPP) and 50% on 3 year cumulative FCF/EBITDA Conversion (replacing Adjusted EPS metric from 2020 – 2022 LTPP). Relative TSR modifier will be applied to the performance of two core metrics described above.

2021 PROXY STATEMENT A-15

DIRECTORS’ COMPENSATION REPORT

Statement of Voting at General Meeting

At the Annual General Meeting of Shareholders on May 12, 2020, the shareholder advisory vote on the Directors’ Compensation Report received the following votes:

	Votes	% of Total Votes

Votes Cast in Favor	206,640,759	70%

Votes Cast Against	88,056,695	30%

Total Votes Cast	294,697,454	100%

Votes Withheld[1]	12,469,722	N/A

1	For purposes of calculating our overall voter approval, we have excluded votes withheld.

The Directors’ Compensation Policy was not put to a vote of shareholders at the 2020 Annual General Meeting of Shareholders. At the Annual General Meeting of Shareholders on May 22, 2018, the shareholder advisory vote on the Directors’ Compensation Policy received the following votes:

	Votes	% of Total Votes

Votes Cast in Favor	260,439,789	87%

Votes Cast Against	40,044,229	13%

Total Votes Cast	300,484,018	100%

Votes Withheld[1]	10,526,990	N/A

1	For purposes of calculating our overall voter approval, we have excluded votes withheld.

2021 PROXY STATEMENT A-16

Our Directors’ Compensation Policy applies to our Executive Director, as CEO (as well as any individual who may become an Executive Director while this policy is in effect) and our Non-Executive Directors.

COMPENSATION POLICY FOR EXECUTIVE DIRECTORS

Philosophy

Foster meritocracy

•	Our pay-for-performance philosophy differentiates rewards based on business performance and individual contributions toward core objectives.

Pay competitively

•

The Compensation and Talent Committee reviews compensation annually and considers peer group and general industry benchmarks among several factors when making decisions on pay. Other factors include the mix of pay components in total direct compensation, prior year awards, changes in role or responsibilities, Company financial performance, and individual performance.

Emphasize variable, at risk pay subject to performance – the executive compensation framework

•

As outlined below in the Executive Compensation Framework, a significant portion of our Executive Director’s compensation is at risk; dependent on the achievement of challenging annual and long-term performance targets and/or the performance of our share price.

Target Compensation Framework
Pay Component	Target Range (Total Pay)	Guaranteed/At Risk
Base Salary	Up to 20%	Guaranteed
Target Annual Incentive	Up to 30%	At Risk
Total Cash	Not to exceed 50%
Target LTI Performance Awards	30 – 50%	At Risk
Target LTI Time-Vested Awards	20 – 35%	At Risk
Total Equity	No less than 50%

Changes to the Policy

A new Director Compensation Policy was drafted which the Committee will put for the shareholder approval. As compared to the 2018 policy, the following changes have been made:

•	The introduction of performance stock options used for new hire and other one-time awards;

•	The performance metrics for the Annual Incentive Plan and Performance Restricted Stock Units have been amended as compared to the 2018 policy:

•

For the Annual Incentive Plan, the metrics for 2018 AIP were adjusted EBITDA with 75% weighting and revenue with 25% weighting. For 2021, the metrics are organic revenue (35% weighting), adjusted EBITDA margin (30% weighting), and free cash flow (35% weighting); and

2021 PROXY STATEMENT B-1

DIRECTORS’ COMPENSATION POLICY

•

For the Performance Restricted Stock Units, the 2018 plan metrics were three-year cumulative free cash flow (50%), relative total shareholder return (25%) and three-year revenue CAGR (25%). For 2021, the metrics are three-year average organic revenue growth rate (50%) and three-year cumulative free cash flow/ EBITDA conversion (50%) with a relative total shareholder return modifier.

•	Non-Executive Director fees which had not been changed since 2016 were revised for 2021. They include

•	Committee Chairperson fees were increased by $5,000.

•	Instituted Committee membership fee; Audit ($15,000), Finance and Compensation & Talent ($10,000) and Governance ($5,000).

•	Annual equity grant was increased from $160,000 to $180,000.

Compensation Policy for Executive Directors

Element	Purpose	Key Characteristics

Base Salary	Attract and retain top talent

• The Compensation and Talent Committee considers a variety of factors when reviewing and determining increases (or on recruitment)including: (1) our pay for performance philosophy, (2) peer group market data, (3) the NEO’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, and (6) role changes.

Annual Incentive Plan (“AIP”)	Motivate the Executive Director to accomplish short-term business performance goals that contribute to long-term business objectives

• AIP award opportunities are determined each year by reference to (1) our pay for performance philosophy, (2) peer group benchmarking and general market survey data, (3) the Executive Director’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award.

• The Committee will assess the AIP based on a variety of financial metrics. For example, in 2021, organic revenue (35% weighting), adjusted EBITDA margin % (30% weighting), and Free Cash Flow (35% weighting), will be performance metrics for the AIP.

• Annual incentive plan funding and payouts are subject to a maximum limit of 200% of target

• Actual payouts and the performance metrics used to determine them will be disclosed in the Directors’ Compensation Report in the year payouts are made

• The calculation of EBITDA and revenue performance for annual incentive plan purposes differs from reported adjusted EBITDA and reported revenue because it is calculated using a standard foreign currency exchange rate established at the beginning of the year in order to eliminate the impact of currency exchange volatility on the performance assessment

• Payout is intended to be delivered 100% in cash but may be delivered in a mixture of cash and restricted stock units at the Compensation Committee’s discretion

• Payouts are subject to recoupment under the terms of Nielsen’s Clawback Policy

Long-Term Incentive (“LTI”)	Deliver long-term sustainable performance and align Executive Directors’ rewards with long-term returns delivered to shareholders

• LTI award values are determined each year by reference to (1) our pay for performance philosophy, (2) peer group benchmarking and general market survey data, (3) the Executive Director’s individual performance and contributions to the success of the business in the prior year, (4) Company performance, (5) current pay mix, (6) role changes, and (7) prior year award

Performance Restricted Stock Units (“PRSUs”) under Long Term Performance Plan	Alignment with long-term shareholder return

• Subject to performance against three-year cumulative performance metrics set at the discretion of the Committee. For example, the 2021 plan has two core metrics:

• 3 year average organic revenue growth rate (“Organic revenue”), weighted 50%

• 3 year cumulative Free Cash Flow/ EBITDA Conversion (“FCF Conversion”), weighted 50%.

• The results from the core metrics are adjusted up or down based on the Relative TSR (RTSR) performance against the peer group of companies

• Specific threshold, target and maximum performance metrics will not be disclosed for competitive reasons but targets are designed to be

2021 PROXY STATEMENT B-2

DIRECTORS’ COMPENSATION POLICY

Element	Purpose	Key Characteristics

aggressive and achievable and are fully aligned with our approved three-year strategic plan and long-term guidance issued to investors at the beginning of the performance period

• Targets and actual results used to determine payouts will be disclosed in the Director’s Compensation Report in the year that payouts are approved

• Relative total shareholder return (TSR) is measured against a peer group. Companies in this peer group are selected to represent a comparable investment profile to Nielsen by virtue of their being in comparable businesses, and having a similar financial profile and stock price correlation.

• Zero payout for performance below threshold. For performance at threshold, the payout opportunity is 50% and for performance at target, 100%

• Maximum payout opportunity is capped at 200% of target

• Dividend equivalents paid except dividend equivalents on unearned performance RSUs

• Subject to recoupment under the terms of Nielsen’s Clawback Policy

Restricted Stock Units (“RSUs”)	Alignment with shareholder return and retention

• Service-based equity is delivered in RSUs

• Four-year graded service-vesting

• Dividend-equivalents on RSU awards are accrued and delivered as additional RSUs upon vesting

• Maximum payout not to exceed 100% of shares at the end of the vesting period, plus any earned dividends equivalents (if applicable, whether on vested or unvested)

Performance Stock Options (“PSOs”)	Alignment with long-term shareholder return

• Used for new hire and other special awards; not part of the regular annual awards

• Subject to a challenging stock price growth hurdle of 25% – 35% increase from the date of grant.

• Awards vest in 3 or 4 years

• PSOs become exercisable only if:

• Stock price goal is achieved for a period greater than or equal to 21 consecutive trading days within three years from the date of grant

• Service vesting conditions are fulfilled

• Dividend equivalents paid except on unearned PSOs

• Maximum payout not to exceed 100% of shares at the end of the vesting period

Health and Welfare plans, Perquisites	Promote overall wellbeing and avoid distractions caused by unforeseen health/financial issues

• Health and Welfare plans available to Executive Directors and generally to other employees.

• Defined Contribution Retirement plans available to Executive Directors and generally to other employees.

• De minimis financial planning and wellness services allowances

• Other benefits may include provision of transport

• The cost of the Health and Welfare plans and perquisites provided changes in accordance with market conditions and will, therefore, determine the maximum amount that would be paid in the form of benefits during the period of this policy

Retirement	Attract and retain top talent

401(k) Savings Plan

• Qualified plan available to all eligible employees, enables participants to save for retirement through tax-advantaged combination of employee contributions and a company matching contribution

• The company matching contribution matches $.50 per $1.00 of employee contribution up to 6% of pay and subject to IRS annual limits. Full vesting occurs after 2 years of service

2021 PROXY STATEMENT B-3

DIRECTORS’ COMPENSATION POLICY

Element	Purpose	Key Characteristics

Relocation/Expat Assistance	Attract top talent and provide career enhancing and personal development opportunities

• Expatriate and relocation benefits are regularly benchmarked against other companies. Current benefits offered include, but are not limited to:

• Shipment of goods and services

• Home sale/lease termination

• House hunting trips

• Temporary housing

• Housing allowance

• Automobile disposition

• Goods and services differential allowance

• Car/driver allowance

• Education fees and expenses for dependent children to age 19

• Home leave

• Tax equalization

• Tax preparation

• Language and cultural training

• Destination acclimation services

Performance Measure Selection

The measures used under the AIP and the LTPP are reviewed and approved by the Compensation and Talent Committee annually. The PSOs are subject to stock price growth hurdles and used for new hire or other one time grants and are not part of annual grant program. The other elements in the table above are not subject to the accomplishment of specific performance targets.

Nielsen has a strong culture of pay for performance which serves to align Company goals and performance with pay outcomes for the Company’s executives. Nielsen conducts quantitative assessments of business financial performance and also evaluates individual contributions toward key business objectives in order to differentiate rewards. The CEO and other executives participate in the same performance assessment process applicable to all managerial employees, including an annual performance review.

Our CEO and other executives participate in the same annual cash incentive plan that is applicable to all managerial employees, which in 2021 was funded based on full company annual organic revenue, adjusted EBITDA Margin and Free Cash Flow performance.

LTPP participants are awarded a target number of PRSUs that are earned subject to the Company’s performance against three cumulative three-year performance metrics. For the 2021 plan, there are two core metrics. 50% of the total LTPP award opportunity will be based on 3 year average organic revenue growth rate and the remaining 50% will be based on 3 year cumulative Free Cash Flow/ EBITDA Conversion. The results from the core metrics are adjusted up or down based on the Relative TSR (RTSR) performance against the peer group of companies. The PRSUs will vest, to the extent earned, at the end of a three year period.

Under the rules governing the design and operation of the AIP and LTPP, the Compensation and Talent Committee has the discretion to select other performance metrics and alter their weighting as business conditions may dictate in the future.

Remuneration Policy for Other Employees

The remuneration policy for other employees is based on the same philosophy and principles that govern the remuneration policy for Executive Directors. Annual salary reviews take into account Company and individual performance, local pay and market conditions, and salary levels for similar roles in the relevant geographies. Senior executives are eligible to participate in the AIP and in LTI programs on similar terms as the Executive Directors. Managerial and professional employees are eligible to participate in the AIP provided for executives; opportunities vary by organizational level and an individual’s role. Some employees below the executive level are eligible to participate in the stock option, PRSU and RSU components of the LTI program; opportunity levels are commensurate with organizational level.

2021 PROXY STATEMENT B-4

DIRECTORS’ COMPENSATION POLICY

Loss of Office and Service Agreements

In general we do not provide employment agreements for Executive Directors. The principal terms of employment for Executive Directors are as provided to other eligible employees with the exception of certain de minimis benefits (described within) and certain payments provided in the event the Executive Director is terminated not for cause or resigns for good reason (as defined in the documents referenced below under “Potential Payments Upon Termination or Change In Control”). In certain circumstances the Compensation and Talent Committee may provide employment agreements for Executive Directors where it is essential for continued sound governance.

Potential Payments Upon Termination or Change In Control

Severance terms for Executive Directors are defined in the U.S. Severance policy for Section 16 Officers and Senior Executives (the “Severance Policy”) approved by the Committee on July 20, 2017.

The following is a summary of the material terms of the Severance Policy:

A)

Qualifying Termination Outside of the Change in Control Protection Period: If the Executive Director subject to the Severance Policy is terminated by the Company without Cause or resigns for Good Reason (as such terms are defined in the Severance Policy) at any time other than during the 24-month period following a change in control (the “Change in Control Protection Period”), such individual has the right to payments equal to, with respect to the CEO, two times, or with respect to other Executive Directors, one times the sum of the Executive Director’s annual base salary and the average of the annual incentive payments paid to the Executive Director in the prior three years.

B)

Qualifying Termination During the Change in Control Protection Period: If the Executive Director subject to the Severance Policy is terminated by the Company without Cause or resigns for Good Reason during the Change in Control Protection Period, the Executive Director has the right to payments equal to two times the sum of the Executive Director’s annual base salary and the average of the annual incentive payments paid to the Executive Director in the prior three years.

Change in control is defined in the Severance Policy and includes the acquisition of shares of the Company representing more than 40% of the Company’s capital stock, merger, consolidation or reorganization where pre- transaction shareholders do not continue to hold at least 50% of the Company’s voting power, change in majority of the Board within a 12-month period, and liquidation, dissolution or a material asset sale. The Severance Policy provides for a 280G best-after-tax cutback, which applies to any payments or benefits that individuals subject to the Severance Policy are entitled to receive that are “excess parachute payments” under the “golden parachute” excise tax rules of the Internal Revenue Code.

Additionally, under the terms of the Nielsen 2019 Stock Incentive Plan (the “2019 Plan”), if the Executive Director is terminated by the Company without “Cause” or the Executive Director resigns for “Good Reason” (as such terms are defined in the plan document) they will forfeit all unvested equity as of the date of termination with the following exceptions:

•

PRSUs: Executive Directors will receive a payout on the regularly scheduled payout date reduced pro-rata to their service through the performance period, calculated as the number of days between the beginning of the performance period and the termination date divided by 1095.

•

Option and RSU Awards: Pro-rata vesting of the equity tranche that would have vested, but for the termination, on the next vesting date following the termination date calculated by the number of days between the most recent vesting and the termination date divided by the number of days in the vesting tranche.

The Committee has the discretion to adjust the above payments in the event of extraordinary circumstances including but not limited to approved retirements, death, and permanent disability.

Change In Control Policy

Under the 2019 Plan, as amended, unvested options and RSUs do not vest automatically in the event of a change in control.

2021 PROXY STATEMENT B-5

DIRECTORS’ COMPENSATION POLICY

Clawback Policy

Our clawback policy requires the Executive Director, in all appropriate cases, to repay or forfeit any bonus, short-term incentive award or amount, or long-term incentive award or amount awarded to the Executive Director, and any non-vested equity-based awards previously granted to the Executive Director if:

The amount of the incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement or the correction of a material error;

The Executive Director engaged in intentional misconduct that caused or partially caused the need for the restatement or caused or partially caused the material error; and

The amount of the incentive compensation that would have been awarded to the Executive Director, had the financial results been properly reported, would have been lower than the amount actually awarded.

Recruitment of Executive Directors

The compensation package for a new Executive Director will be set in accordance with the terms of the Directors’ Compensation Policy as set forth above or in force at the time of appointment or hiring. In determining the appropriate remuneration structure and levels, the Compensation and Talent Committee will take into consideration all relevant factors to ensure that arrangements are in the best interests of the Company and its shareholders.

In addition, to facilitate the recruitment of an individual to an Executive Director position, the Compensation and Talent Committee can use cash and/or LTI awards to buy-out previously-granted incentive awards and no limits will apply under this policy.

For external hires and internal appointments the Company may provide certain relocation reimbursements or allowances including expatriate benefits within limits set by the Compensation and Talent Committee that fairly reimburse Executive Directors for expenses incurred and provide for a smooth transition free of unnecessary distractions.

Notice Periods

There is no written policy for notice period for the Executive Directors.

Consideration of Conditions Elsewhere in the Company

The Compensation and Talent Committee does not consult with employees specifically on its Executive Director compensation policy and framework however, when determining pay for Executive Directors, the Committee takes into account several data elements including but not limited to:

•	company and individual performance;

•	salary increase budgets provided for other employees;

•	annual incentive plan funding levels;

•	local pay and market conditions; and

•	market data provided by independent compensation consultant.

Consideration of Shareholder Views

On a regular basis, the Compensation and Talent Committee engages with shareholders to solicit direct input regarding its Executive Director Compensation programs. Input provided during these meetings and from shareholder advisory firms is used to shape our compensation programs. The majority of shareholders continue to express support for our compensation programs.

2021 PROXY STATEMENT B-6

DIRECTORS’ COMPENSATION POLICY

Illustration of Application of Compensation Policy for Executive Director

The estimated compensation amounts received by the Executive Director i.e. our CEO are shown in the following graph.

The amounts show payments at three levels of performance-threshold, target and maximum

For the purpose of this illustration the following components’ values are constant at each level of performance:

•	Salary: reflects annualized rate for 2021

•	Restricted stock units: planned grant date fair value in 2021[1]

•

Pension/Benefits: Estimated based on 2020 figures and 2021 premium or reimbursement rates including 401(k) savings match, health saving account plan match, relocation benefits, health and welfare perquisite and tax planning perquisite.

The following components’ values vary by each level of performance:

•	Annual Incentive: reflects potential cash payouts based solely on the plan’s incentive funding formula

•	LTPP: reflects the fair value[1] of PRSUs at grant date at target and percentage payouts of target in accordance with the plan design at threshold and maximum levels of performance.

•

Both of the above values will differ from the actual payments earned by Mr. Kenny under the 2020 AIP paid to him in March, 2021. Payment details are disclosed in our 2021 Proxy Statement under “Summary Compensation Table.”

($,000)

[1]

Calculated in accordance with IFRS 2, Share-based Payments. For a discussion of the assumptions and methodologies used to value the awards granted in 2020 please see Note 18 “Share-Based compensation” to our audited consolidated financial statements, included in our Annual Report for the year ended December 31, 2020. In all cases, the values reported assume no share price change relative to closing price of a Nielsen share on the date of grant.

2021 PROXY STATEMENT B-7

DIRECTORS’ COMPENSATION POLICY

Illustration of Maximum Director Pay

The charts below show the potential value of the current Executive Directors’ 2021 total remuneration in three main scenarios: ‘Minimum’ (i.e. Fixed Pay, Pension and benefits), ‘Mid-point’ (i.e. Fixed Pay, Pension, benefits and target bonus that may be awarded) and ‘Maximum’ (i.e. Fixed Pay, Pension, benefits and the maximum variable pay that may be awarded). For the purposes of these charts, the value of benefits is based on an estimated annual value for 2021 regular benefits. Additional ad hoc benefits may arise but will always be provided in line with the Director’s Compensation Policy. A significant proportion of the potential remuneration of the Executive Directors is variable and is therefore performance related. In line with the new reporting requirements, we have provided an indication of the maximum remuneration receivable, assuming share price appreciation of 50% on the Long Term Incentives.

2021 PROXY STATEMENT B-8

DIRECTORS’ COMPENSATION POLICY

Compensation Policy for Non-Executive Directors

As of the effective date of this Policy, all of our Directors, with the exception of David Kenny, our CEO, are Non-Executive Directors.

Purpose

Nielsen’s Compensation Policy for our Non-Executive Directors is designed to:

•	attract and retain talented individuals to help oversee the Company as members of the Board;

•	align with the market value of the role; and

•	align with long-term shareholder returns.

Practice

The Compensation and Talent Committee reviews the Non-Executive Director compensation program annually taking account of market benchmarking data to establish compensation levels that are competitive and serve the stated purpose. Market adjustments may be made to Non-Executive Director compensation following these reviews. Otherwise, the Compensation and Talent Committee generally intends to make adjustments every three years unless special circumstances require otherwise. The values quoted in each category are fixed, do not vary subject to a performance condition and therefore represent the current maximum payout opportunity.

Compensation Element	How Component Operates	Current Fee Structure (per annum)

Board Fees	• Annual retainer paid on a quarterly basis • Director may elect to receive fees in cash or in DSUs1 • DSUs accrue dividend equivalents in the form of additional DSUs	$80,000

Board Chair Fee	• Annual retainer payable on a quarterly basis; 50% in DSUs and 50% in cash • Director may elect to receive cash fees in DSUs1 • DSUs accrue dividend equivalents in the form of additional DSUs	$150,000

Committee Chair Fees	• Annual retainer payable on a quarterly basis • Director may elect to receive fees in cash or in DSUs1 • DSUs accrue dividend equivalents in the form of additional DSUs	• Audit Committee: $30,000 • Compensation and Talent Committee: $25,000 • Finance Committee: $25,000 • Nomination and Corporate Governance Committee: $20,000

Committee Member Fee	• Annual retainer payable on a quarterly basis • Director may elect to receive fees in cash or in DSUs1 • DSUs accrue dividend equivalents in the form of additional DSUs	• Governance: $ 5,000 • Compensation: $ 10,000 • Finance: $ 10,000 • Audit: $ 15,000

Lead Independent Director Fee	• Annual retainer payable on a quarterly basis • Director may elect to receive fees in cash or in DSUs1 • DSUs accrue dividend equivalents in the form of additional DSUs	$30,000

Annual Equity Grant	• Offered to all Non-Executive Directors • Executive compensation peer group plus general industry benchmark provided by Meridian are used as benchmarks • Annual equity grant delivered in DSUs vests in four equal quarterly installments • DSUs accrue dividend equivalents in the form of additional DSUs	$180,000

1	The Company can, but does not have to offer this choice to the Non-Executive Directors.

2021 PROXY STATEMENT B-9

DIRECTORS’ COMPENSATION POLICY

Non-Executive Directors will only receive compensation for those services outlined in this Policy. There are no contracts or agreements that provide guaranteed amounts payable for service as a Non-Executive Director of Nielsen, and there are no similar arrangements that provide for any guaranteed compensation (other than for any accrued or deferred amounts, if applicable, for services rendered as a Non-Executive Director) upon a Non-Executive Director’s termination of service from our Board of Directors. The Compensation and Talent Committee may in exceptional circumstances provide compensation that exceeds or is different from that payable to Non-Executive Directors but is aligned with the policy for Executive Directors. An example may include when an Executive Director transitions from Company employee to Non-Executive Director. In these cases, the Committee may find it appropriate to elect to continue components of the Executive Director Compensation program for the former employee. When recruiting for a new external Non-Executive Director, the Committee or Board will structure pay in line with the existing policy for Non-Executive Directors set out above.

2021 PROXY STATEMENT B-10

Constant Currency Presentation

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our prior-period local currency financial results using the current period exchange rates and comparing these adjusted amounts to our current period reported results. No adjustment has been made to foreign currency exchange transaction gains or losses in the calculation of constant currency net income.

The below table presents a reconciliation from revenue on a reported basis to revenue on a constant currency basis for the year ended December 31, 2020.

(IN MILLIONS) (UNAUDITED)	Year Ended December 31, 2020 Reported	Year Ended December 31, 2019 Reported	% Variance 2020 vs. 2019 Reported	Year Ended December 31, 2019 Constant Currency	% Variance 2020 vs. 2019 Constant Currency
Revenues by segment
Measure	$2,073	$2,161	(4.1)%	$2,115	(2.0)%
Predict/Activate	$856	$896	(4.5)%	$886	(3.4)%
Connect	$2,929	$3,057	(4.2)%	$3,001	(2.4)%
Audience Measurement	$2,455	$2,471	(0.6)%	$2,468	(0.5)%
Plan/Optimize	$906	$970	(6.6)%	$971	(6.7)%
Media	$3,361	$3,441	(2.3)%	$3,439	(2.3)%
Total	$6,290	$6,498	(3.2)%	$6,440	(2.3)%

Net Income to Adjusted EBITDA Reconciliation

Net Income to Adjusted EBITDA Reconciliation

We define Adjusted EBITDA as net income or loss from our consolidated statements of operations before interest income and expense, income taxes, depreciation and amortization, restructuring charges, impairment of goodwill and other long-lived assets, share-based compensation expense and other non-operating items from our consolidated statements of operations, as well as certain other items that arise outside the ordinary course of our continuing operations specifically described below.

Restructuring charges: We exclude restructuring expenses, which primarily include employee severance, office consolidation and contract termination charges, from our Adjusted EBITDA to allow more accurate comparisons of the financial results to historical operations and forward-looking guidance. By excluding these expenses from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value these assets will generate for us. Furthermore, we believe that the adjustments of these items more closely correlate with the sustainability of our operating performance.

Impairment of goodwill and other long-lived assets: We exclude the impact of charges related to the impairment of goodwill and other long-lived assets. We believe that the exclusion of these impairments, which are non-cash, allows for more meaningful comparisons of operating results to peer companies. We believe that this increases period-to-period comparability and is useful to evaluate the performance of the total company.

2021 PROXY STATEMENT C-1

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

Share-based compensation expense: We exclude the impact of costs relating to share-based compensation. Due to the subjective assumptions and a variety of award types, we believe that the exclusion of share-based compensation expense, which is typically non-cash, allows for more meaningful comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

Other non-operating expenses, net: We exclude foreign currency exchange transaction gains and losses primarily related to intercompany financing arrangements as well as other non-operating income and expense items, such as, gains and losses recorded on business combinations or dispositions, sales of investments, net income attributable to noncontrolling interests and early redemption payments made in connection with debt refinancing. We believe that the adjustments of these items more closely correlate with the sustainability of our operating performance.

Other items: To measure operating performance, we exclude certain expenses and gains that arise outside the ordinary course of our continuing operations. Such costs primarily include legal settlements, acquisition related expenses, business optimization costs and other transaction costs. We believe the exclusion of such amounts allows management and the users of the financial statements to better understand our financial results.

Separation-related costs: To measure operating performance, we exclude certain separation-related costs that would not be incurred if we were not undertaking a separation of our Global Connect business from Global Media and positioning Global Connect and Global Media to operate as two independent companies. These costs include: third-party advisor costs, tax friction, technology related spend, and incremental costs of beginning to operate as two independent companies. We believe that exclusion of these costs will allow users of our financial statements to better understand our financial performance in 2020.

Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. Adjusted EBITDA margin is Adjusted EBITDA for a particular period expressed as a percentage of revenues for that period.

We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments, to evaluate and fund incentive compensation programs and to compare our results to those of our competitors. In addition to Adjusted EBITDA being a significant measure of performance for management purposes, we also believe that this presentation provides useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance.

Adjusted EBITDA should not be considered as an alternative to net income or loss, operating income, cash flows from operating activities or any other performance measures derived in accordance with GAAP as measures of operating performance or cash flows as measures of liquidity. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

2021 PROXY STATEMENT C-2

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

The below table presents reconciliations from net income to Adjusted EBITDA for the years ended December 31, 2020, 2019 and 2018:

	Year Ended December 31,
(IN MILLIONS)	2020	2019	2018
Net income/(loss) attributable to Nielsen stockholders	$(6)	$(415)	$(712)
Interest expense, net	369	391	386
(Benefit)/provision for income taxes	67	(260)	(182)
Depreciation and amortization	864	756	675
EBITDA	1,294	472	167
Other non-operating expense/(income), net[1]	36	191	33
Restructuring charges	144	80	139
Impairment of goodwill and other long-lived assets	184	1,004	1,413
Share-based compensation expense	53	50	35
Separation related costs[2]	123	—	—
Other items[3]	48	56	63
Adjusted EBITDA	$1,882	$1,853	1,850

1	For the year ended December 31, 2019, other non-operating expense, net includes $170 million of expenses related to the settlement of certain pension plans obligations.

2	Separation-related costs consists of costs that would not have been incurred if we were not undertaking the separation of the Nielsen Global Connect business from the Nielsen Global Media business and positioning Global Connect and Global Media to operate as two independent companies.

3	For the year ended December 31, 2020, other items primarily consist of business optimization costs and transaction related costs. For the years ended December 31, 2019 and 2018, other items primarily consist of business optimization costs, including strategic review costs and transaction related costs.

The below table presents a reconciliation of Net Income and Adjusted EBITDA on a reported basis to a constant currency basis for the year ended December 31, 2020.

(IN MILLIONS) (UNAUDITED)	Year Ended December 31, 2020 Reported	Year Ended December 31, 2019 Reported	% Variance 2020 vs. 2019 Reported	Year Ended December 31, 2019 Constant Currency	% Variance 2020 vs. 2019 Constant Currency
Net Income/(Loss) attributable to Nielsen Shareholders	$(6)	$(415)	98.6%	$(469)	98.7%
Adjusted EBITDA	$1,882	$1,853	1.6%	$1,832	2.7%

Free Cash Flow

We define free cash flow as net cash provided by operating activities, less capital expenditures, net. We believe providing free cash flow information provides valuable supplemental liquidity information regarding the cash flow that may be available for discretionary use by us in areas such as the distributions of dividends, repurchase of common stock, voluntary repayment of debt obligations or to fund our strategic initiatives, including acquisitions, if any. However, free cash flow does not represent residual cash flows entirely available for discretionary purposes; for example, the repayment of principal amounts borrowed is not deducted from free cash flow. Key limitations of the free cash flow measure include the assumptions that we will be able to refinance our existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt. Free cash flow is not a presentation made in accordance with GAAP.

2021 PROXY STATEMENT C-3

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

The following table presents reconciliation from net cash provided by operating activities to free cash flow, and free cash flow, excluding separation-related cost cash flows:

	Twelve Months Ended December 31,
(In Millions)	2020	2019	2018
Net cash provided by operating activities	$999	$1,066	$1,058
Less; Capital expenditures, net	(519)	(519)	(516)
	$480	$547	$542
Separation-related costs cash flows	118	—	—
Free cash flow, excluding separation-related cost cash flows	$598	$547	$542

Adjusted Earnings per Share

We define Adjusted Earnings per Share as net income attributable to Nielsen shareholders per share (diluted) from continuing operations from our consolidated statements of operations, excluding depreciation and amortization associated with acquired tangible and intangible assets, restructuring charges, impairment of goodwill and other long-lived assets, share-based compensation expense, other non-operating items from our consolidated statements of operations, certain other items considered unusual or non-recurring in nature and separation-related costs, adjusted for income taxes related to these items. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operating performance.

2021 PROXY STATEMENT C-4

RULE 10B-18 REPURCHASE CONTRACT

This agreement is made on                 , 20[•]

BETWEEN:
Nielsen Holdings plc Nielsen House John Smith Drive Oxford OX4 2WB Registered No. 9422989	(the “Company”) and

[•]	(the “Counterparty”)

It is agreed that the Counterparty will purchase on a principal basis interests in ordinary shares of the Company, nominal (i.e., par) value €0.07 per share (the “Ordinary Shares”), for subsequent sale and delivery to the Company pursuant to the terms of this Agreement as follows:

1.

Throughout the period of this Agreement, Ordinary Shares will be purchased in the open market or through privately negotiated transactions by the Counterparty upon instructions provided from time to time by the Company as to the number of Ordinary Shares to be purchased over a designated period of time and the price or prices that the Company is willing to pay for the Ordinary Shares (the “Purchase Price”), such instructions to be provided by the Company from one or more authorised person(s) to be notified to the Counterparty by the Company (each an “Authorised Person”).

2.	Ordinary Shares will be purchased by the Counterparty in accordance with all applicable laws and regulations, including (without limitation) in accordance with:

(a)

the volume limitations of Rules 10b-18(b)(4) and 10b-18(c)(2) of the Securities Exchange Act of 1934, as may be amended or superseded from time to time (the “Exchange Act”), provided, that the Counterparty shall not be responsible for compliance with such volume limitations to the extent that the Company or any affiliated purchaser of the Company has purchased shares through any other broker or dealer on any single day (including the purchase of a block of stock under the “one block per week” exemption provided for under Rule 10b-18(b)(4)) and the Company either (i) has not informed the Counterparty of any such purchases executed on the same day (or, in the case of block purchases, during the same week) on which the Company has instructed the Counterparty to effect purchases under this Agreement or (ii) in the case of block purchases, has not informed the Counterparty of the volume of all such block purchases effected during the prior four weeks for purposes of computing allowable trading volume. The maximum value of Ordinary Shares, at acquisition cost, to be purchased under this program will be advised to the Counterparty by an Authorised Person from time to time following the execution of this Agreement;

2021 PROXY STATEMENT D-1

RULE 10B – 18 REPURCHASE CONTRACT

(b)	Rules 10b-18(b)(2) and 10b-18(c)(1) of the Exchange Act regarding timing of purchases; and

(c)	Rule 10b-18(b)(3) of the Exchange Act regarding price of purchases.

3.	Notwithstanding the foregoing:

(a)

the maximum price that may be paid to purchase an Ordinary Share shall be 110% of the fair market value of the Ordinary Shares on the New York Stock Exchange or such other exchange on which the Ordinary Shares are principally listed from time to time (the “Principal Market”), in each case calculated at the time that the purchase is made; and

(b)

the maximum aggregate number of Ordinary Shares which may be purchased pursuant to this Agreement shall not exceed 20% of the total issued ordinary shares of the Company as at 5:00 pm (New York time) on May 12, 2020 as adjusted on a proportionate basis to take into account any consolidation or division of shares from time to time.

4.

The Company confirms that all purchases will be effected pursuant to Rule 10b-18 of the Exchange Act, from or through only one broker or dealer on any single day or as otherwise allowed by Rule 10b-18(b) of the Exchange Act.

5.

Purchases may be made on any national securities exchange, electronic communication network (ECN), alternative trading system (ATS), in over-the-counter (OTC) transactions or through privately negotiated transactions.

6.	Before purchases commence under this Agreement, the Company will have disclosed the repurchase program to the public.

7.

The Company reserves the right to instruct the Counterparty to suspend purchases at any time, without prejudice to the settlement of purchases effected by the Counterparty prior to the receipt of notice of such suspension. Notification of suspension will be communicated directly to the Counterparty via email or such other methods as are agreed between the Company and the Counterparty. The Company agrees that purchases shall not be made at any time when, for legal or regulatory reasons, it would be inappropriate for the Counterparty or the Company to effect such purchases.

8.

The Company represents that the purchases of Ordinary Shares by the Counterparty pursuant to the terms of this Agreement will not violate or contravene any legal, regulatory or contractual restriction applicable to the Company or the Ordinary Shares, including Section 10(b) and Rule 10b-5 of the Exchange Act.

9.

The Counterparty represents that it has established reasonable policies and procedures to ensure that its agents and representatives responsible for executing purchases of Ordinary Shares pursuant to this Agreement will not violate materially the federal insider trading laws and will use good faith efforts to comply with the requirements of Rule 10b-18.

10.	Daily purchase information will be provided by the Counterparty to the Company by phone or email, and trade confirmations will be sent by email on each relevant trade date.

11.	Purchases of Ordinary Shares, in accordance with the instructions contained herein, will commence on the date to be agreed between the Company and the Counterparty.

12.

Notices for the attention of the Company shall be sent to the Company’s Treasurer (or such other person(s) as notified in writing to the Counterparty by the Company) at the address and/or email address (as applicable) notified in writing to the Counterparty by the Company.

13.	Notices for the attention of the Counterparty shall be sent to the address notified in writing to the Company by the Counterparty.

14.

Any notice shall be deemed given on the date received by the recipient pursuant to Paragraph 12 or 13 above or, if received after 4:00 PM New York City time on a day on which the Principal Market is open for business and the Ordinary Shares trade in the regular way on the Principal Market (a “Trading Day”) or on a non-Trading Day, on the next Trading Day.

2021 PROXY STATEMENT D-2

RULE 10B – 18 REPURCHASE CONTRACT

15.

The Counterparty shall (including, without limitation, by liaising with the transfer agent and registrar of the Company (the “Transfer Agent”)) procure that any Ordinary Share to be sold by the Counterparty to the Company is transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Share is withdrawn from the facilities of the Depositary Trust Company (the “DTC System”) (in particular by removing any Ordinary Share deposited with the nominee of the DTC System, Cede & Co.) and the Company receives the Ordinary Share in record form (a “Record Share”).

16.

In accordance with Paragraph 15, the Counterparty shall sell, and the Company shall purchase, all such Record Shares. Such purchase(s) shall be (a) settled on the same day that the Counterparty acquires the shares upon the settlement of its purchase(s) pursuant to Paragraph 1 and; (b) on the same terms as the purchase(s) were effectuated by the Counterparty pursuant to Paragraph 1. Following such purchase and delivery, the Company shall be registered as the record holder of such Record Shares, or such Record Shares shall otherwise be cancelled by the Company. The Company shall be responsible for any stamp duty that is due in respect of the purchase of Record Shares from the Counterparty.

17.

The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to the Company in accordance with the terms of this Agreement.

18.

The Company will pay for any and all Record Shares purchased by it in accordance with Paragraph 15 above by wiring funds to the bank account of the Counterparty or other designee by no later than the date of delivery of Record Shares or such other date as may be agreed between the Company and the Counterparty. Any commission payable by the Company in respect of the delivery of Record Shares shall be agreed in writing from time to time between the Company and the Counterparty, and shall be paid to the Counterparty by the Company on delivery of Record Shares or such other date as may be agreed between the Company and the Counterparty. The relevant bank account details of the Counterparty shall be notified to the Company by the Counterparty in writing from time to time.

19.	The Counterparty and the Company each acknowledge and agree that:

(a)

Prior to an acquisition by the Company under Paragraph 15 hereof, the Company shall not acquire, nor have any legal or beneficial interest in, any Ordinary Share purchased by the Counterparty pursuant to this Agreement;

(b)

Nothing in this Agreement is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and

(c)

The Counterparty shall act as principal in respect of its acquisition of the Ordinary Shares and shall effect purchases of shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act.

20.	This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

21.	This Agreement may not be assigned by any party without the prior written consent of the other party.

22.	This Agreement is binding upon, and inures to the benefit of, the parties and their respective permitted successors and assigns.

23.	This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

24.

If any provision of this Agreement is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. Without limiting the foregoing, any reference herein to a specific Rule under the Exchange Act shall be deemed to reference any successor Rule if applicable. All other provisions of this Agreement will continue and remain in full force and effect.

2021 PROXY STATEMENT D-3

RULE 10B – 18 REPURCHASE CONTRACT

25.

This Agreement may be terminated by either party at any time, and with immediate effect, upon written notice from one party to the other by overnight mail, email or facsimile, at the addresses or fax numbers previously notified by the other party.

NIELSEN HOLDINGS PLC (the “Company”)

By:
Name: Title:

[•] (the “Counterparty”)

By:
Name: Title:

2021 PROXY STATEMENT D-4

RULE 10B5-1 REPURCHASE PLAN

Repurchase Plan, dated , 20[•]	(the “Repurchase Plan”),

BETWEEN:

Nielsen Holdings plc Nielsen House John Smith Drive Oxford OX4 2WB Registered No. 9422989	(the “Company”) and

[•]	(the “Counterparty”)

Capitalized terms used and not otherwise defined in the body of this Repurchase Plan shall have the meaning given to such terms in Exhibit A hereto, which is incorporated herein and made part of this Repurchase Plan.

WHEREAS, the Company desires to establish this Repurchase Plan to purchase its ordinary shares, nominal (i.e., par) value €0.07 per share (the “Ordinary Shares”); and

WHEREAS, the Company desires to purchase Ordinary Shares from the Counterparty in accordance with this Repurchase Plan.

NOW, THEREFORE, the Company and the Counterparty hereby agree as follows:

I.         Implementation of the Plan

1.

Prior to the commencement of the transactions contemplated by this Repurchase Plan the parties shall agree in writing in a form substantially as set forth in Exhibit A hereto to certain terms in respect of the proposed repurchases.

2.

During the Repurchase Period, the Counterparty shall effect one or more purchases as principal of Ordinary Shares having a maximum aggregate value of no more than the Total Repurchase Amount. On each Trading Day, the Counterparty shall purchase that number of Ordinary Shares having an aggregate value of up to the Maximum Amount, plus or minus up to $1,000. Notwithstanding the foregoing, the Counterparty shall not purchase any Ordinary Shares at a price exceeding the Limit Price and the maximum aggregate number of Ordinary Shares which may be purchased pursuant to this Repurchase Plan shall not exceed the Repurchase Cap.

3.

If, consistent with ordinary principles of best execution or for any other reason, the Counterparty cannot purchase the Maximum Amount on any Trading Day, then the amount of such shortfall may be purchased as soon as practicable on the immediately succeeding Trading Day and on each subsequent Trading Day as is necessary to purchase such shortfall consistent with ordinary principles of best execution; provided that in no event may the amount of such shortfall be purchased later than the fourth business day after such Trading Day.

4.

Nevertheless, if any such shortfall exists after the close of trading on the last Trading Day of the Repurchase Period, the Counterparty’s authority to purchase such shares under this Repurchase Plan shall terminate.

2021 PROXY STATEMENT E-1

RULE 10B5-1 REPURCHASE PLAN

5.

The Counterparty may make purchases pursuant to this Repurchase Plan in the open market or through privately negotiated transactions. The Counterparty agrees to comply with the manner of purchase requirements of paragraphs (b)(2), (b)(3) and (b)(4) of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in effecting any purchase of Ordinary Shares in the open market pursuant to this Repurchase Plan. The Company agrees not to take any action that would cause any purchase in the open market not to comply with Rule 10b-18, nor to attempt to influence when or whether purchases are made by the Counterparty.

6.

The Counterparty shall (including without limitation, by liaising with the transfer agent and registrar of the Company (the “Transfer Agent”)) procure that any Ordinary Share to be sold by the Counterparty to the Company is transmitted or delivered by DWAC or similar means of transmission so that such Ordinary Share is withdrawn from the facilities of the Depositary Trust Company (the “DTC System”) (in particular by removing any Ordinary Share deposited with the nominee of the DTC System, Cede & Co.) and the Company receives the Ordinary Share in record form (a “Record Share”).

7.

In accordance with Article I, Paragraph 6 and Exhibit A, the Counterparty shall sell, and the Company shall purchase, all such Record Shares. Such purchase(s) shall be (a) settled on the same day that the Counterparty acquires the shares upon the settlement of its purchase(s) pursuant to Article I, Paragraph 2 and; (b) on the same terms as the purchase(s) were effectuated by the Counterparty pursuant to Article I, Paragraph 2. Following such purchase and delivery, the Company shall be registered as the record holder of such Record Shares or such Record Shares shall otherwise be cancelled. The Company shall be responsible for any stamp duty that is due in respect of the purchase of Record Shares from the Counterparty. The Counterparty shall deliver to the Transfer Agent any documents as may be necessary or as may be reasonably requested by the Transfer Agent to give effect to the purchase, delivery, registration or cancellation of any Record Shares to the Company in accordance with the terms of this Repurchase Plan.

8.

The Company will pay for any Record Shares purchased by it in accordance with Article I, Paragraph 6 above by wiring funds to the bank account of the Counterparty or other designee by no later than the date of delivery of the Record Shares or such other date as may be agreed between the Company and the Counterparty. Any commission payable by the Company in respect of the delivery of Record Shares shall be set forth in Exhibit A, and shall be paid to the Counterparty by the Company on delivery of the Record Shares or such other date as may be agreed between the Company and the Counterparty. The relevant bank account details of the Counterparty or its designee shall be notified to the Company by the Counterparty in writing from time to time.

9.

Following the commencement of the Repurchase Period, this Repurchase Plan shall terminate on the earliest of: (i) the date an aggregate purchase amount of Ordinary Shares (exclusive of commissions) equal to the Total Repurchase Amount (as defined in Exhibit A) have been purchased pursuant to this Repurchase Plan; (ii) the date that any person publicly announces a tender or exchange offer with respect to the Ordinary Shares; (iii) the date of public announcement of a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the Company as a result of which either (A) the Ordinary Shares are to be exchanged or converted into other securities or property or (B) the alternate volume calculations set forth in Rule 10b-18(a)(13) have become effective; (iv) the date on which Counterparty receives notice of the intended or actual commencement of any proceedings in respect of or triggered by the Company’s bankruptcy, insolvency or similar proceeding; (v) the date on which any event of termination described herein shall occur; (vi) promptly after the receipt of written notice of termination signed by an officer of the Company and confirmed by telephone (provided that (A) any such termination shall not cause purchases previously effected pursuant to this Repurchase Plan to fail to be entitled to the benefits of Rule 10b5-1(c) and (B) any such termination notice shall not indicate the reasons for the termination or contain any material non-public information); or (vii) the date on which the Repurchase Period ends as set out in Exhibit A.

Upon termination of this Repurchase Plan, the Counterparty shall immediately suspend executing purchases pursuant to the Repurchase Plan.

2021 PROXY STATEMENT E-2

RULE 10B5-1 REPURCHASE PLAN

10.

It is the intent of the Company and the Counterparty that the Repurchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Rule 10b-18 under the Exchange Act, and this Repurchase Plan shall be interpreted to comply with the requirements thereof.

11.

The Counterparty agrees to purchase Ordinary Shares in accordance with (i) Rules 10b-18(b)(2) and 10b-18(c)(1) of the Exchange Act (“Time of Purchases”), (ii) Rule 10b-18(b)(3) of the Exchange Act (“Price of Purchases”) and (iii) the volume limitations of Rules 10b-18(b)(4) and 10b-18(c)(2) of the Exchange Act.

12.	If the Counterparty must suspend purchases of Ordinary Shares under the Repurchase Plan on a particular day for any of the following reasons (any such reason, a “Blackout”):

(a)	the Ordinary Shares are not trading in the regular way on the New York Stock Exchange (the “Exchange”);

(b)	trading of the Ordinary Shares on the Exchange is suspended for any reason;

(c)

the Counterparty cannot effect a purchase of Ordinary Shares due to legal, regulatory or contractual restrictions applicable to it (including without limitation, Regulation M, Rule 10b-5 or Rule 10b-18 of the Exchange Act) or a restriction under the terms of any contract applicable to the Counterparty;

(d)	the Counterparty, in its sole discretion, deems such purchase to be inadvisable as a result of a disruption in the financial markets, or in the market activity in the Ordinary Shares; or

(e)	the Counterparty has received a Suspension Notice (as defined in Article I, Paragraph 13 below) from the Company in accordance with Article I, Paragraph 13 below,

then the Counterparty will resume purchases in accordance with this Repurchase Plan on the next day specified in the Repurchase Plan if practicable (or as soon as otherwise practicable) after the condition causing the suspension of purchases has been resolved or, in the event of a suspension caused by the receipt of a Suspension Notice from the Company, receipt of notice from the Company requesting that the Counterparty resumes purchases pursuant to this Repurchase Plan. Any purchases that would have been executed in accordance with the terms of this Repurchase Plan but are not executed due to the existence of a Blackout shall be deemed to be cancelled and shall not be effected pursuant to this Repurchase Plan.

13.

The Counterparty agrees that if the Company enters into a transaction that results, in the Company’s good faith determination, in the imposition of trading restrictions on the Company, and if the Company shall provide the Counterparty prior notice (a “Suspension Notice”), then Counterparty will cease effecting purchases under this Repurchase Plan until notified by the Company that such restrictions have terminated. Any Suspension Notice shall be delivered pursuant to Article III, Paragraph 1 and shall indicate the anticipated duration of the suspension, but shall not include any other information about the nature of such suspension or its applicability to the Company and shall not in any way communicate any material non-public information about the Company or its securities to the Counterparty.

14.

The number of Ordinary Shares, together with other share amounts and prices, if applicable, as set forth in Exhibit A, shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Ordinary Shares or any change in capitalization with respect to the Company that occurs during the term of this Repurchase Plan.

15.

Except as otherwise expressly set forth in this Repurchase Plan, the Company acknowledges and agrees that it does not have authority, influence or control over any purchase executed by the Counterparty pursuant to this Repurchase Plan, and the Company will not attempt to exercise any authority, influence or control over such purchases. The Counterparty agrees not to seek advice from the Company with respect to the manner in which it executes purchases under this Repurchase Plan. The Company agrees that it shall not, directly or indirectly, communicate any information relating either to the Ordinary Shares or to the Company to any member of Counterparty’s securities division at any time during the term of this Repurchase Plan. The Company shall be solely responsible for complying with all reporting or filing requirements, or with any laws not mentioned herein, that may apply to purchases under this Repurchase Plan.

2021 PROXY STATEMENT E-3

RULE 10B5-1 REPURCHASE PLAN

16.

The Company agrees that, in the absence of bad faith, gross negligence or willful misconduct, Counterparty and its affiliates and their directors, officers, employees and agents (collectively, “Broker Persons”) shall not have any liability whatsoever to the Company for any action taken or omitted to be taken in connection with this Repurchase Plan or the making of any purchase hereunder. The Company further agrees to hold each Broker Person free and harmless from any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and costs) incurred or sustained by such Broker Person in connection with or arising out of any suit, action or proceeding relating to this Repurchase Plan (each an “Action”) and to reimburse each Broker Person for such Broker Person’s expenses, as they are incurred, in connection with any Action, unless such loss, damage, liability or expense is determined in a non-appealable order of a court of competent jurisdiction to be solely the result of such Broker Person’s bad faith, gross negligence or willful misconduct. This paragraph shall survive termination of this Repurchase Plan.

II.         Representations and Warranties

1.

The Counterparty represents that it has established reasonable policies and procedures to ensure that its agents and representatives responsible for executing purchases of Ordinary Shares pursuant to this Repurchase Plan will not violate the insider trading laws and will comply with the requirements of Rule 10b-18 and Rule 10b5-1(c)(2) of the Exchange Act.

2.

The Counterparty hereby represents and warrants that it will be in compliance with all laws and regulations pursuant to this Repurchase Plan in purchasing Ordinary Shares pursuant to this Repurchase Plan.

3.	The Company represents that, as of the date hereof:

(a)	the Board of Directors of the Company has authorized the repurchase of the Ordinary Shares;

(b)	the Company publicly announced its authorization to effect repurchases of Ordinary Shares in a press release;

(c)

as of the date hereof, the Company is not aware of material non-public information concerning the Company and is entering into this Repurchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1;

(d)

the Company will not, during the period this Repurchase Plan is in effect, enter into any comparable agreement with any other broker if the period of such comparable agreement shall overlap with the period of this Repurchase Plan;

(e)	purchases of Ordinary Shares pursuant to this Repurchase Plan are not prohibited or restricted by any legal, regulatory or contractual restriction or undertaking binding on the Company; and

(f)	the Company shall immediately notify Counterparty if any of the statements contained in paragraphs 3(d) or 3(e) above become inaccurate prior to the termination of this Repurchase Plan.

III.         General

1.	All notices given by the parties under this Repurchase Plan shall be given by fax, email, certified mail or overnight courier as specified below:

(a)	If to the Counterparty:

Address:
Attention:
Email address:
Fax:

or such other address, email address and/or fax number (as applicable) notified in writing to the Company by the Counterparty.

2021 PROXY STATEMENT E-4

RULE 10B5-1 REPURCHASE PLAN

(b)	If to the Company:

Address:
Attention:
Email address:
Fax:

or such other address, email address and/or fax number (as applicable) notified in writing to the Counterparty by the Company.

Any notice shall be deemed given on the date received by the recipient pursuant to this Paragraph or, if received after 4:00 PM New York City time on a Trading Day (as defined in Exhibit A) or on a non-Trading Day, on the next Trading Day.

2.

The Counterparty shall provide information regarding purchases of Ordinary Shares daily to the Company by phone or email followed by trade details via fax, email, or such other methods as are agreed between the Company and the Counterparty. The Counterparty also shall email a trade confirmation to the Company on each trade date and provide summaries of trades on a daily basis via email as provided in Paragraph 1 of this Article. Names, phone numbers and email addresses for Company contacts may be changed by the Company by written notice to the Counterparty in accordance with Paragraph 1 of this Article. Other reports or information shall be provided at such times and with such frequency as are agreed between the Company and the Counterparty. The Counterparty and the Company each acknowledges and agrees that:

(a)

Prior to an acquisition by the Company pursuant to Article I, Paragraph 6, the Company shall not acquire, nor have any legal or beneficial interest in, any Ordinary Shares purchased by Counterparty pursuant to this Repurchase Plan;

(b)

Nothing in this Repurchase Plan is or shall constitute a party acting as the agent of the other for any purpose. Neither party shall describe itself as an agent or in any way hold itself out as being an agent of the other; and

(c)

The Counterparty shall act as principal in respect of its acquisition of Ordinary Shares and shall effect purchases of Ordinary Shares hereunder in “riskless principal transactions” as defined in Rule 10b-18(a)(12) of the Exchange Act.

3.

This Repurchase Plan will be governed by and construed in accordance with the internal laws of the State of New York and may be modified or amended only by written agreement signed by the parties hereto and provided that any such modification or amendment shall only be permitted at a time when the Company is not aware of material non-public information concerning the Company or its securities. In the event of a modification or amendment to this Repurchase Plan, no purchases shall be effected during the ten business days immediately following such modification or amendment (other than purchases already provided for in this Repurchase Plan prior to modification or amendment). For the avoidance of doubt, the foregoing requirements applicable to modifications and amendments shall not apply to a termination of this Repurchase Plan.

4.	This Repurchase Plan may not be assigned by any party without the prior written consent of the other party.

5.	This Repurchase Plan is binding upon, and inures to the benefit of, the parties and their respective permitted successors and assigns.

6.	This Repurchase Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.

If any provision of this Repurchase Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. Without limiting the foregoing, any reference herein to a specific Rule under the Exchange Act shall be deemed to reference any successor Rule if applicable. All other provisions of this Repurchase Plan will continue and remain in full force and effect.

2021 PROXY STATEMENT E-5

RULE 10B5-1 REPURCHASE PLAN

8.

This Repurchase Plan may be terminated by either party at any time, and with immediate effect, upon written notice from one party to the other by overnight mail, email or facsimile, at the addresses or fax numbers previously notified by the other party.

9.

The Counterparty agrees to maintain the confidentiality of this Repurchase Plan, including the terms of Exhibit A hereof, except that this Repurchase Plan may be disclosed (a) to its affiliates and its or its affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisers (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Repurchase Plan and instructed to keep such Repurchase Plan confidential), (b) to the extent requested by any regulatory authority or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Repurchase Plan, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Repurchase Plan or the enforcement of rights hereunder, (f) with the consent of the Company or (g) to the extent such information (i) becomes publicly available other than as a result of a breach of this Paragraph, or (ii) becomes available to the Counterparty from a source other than the Company that does not owe an obligation of confidentiality to the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Repurchase Plan as of the date first written above.

NIELSEN HOLDINGS PLC (the “Company”)

By:
Name:
Title:

[•] (the “Counterparty”)

By:
Name:
Title:

2021 PROXY STATEMENT E-6

RULE 10B5-1 REPURCHASE PLAN

EXHIBIT A

The Counterparty and the Company shall hereby agree that the following terms shall have the following meanings:

“Limit Price” shall mean a per share price of the lesser of $ [            ] and 110% of the fair market value of the Ordinary Shares on the Exchange or such other exchange on which the Ordinary Shares are principally listed from time to time, in each case calculated at the time that the purchase is made.

“Maximum Amount” shall mean the maximum purchase amount in a single Trading Day and shall mean $ [            ] (which amount may be increased or decreased by the Counterparty in its sole discretion by an additional 15% for any given Trading Day).

“Repurchase Cap” shall mean 20% of the total issued ordinary shares of the Company as at 5:00 pm (New York time) on May 25, 2021 as adjusted on a proportionate basis to take into account any consolidation or division of shares from time to time.

“Repurchase Period” shall mean the period commencing on [             ], 2021 and terminating at close of business [            ], 20[    ].

“Total Repurchase Amount” is the maximum aggregate purchase amount in the Repurchase Period and shall mean $ [            ].

“Trading Day” shall mean each day during the Repurchase Period on which the Exchange or such other exchange on which the Ordinary Shares are principally listed from time to time is open for trading and the Ordinary Shares trade in the regular way.

Commission paid under this Repurchase Plan shall equal $ [            ] per Record Share sold to the Company.

2021 PROXY STATEMENT E-7

Bank of America Corporation

BNP Paribas Securities Corp.

Bank of Tokyo-Mitsubishi UFJ, Ltd.

CIBC World Markets Corp.

Citibank Global Markets Inc.

Fifth Third Securities, Inc.

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

Wells Fargo Securities, LLC

2021 PROXY STATEMENT F-1

Proposal 1: Ordinary Resolutions to Approve the Election and Re-Election of Directors

IT IS PROPOSED THAT each of the following individuals be, and each of the following hereby is, by way of separate ordinary resolution, elected or re-elected to serve as director until the conclusion of the next annual meeting of the Nielsen Holdings plc (the “Company”):

James A. Attwood, Jr.

Thomas H. Castro

Guerrino De Luca

Karen M. Hoguet

David Kenny

Janice Marinelli Mazza

Jonathan F. Miller

Stephanie Plaines

Nancy Tellem

Lauren Zalaznick

Proposal 2: Ordinary Resolution Ratifying the Appointment of Independent Registered Public Accounting Firm

IT IS PROPOSED THAT the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021 be, and it hereby is, ratified and approved.

Proposal 3: Ordinary Resolution to Approve the Reappointment of Ernst & Young LLP as the Company’s UK Statutory Auditor

IT IS PROPOSED THAT the re-appointment of Ernst & Young LLP as the Company’s UK statutory auditor from the conclusion of the annual meeting of the Company to be held on May 25, 2021, until the conclusion of the next annual meeting of the Company at which accounts are laid be, and hereby is, approved.

Proposal 4: Ordinary Resolution to Authorize the Audit Committee to Determine the Company’s UK Statutory Auditor’s Remuneration for and on behalf of the Board

IT IS PROPOSED THAT the audit committee be authorized for and on behalf of the board of directors of the Company to determine the remuneration of Ernst & Young LLP, the Company’s UK statutory auditor.

Proposal 5: Ordinary Advisory Resolution on Executive Compensation

IT IS PROPOSED THAT, the compensation paid to the Company’s Named Executive Officers, as disclosed in the proxy statement pursuant to the SEC rules, including the compensation discussion and analysis, compensation tables and any related narrative discussion, is hereby approved.

Proposal 6: Ordinary Advisory Resolution on Director Compensation Report

IT IS PROPOSED THAT, the Directors’ Compensation Report set out in Annex A of this proxy statement and included in the Company’s annual report and accounts for the year ended December 31, 2020, be and hereby is, approved.

Proposal 7: Ordinary Resolution on Directors’ Compensation Policy

IT IS PROPOSED THAT, the Directors’ Compensation Policy set out in Annex B of this proxy statement and included in the Company’s annual report and accounts for the year ended December 31, 2020, be and hereby is, approved and will take effect at the conclusion of this Annual Meeting.

Proposal 8: Ordinary Resolution to Authorize the Board to Issue Equity Securities

IT IS PROPOSED THAT, in substitution for all existing authorities, the directors of the Company be generally and unconditionally authorized (in accordance with section 551 of the Companies Act 2006 (the “UK Companies Act”) to

2021 PROXY STATEMENT G-1

RESOLUTIONS TO BE PROPOSED AT THE 2021 ANNUAL MEETING

exercise all the powers of the Company to allot shares (as defined in section 540 of the UK Companies Act) in the Company or grant rights to subscribe for or to convert any security into shares in the Company:

(a) up to an aggregate nominal amount of €8,364,933; and

(b) up to a further aggregate nominal amount of €8,364,933; provided that (i) they are equity securities (within the meaning of section 560 of the UK Companies Act) and (ii) they are offered by way of a rights issue.

Unless previously renewed, revoked or varied by the Company in general meeting, the authority conferred by this resolution shall apply until the earlier of the next annual meeting of the Company or the close of business on August 25, 2022, save that the Company may, before such expiry, make offers or enter into agreements which would or might require shares to be allotted or rights to subscribe for, or to convert any security into, shares to be granted after such expiry and the directors may allot shares or grant such rights in pursuance of any such offer or agreement notwithstanding that the power conferred by this resolution has expired.

In this Proposal 8:

(i) “rights issue” means an offer to:(x) holders of ordinary shares in proportion (as nearly as may be practicable) to their existing holdings; and

(y) holders of other equity securities as required by the rights of those securities or, subject to such rights, as the directors may otherwise consider necessary,

to subscribe for further securities by means of the issue of a renounceable letter (or other negotiable document) which may be traded for a period before payment for the securities is due, including an offer to which the directors may impose any limits or restrictions or make any other arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under, the laws of any territory or the requirements of any regulatory body or stock exchange or any other matter; and

(ii) the nominal amount of any securities shall be taken to be, in the case of rights to subscribe for, or to convert any securities into, shares of the Company, the nominal amount of such shares which may be allotted pursuant to such rights.

Proposal 9: Special Resolution to Authorize the Board to Issue Equity Securities without Preemptive Rights

IT IS PROPOSED THAT, in substitution for all existing authorities, subject to the passing of Proposal 8, the directors of the Company be generally empowered (in accordance with section 570 of the UK Companies Act) to allot equity securities (as defined in section 560(1) the UK Companies Act) for cash pursuant to the authority conferred by Proposal 8 and/or pursuant to section 573 of the UK Companies Act to sell ordinary shares held by the Company as treasury shares for cash, in each case free of the restriction in section 561 of the UK Companies Act, such authority to be limited:

(a) to the allotment of equity securities and/or sale of treasury shares for cash in connection with an offer of equity securities (but in the case of an allotment pursuant to the authority granted by paragraph (b) of Proposal 8, by way of a rights issue only):

(i) to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii) to holders of other equity securities, as required by the rights of those securities or, subject to such rights, as the directors otherwise consider necessary,

and so that the directors may impose any limits or restrictions or make any other arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or the requirements of any regulatory body or stock exchange or any other matter; and

(b) to the allotment of equity securities pursuant to the authority granted by paragraph (a) of Proposal 8 and/or sale of treasury shares for cash (in each case otherwise than in the circumstances set out in paragraph (a) of this

2021 PROXY STATEMENT G-2

RESOLUTIONS TO BE PROPOSED AT THE 2021 ANNUAL MEETING

Proposal 9) up to a nominal amount of €1,254,739.95 (calculated, in the case of equity securities which are rights to subscribe for, or to convert securities into, ordinary shares by reference to the aggregate nominal amount of relevant shares which may be allotted pursuant to such rights).

Unless previously renewed, revoked or varied by the Company in general meeting, the power conferred by this resolution shall apply until the earlier of the end of the next annual meeting of the Company and August 25, 2022, save that the Company may, before such expiry make offers or enter into agreements that would or might require equity securities to be allotted (and/or treasury shares to be sold) after such expiry and the directors may allot equity securities (and/or sell treasury shares) in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired.

For the purposes of this Proposal 9, “rights issue” has the meaning given in Proposal 8.

Proposal 10: Special Resolution to Authorize the Board to Issue Equity Securities without Preemptive Rights in connection with an acquisition or specified capital investment

IT IS PROPOSED THAT, in addition to any authority granted under Proposal 9, and subject to the passing of Proposal 8, the directors be generally empowered pursuant to section 570 of the UK Companies Act to allot equity securities (as defined in section 560(1) of the UK Companies Act) for cash pursuant to the authority granted by Proposal 8 and/or pursuant to section 573 of the UK Companies Act to sell ordinary shares held by the Company as treasury shares for cash, in each case free of the restriction in section 561 of the UK Companies Act, such authority to be:

(a) limited to the allotment of equity securities and/or sale of treasury shares for cash up to an aggregate nominal amount of €1,254,739.95 (calculated, in the case of equity securities which are rights to subscribe for, or to convert securities into, ordinary shares by reference to the aggregate nominal amount of relevant shares which may be allotted pursuant to such rights); and

(b) used only for the purposes of financing (or refinancing, if the authority is to be used within six months after the original transaction) a transaction which the directors of the Company determine to be an acquisition or other capital investment of a kind contemplated by the Statement of Principles on Disapplying Pre Emption Rights most recently published by the Pre Emption Group prior to the date of this notice.

Unless previously renewed, revoked or varied by the Company in general meeting, the power conferred by this resolution shall apply until the earlier of the end of the next annual meeting of the Company and August 25, 2022, save that the Company may, before such expiry make offers or enter into agreements that would, or might, require equity securities to be allotted (and/or treasury shares to be sold) after such expiry and the directors may allot equity securities (and/or sell treasury shares) in pursuance of any such offer or agreement notwithstanding that the authority conferred by this resolution has expired.

Proposal 11: Special Resolution to Approve Forms of Share Repurchase Contracts and Repurchase Counterparties

IT IS PROPOSED THAT the terms of the proposed share repurchase agreements set out in Annex D and Annex E of this proxy statement (the “Share Repurchase Agreements”) be and hereby are, approved, provided that:

(a) the maximum price that may be paid to purchase an ordinary share shall be 110% of the last reported sale price per share for ordinary shares on the NYSE or such other exchange on which the ordinary shares are principally listed from time to time, in each case determined at the time that the purchase is made;

(b) the maximum aggregate number or ordinary shares that may be purchased pursuant to the Share Repurchase Agreements shall not exceed 20% of the total issued ordinary shares of the Company as at 5:00 pm (London time) on May 25, 2021, as adjusted on a proportionate basis to take into account any consolidation or division of shares from time to time; and

(c) the authority conferred by this resolution shall, unless varied, revoked, or renewed prior to such time, apply until the earlier of the end of the next annual meeting of the Company and August 25, 2022, and the directors and officers of the Company, any one of whom individually or jointly with other director(s) and/or officer(s), be and are hereby authorized to enter into and complete the Share Repurchase Agreements between the Company and any of the approved counterparties listed in Annex F of this proxy statement as the Company may determine.

2021 PROXY STATEMENT G-3

NIELSEN HOLDINGS PLC 85 BROAD STREET NEW YORK, NY 10004	VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or from a mobile phone scan the QR code above.

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (Eastern Time) on May 24, 2021 (May 20, 2021 for 401(k) plan shareholders). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NLSN2021AM
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (Eastern Time) on May 24, 2021 (May 20, 2021 for 401(k) plan shareholders). Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your vote must be received by 9:00 a.m. (Eastern Time) on May 21, 2021 (May 20, 2021 for 401(k) plan shareholders).

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D49431-P49292                     KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NIELSEN HOLDINGS PLC
Our Board of Directors recommends that you vote “FOR” each director nominee listed below and “FOR” each of Proposals 2 through 9 listed below.

1.	Election of directors:		For	Against	Abstain

	1a.	James A. Attwood, Jr.	☐	☐	☐

	1b.	Thomas H. Castro	☐	☐	☐

	1c.	Guerrino De Luca	☐	☐	☐

	1d.	Karen M. Hoguet	☐	☐	☐

	1e.	David Kenny	☐	☐	☐

	1f.	Janice Marinelli Mazza	☐	☐	☐

	1g.	Jonathan Miller	☐	☐	☐

	1h.	Stephanie Plaines	☐	☐	☐

	1i.	Nancy Tellem	☐	☐	☐

	1j.	Lauren Zalaznick	☐	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐

3.	To reappoint Ernst & Young LLP as our UK statutory auditor to audit our UK statutory annual accounts for the year ending December 31, 2021.	☐	☐	☐

4.	To authorize the Audit Committee to determine the compensation of our UK statutory auditor.	☐	☐	☐

5.	To approve on a non-binding, advisory basis the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐

6.	To approve on a non-binding, advisory basis the Directors’ Compensation Report for the year ended December 31, 2020.	☐	☐	☐

7.	To approve the Directors’ Compensation Policy.	☐	☐	☐

8.	To authorize the Board of Directors to allot equity securities.	☐	☐	☐

9.	To authorize the Board of Directors to allot equity securities without rights of pre-emption.	☐	☐	☐

10.	To authorize the Board of Directors to allot equity securities without rights of pre-emption in connection with an acquisition or specified capital investment.	☐	☐	☐

11.	To approve of forms of share repurchase contracts and share repurchase counterparties.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

NIELSEN HOLDINGS PLC

2021 Annual General Meeting of Shareholders

May 25, 2021

9:00 a.m. (Eastern Time)

75 Second Avenue #330

Needham, MA 02494

or to attend the meeting live via the Internet-please visit

www.virtualshareholdermeeting.com/NLSN2021AM

ADMISSION TICKET

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the shareholder(s) listed on the reverse side and is not transferable. Each shareholder may be asked to present valid picture identification, such as a driver’s license. Cameras, videotaping equipment and other recording devices and large packages, banners, placards and signs will not be permitted at the meeting.

If you submit your proxy by telephone or Internet, do not return your proxy card.

Thank you for your proxy submission.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement, the US Annual Report and the UK Annual Report are available at www.proxyvote.com. You will need the 16-digit control number included on this proxy card in order to access the proxy materials on www.proxyvote.com.

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D49432-P49292

NIELSEN HOLDINGS PLC

Annual General Meeting of Shareholders

May 25, 2021 9:00 a.m. (Eastern Time)

This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Nielsen Holdings plc hereby: revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual General Meeting of Shareholders and any adjournments or postponements thereof; acknowledges receipt of the Notice of the Annual General Meeting of Shareholders of Nielsen Holdings plc and related Proxy Statement, dated April 12, 2021; and appoint(s) David Kenny, Linda Zukauckas, George D. Callard and Jennifer Meschewski, and each of them, as the undersigned’s true and lawful proxies, each with the power to appoint his or her substitute(s), and hereby authorize(s) them to represent and to vote all of the shares of Nielsen Holdings plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 9:00 a.m. (Eastern Time) on May 25, 2021, and at any adjournment or postponement thereof, upon all subjects that may properly come before such meeting, including the matters described in the proxy statement furnished with this proxy card, subject to the directions indicated on the reverse side of this card, with all the power the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S) ON THE REVERSE SIDE OF THIS PROXY CARD. IF THE PROXY CARD IS SIGNED BUT NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2 THROUGH 11 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE